UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Westmoreland Coal Company

(Name of Registrant as Specified In Its Charter)

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WESTMORELAND COAL COMPANY
14th Floor
2 North Cascade Avenue
Colorado Springs, Colorado 80903

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To The Stockholders:

The Annual Meeting of Stockholders of Westmoreland Coal Company will be held at the Corporate Offices of Westmoreland Coal Company, 2 North Cascade Avenue, Colorado Springs, Colorado, on Thursday, July 19, 2007 at 8:30 a.m. Mountain Daylight Time, for the following purposes:

1. The election by the holders of Common Stock of three directors to the Board of Directors to serve for a one-year term;

2. The election by the holders of Series A Convertible Exchangeable Preferred Stock, each share of which is represented by four Depositary Shares, of two additional directors to the Board of Directors to serve for a one-year term;

3. To approve the Standby Purchase Agreement dated May 2, 2007 between the Company and Tontine Capital Partners, L.P. and the transactions contemplated thereby, including (i) a rights offering of at least $85,000,000 to holders of Common Stock, and (ii) subject to the limits contained in the Standby Purchase Agreement, (A) the sale of any Common Stock not subscribed for in the rights offering to Tontine and (B) the possible sale of additional shares of Common Stock to Tontine;

4. To approve adoption of the 2007 Equity Incentive Plan for Employees and Non-Employee Directors;

5. To amend our Certificate of Incorporation to increase the number of shares of Common Stock that we are authorized to issue from 20,000,000 to 30,000,000 and the total number of shares of capital stock that we are authorized to issue from 25,000,000 to 35,000,000; and

6. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on June 4, 2007 will be entitled to notice of and to vote at the meeting and any postponement or adjournment of the meeting. The proxy statement that follows contains more detailed information as to the actions proposed to be taken.

YOUR VOTE IS IMPORTANT.

PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

Roger D. Wiegley
General Counsel and Secretary

June , 2007	www.westmoreland.com

Appendices

Appendix A:	Standby Purchase Agreement dated May 2, 2007 between Westmoreland Coal Company and Tontine Capital Partners, L.P., including the term sheet and the form of registration rights agreement attached thereto as Annexes A and B, respectively

Appendix B:	2007 Equity Incentive Plan for Employees and Non-Employee Directors

Appendix C:	Form of Certificate of Amendment to Certificate of Incorporation

WESTMORELAND COAL COMPANY
14th Floor
2 North Cascade Avenue
Colorado Springs, Colorado 80903

June   , 2007
PROXY STATEMENT

GENERAL INFORMATION

The enclosed proxy is solicited on behalf of the Board of Directors of Westmoreland Coal Company, a Delaware corporation (“Westmoreland” or the “Company”), for use at the Annual Meeting of Stockholders to be held on July 19, 2007. A stockholder may revoke a proxy at any time before its exercise by written notice to the Secretary of the Company, by executing and delivering a proxy with a later date, or by voting in person at the meeting. The Company will pay the expense of this solicitation. This proxy statement and the enclosed proxy were first sent to stockholders of the Company on or about June  , 2007. In addition to solicitations by mail, the Company’s directors, officers, and employees may solicit proxies by telephone, e-mail, facsimile, and personal interview, but will receive no additional compensation for doing so. The Company will also request brokerage houses, custodians, nominees, and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse those brokerage houses and other persons for their reasonable expenses for such services.

Stockholders of record at the close of business on June 4, 2007 (“record date”) will be entitled to vote at the meeting and any postponement or adjournment of the meeting. On the record date, the Company had outstanding           shares of Common Stock with a par value of $2.50 per share and 640,516 Depositary Shares (each of which represents one quarter of a share of Series A Convertible Exchangeable Preferred Stock with a par value of $1.00 per share).

The Common Stock and the Series A Preferred Stock constitute all of the Company’s voting securities. Under the Certificate of Designation governing the Series A Preferred Stock, the holders of the Series A Preferred Stock are entitled to vote on any matter on which the holders of Common Stock are entitled to vote, except that, when six or more quarterly dividends are accumulated and unpaid — as is presently the case — the holders of the Series A Preferred Stock do not vote with the holders of Common Stock for the election of directors and instead vote separately to elect two directors. FOR THIS REASON, ONLY HOLDERS OF COMMON STOCK WILL BE PERMITTED TO VOTE ON PROPOSAL 1 AND ONLY HOLDERS OF SERIES A PREFERRED STOCK WILL BE PERMITTED TO VOTE ON PROPOSAL 2. We refer to the candidates nominated for election by the holders of our Common Stock as the Common Stockholder Nominees and the candidates nominated for election by the holders of our Series A Preferred Stock as the Depositary Stockholder Nominees.

Holders of Depositary Shares vote with respect to proposal 2 by instructing the depositary either to vote the Series A Preferred Stock for director nominees or to withhold votes from director nominees, and, with respect to proposals 3, 4, and 5, by instructing the depositary to vote the Series A Preferred Stock for or against the relevant proposal or abstain from voting on that proposal. Because each share of Series A Preferred Stock is entitled to four votes, and because each share of Series A Preferred Stock is represented by four Depositary Shares, we occasionally speak in this proxy statement as if each Depositary Share voted directly and had one vote.

Separate proxy cards are being sent to holders of Common Stock and to holders of Depositary Shares. If you hold only shares of Common Stock, you will be sent only the proxy card for holders of Common Stock. If you hold only Depositary Shares, you will be sent only the proxy card for holders of Depositary Shares. If you own both Common Stock and Depositary Shares, you will be sent both proxy cards and you should complete both proxy cards if you wish to vote your respective interests in both the Common Stock and Depositary Shares.

A stockholder may, with respect to the election of directors for which such stockholder is entitled to vote: (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees, or (iii) vote for the election of all named director nominees other than any nominee(s) with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy card. Duly executed and un-revoked proxies received by the Company prior to the Annual Meeting will be voted in accordance with the stockholders’ specifications marked thereon. In the absence of a specific direction from the stockholder, the proxies will be voted for the election of all named director nominees.

A quorum is necessary to hold a valid meeting of stockholders. If stockholders entitled to cast at least a majority in voting power of the shares entitled to vote at the Annual Meeting are present in person or by proxy, a quorum will exist for purposes of electing the nominees for the Board of Directors. Shares owned by the Company are not voted at the Annual Meeting and are not counted in determining whether a quorum is present. Shares that abstain from voting on any matter (“abstentions”) and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter (“broker non-votes”) will be counted as shares present for determining whether a quorum is present. In order to assure the presence of a quorum at the Annual Meeting, please complete, sign, and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, even if you plan to attend the Annual Meeting in person.

The Company’s bylaws provide that directors shall be elected by the affirmative votes of a plurality of the votes of the shares present in person or by proxy at a meeting of stockholders at which a quorum is present and entitled to vote on the election of directors. As a result, withholding authority to vote for a director nominee and broker non-votes with respect to the election of directors will not affect the outcome of the election of directors.

With respect to proposal 3 (the approval of the standby purchase agreement, rights offering, and related matters), proposal 4 (the adoption of the 2007 Equity Incentive Plan for Employees and Non-Employee Directors), and any other matter to come before the meeting, the Company’s bylaws provide that the affirmative vote of the majority of shares present in person or by proxy at a meeting of stockholders at which a quorum is present and entitled to vote on the subject matter shall be the act of the stockholders. (For this purpose, each share of Series A Preferred Stock present at the meeting is treated as if it were 4 shares.) As a result, an abstention on proposal 3, proposal 4, or any such other matter that may come before the meeting will have the same effect as a vote against it, while broker non-votes will have no effect since under Delaware law they are not considered shares entitled to vote on that matter.

Proposal 5 involves an amendment to our certificate of incorporation. Under Delaware law, the affirmative vote of a majority in voting power of (i) the shares of Common Stock and the Series A Preferred Stock (each of which is represented by four Depositary Shares) outstanding on the record date for the annual meeting, voting together as a single class, and (ii) the shares of Common Stock outstanding on the record date for the annual meeting, voting as a separate class, is required to approve this proposal. As a result, abstentions and broker non-votes on proposal 5 will have the same effect as votes against it.

PROPOSAL 1

ELECTION OF DIRECTORS BY THE HOLDERS OF COMMON STOCK

The Nominating and Corporate Governance Committee of the Board of Directors has recommended that the three individuals named below be nominated for election as directors. The Board of Directors has approved such recommendation and directed that the three individuals named below be designated as nominees for the Board of Directors. Each of the nominees is now a director of the Company. Two of the nominees have been directors of the Company for more than six years. Each person elected at the annual meeting shall hold office until the next annual meeting of stockholders, or until his death, resignation, or removal, if earlier.

Robert E. Killen has served as a director since 1996. He has expressed a willingness, if re-elected to the Board at the 2007 annual meeting, to serve on our Board through the completion of the rights offering described below (assuming that the rights offering is approved by stockholders) and thereafter for a period sufficient to provide an orderly transition for a new director. He has also expressed a desire to resign from the Board at the end of this transition period and the hope that he could resign before the 2008 annual meeting.

Richard M. Klingaman became a director of the Company on February 24, 2006. Mr. Klingaman was identified as a candidate by Mr. Killen, a director of the Company, and Christopher K. Seglem, who was Chairman, CEO and President of the Company at the time of the nomination. Mr. Klingaman has significant knowledge of the Company’s business, having served from 1980 to 1993 as a director of Westmoreland Resources, Inc., which is now 80%-owned by the Company. Mr. Klingaman was a Senior Vice President of Penn Virginia Corporation, a natural resources company that owned 39.6% of the Company’s common stock as of December 31, 1991. Mr. Klingaman retired from Penn Virginia Corporation in 1992.

The persons named in the proxy card intend to vote for the election of these Common Stockholder Nominees. Each Common Stockholder Nominee has consented to being named and to serve if elected. If any Common Stockholder Nominee should decline or be unable to serve, the persons named in the proxy will vote for the election of such substitute nominee as shall have been recommended by the Nominating and Corporate Governance Committee and designated by the Board of Directors. The Company has no reason to believe that any Common Stockholder Nominee will decline or be unable to serve. In addition, two Depositary Stockholder Nominees have been recommended by the Nominating and Corporate Governance Committee and designated by the Board of Directors as the Depositary Stockholder Nominees for election to the Board of Directors for a one-year term. The Depositary Stockholder Nominees will be submitted to a vote of the holders of the Depositary Shares. See “Proposal 2 — Election of Directors by the Holders of Series A Preferred Stock” below. The holders of the Company’s Depositary Shares are not entitled to vote for the election of Common Stockholder Nominees.

The Board of Directors recommends that holders of Common Stock vote “FOR”
the election of the Common Stockholder Nominees.

Information about the Common Stockholder Nominees follows:

	Business Experience During Past Five Years and		Director	Current
Name	Other Directorships	Age	Since	Committees(1)

Thomas J. Coffey	Partner, B2BCFO/CIO, LLP, a professional services organization (December 2005 to present); Vice President-Finance, Global Infrastructure Services (July 1999 to May 2005) and Vice President-Operations Analysis (April 1998 to July 1999) of Unisys Corporation, a technology services company; Senior Vice President, Chief Financial Officer and Treasurer of Intelligent Electronics, Inc., a technology distribution company (1995 to September 1997); and Partner of KPMG (1985 to 1995).	54	2000	Audit (Chairman)

	Business Experience During Past Five Years and		Director	Current
Name	Other Directorships	Age	Since	Committees(1)

Robert E. Killen	Interim, non-executive Chairman of the Board of Westmoreland Coal Company (May 2007 to present); Vice Chairman of Westmoreland Coal Company (May 2006 to May 2007); Chairman of the Board and Chief Executive Officer of The Killen Group, Inc., an investment advisory firm (April 1996 to present); Chairman of the Board of Berwyn Financial Services, an institutional and retail brokerage company (October 1991 to present).	66	1996	Nominating and Corporate Governance (Chairman); Executive
Richard M. Klingaman	Consultant, natural resources and energy (May 1992 to present); Retired Senior Vice President, Penn Virginia Corporation, a natural resources company specializing in coal, oil, natural gas, timber, lime and limestone (1977 to 1992); Director of Westmoreland Resources, Inc. (1980 to 1993).	72	2006	Compensation and Benefits

(1)	See “Corporate Governance — Information about the Board and Committees” on pages 23-24 of this proxy statement.

As a condition to the closing of the transactions contemplated by the Standby Purchase Agreement described below, we are required to appoint to our Board of Directors two designees of Tontine Capital Partners, L.P. who are reasonably acceptable to our Board. We anticipate that Tontine and our Board will agree on the individuals to be appointed to our Board prior to the completion of the rights offering, and that, on the date the rights offering closes, these two individuals will join our Board as directors.

PROPOSAL 2

ELECTION OF DIRECTORS BY THE HOLDERS OF SERIES A PREFERRED STOCK

For the reasons described above, the holders of the Company’s Series A Preferred Stock are entitled to elect two members of the Company’s Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors has recommended that the individuals named below be nominated for election as directors. The Board of Directors has approved such recommendation and directed that the individuals named below be designated as nominees for the Board of Directors. Each of the nominees is now a director of the Company and has served as a director for more than six years.

Each person elected at the annual meeting shall hold office until the next annual meeting of stockholders, or until his death, resignation, or removal, if earlier. In addition, if the special voting rights of the Series A Preferred Stock terminate, the terms of office of the directors elected by the holders of the Series A Preferred Stock will immediately terminate. The special voting rights of the Series A Preferred Stock would terminate if, for example, the Company were to redeem all of the outstanding Series A Preferred Stock.

The persons named in the proxy card intend to vote for the election of these Depositary Stockholder Nominees. Each Depositary Stockholder Nominee has consented to being named and to serve if elected. If any Depositary Stockholder Nominee should decline or be unable to serve, the persons named in the proxy will vote for the election of such substitute nominee as shall have been recommended by the Nominating and Corporate Governance Committee and designated by the Board of Directors. The Company has no reason to believe that any Depositary Stockholder Nominees will decline or be unable to serve. The holders of the Company’s Common Stock are not entitled to vote for the election of Depositary Stockholder Nominees.

Information about the Depositary Stockholder Nominees follows:

	Business Experience During Past Five Years and		Director	Current
Name	Other Directorships	Age	Since	Committees(1)

Michael Armstrong	Private Investor (1995 to present); Stockbroker, Southwest Securities, a stock brokerage company (1983 to 1995).	56	2000	Compensation and Benefits; Executive
William M. Stern	Executive Vice President, Stern Brothers & Company, a broker-dealer (1999 to present); Vice President, Mercantile Bank Capital Markets Group, a banking company (1998 to 1999); Senior Vice President, Mark Twain Capital Markets Group, a banking company (1983 to 1998).	62	2000	Audit

(1)	See “Corporate Governance — Information about the Board and Committees” on pages 23-24 of this proxy statement.

The Board of Directors recommends that holders of Depositary Shares vote “FOR”
the election of the Depositary Stockholder Nominees.

PROPOSAL 3

APPROVAL OF THE STANDBY PURCHASE AGREEMENT,
RIGHTS OFFERING, AND RELATED MATTERS

We currently project that we have sufficient capital resources and committed financing arrangements to provide us with adequate liquidity through early in the fourth quarter of 2007. However, based on our most recent internal calculations, we do not believe that we have capital resources or committed financing arrangements in place to provide adequate liquidity to meet the cash requirements that we currently project towards the end of 2007. The major demands on our liquidity are the payments on the indebtedness we incurred in 2001 to acquire the Rosebud, Jewett, Beulah, and Savage mines and other assets from The Montana Power Company and Knife River Corporation; the payments on the indebtedness we incurred in 2006 to acquire the 50% interest in the Roanoke Valley independent power project, or ROVA, that we did not previously own, and the payments on the indebtedness incurred to finance ROVA’s construction; capital expenditures we expect to make following our assumption of the contract to operate the Absaloka Mine; cash collateral requirements for additional reclamation bonds as we obtain mining permits for new areas; payments of heritage health benefit costs; and the ongoing costs of operating our business. Our Board of Directors also believes that the Company has growth and development opportunities available to it that could not be pursued without additional liquidity.

Our Board has frequently considered how the Company could best finance its growth and development, while providing adequate capital to address the Company’s obligations. The Board considered selling a significant asset but concluded that an asset sale on the terms that were likely to be reasonably achievable would not be more favorable to the Company or its stockholders than a rights offering. The Board also concluded that, if the Company were required to generate capital solely from operations, it would not be able to address the liquidity shortfall currently projected for late 2007. In considering how best to finance the Company’s continued growth and the satisfaction of its obligations, our Board of Directors determined that raising additional equity capital is the best course available.

Subject to the receipt of stockholder approval and other conditions described below, the Company will distribute rights to all holders of our Common Stock of record on the record date for the distribution. These rights will permit the holders to purchase shares of our Common Stock at a price of $18.00 per share. We call this price the Subscription Price and this transaction the Rights Offering.

The minimum size of the Rights Offering is $85,000,000. We intend to seek $85,000,000 plus the amount necessary to redeem all of the Series A Preferred Stock that is outstanding at the completion of the Rights Offering. The number of rights to be issued, and the size of the Rights Offering, will depend in part on how we elect to address the outstanding shares of our Series A Preferred Stock, each of which is represented by four Depositary Shares. We are currently evaluating an exchange offer in which we would offer to exchange shares of our Common Stock for Depositary Shares. We have not decided whether to conduct such an exchange offer. Two factors that will influence our decision are the price of our Common Stock and legal considerations relating to an exchange offer. We intend to use a portion of the proceeds of the Rights Offering to redeem in cash all of the shares of Series A Preferred Stock that are outstanding at the completion of the Rights Offering. If we choose not to conduct an exchange offer, if the redemption date is October 1, 2007, and if none of the outstanding Depositary Shares voluntarily convert into shares of Common Stock prior to the redemption date, the amount required to redeem all of the Depositary Shares that are currently outstanding would be approximately $31,529,000.

Tontine Capital Partners, L.P. and its affiliates (collectively, “Tontine”) currently own 17.0% of our Common Stock. Tontine has agreed to subscribe for and purchase its pro rata portion of the shares offered in the Rights Offering. Tontine has also agreed to act as a “Standby Purchaser” to purchase any shares not subscribed for by other stockholders in the Rights Offering. Tontine’s commitments are contained in the Standby Purchase Agreement, or Standby Agreement, which is attached to this proxy statement as Appendix A. In the circumstances described in the Standby Agreement, Tontine will also have the option to purchase additional shares of Common Stock at the Subscription Price. There is a limit to the number of shares that Tontine may acquire in these transactions. That limit is described in more detail below. We have agreed to register the shares of Common Stock owned by Tontine pursuant to a Registration Rights Agreement, which is attached as Annex B to the Standby Agreement attached as Appendix A to this proxy statement. The descriptions of the Standby Agreement and the Registration Rights Agreement in this proxy statement are not complete and are qualified in their entirety by reference to the texts of the agreements attached. The matters described above, including the Standby Agreement and the Rights Offering, are referred to collectively as the “Share Transaction” in this proxy statement.

Our Board of Directors considered the potential dilution of the ownership percentage of our current holders of Common Stock that could be caused by the issuance of additional shares pursuant to the Share Transaction. While the ownership percentage of our current stockholders (other than Tontine) could decrease, the Board of Directors considered that the magnitude of this dilution would depend in part on the decision of each holder of Common Stock whether to subscribe for additional shares in the Rights Offering. In addition, the Board of Directors considered that the Share Transaction would only occur if our stockholders approve the proposed transaction. After weighing these factors and the importance of raising additional equity capital for the Company, and after considering that the Rights Offering would give each holder of our Common Stock the opportunity to purchase additional shares of Common Stock at the same price, the Board of Directors concluded that the Share Transaction is in the best interests of our Company and our stockholders.

The Rights Offering

We intend to distribute, to the record holders of our Common Stock on the record date for the Rights Offering, non-transferable subscription rights. These rights will permit the holders to subscribe for and purchase shares of our Common Stock. The purchase price for such shares will be $18.00 per share. The rights will entitle the holders of Common Stock to purchase shares of Common Stock for an aggregate purchase price of $85,000,000, plus the amount necessary to redeem the shares of Series A Preferred Stock that are outstanding at the closing of the Rights Offering.

Each holder of record of our Common Stock will receive a fraction of a subscription right for each share of our Common Stock held by such holder on the record date for the Rights Offering, subject to adjustment to eliminate partial rights. The fraction will depend on the number of shares of Common Stock and Series A Preferred Stock that are outstanding on the record date for the Rights Offering and the amount required to redeem the outstanding shares of Series A Preferred Stock. We estimate that the range of amounts that we might seek in the Rights Offering could be between $85 million and $117 million (assuming that the outstanding Series A Preferred Stock will be redeemed on October 1, 2007, when the redemption price is $196.90 per share of Series A Preferred Stock, equivalent to $49.225 per Depositary Share). We estimate that the likely range of subscription rights that might be distributed could be between 4.7 million and 6.5 million (subject to the assumptions in the preceding sentence). We estimate that the likely range of fractions of a right that might be distributed in respect of each share of common stock could be between 0.45 and 0.71, depending on the number of shares of Common Stock and Series A Preferred Stock that are outstanding on the record date for the Rights Offering. The preceding ranges are based on the assumptions described and are intended solely to illustrate possible numbers of subscription rights that might be distributed, and possible fractions of a subscription right that might be distributed, in respect of each share of Common Stock, in the specific circumstances described. The actual fraction of a right that will ultimately be distributed will not be determined until the record date for the Rights Offering and will be based on the facts existing at that time.

We anticipate that we will set the record date for the Rights Offering shortly before the commencement of that offering. Record holders of our Common Stock will receive integral numbers of subscription rights.

Each full right will entitle the holder thereof to purchase at the Subscription Price, on or prior to the expiration time of the Rights Offering, one share of our Common Stock. The privilege described in this paragraph is the basic subscription privilege.

Holders of Common Stock will also have an over-subscription privilege. We do not expect that all recipients of rights will exercise all of their basic subscription privileges. By extending over-subscription privileges to recipients of rights, we are providing stockholders that exercise all of their basic subscription privileges with the opportunity to purchase up to their pro rata portion of the shares that are not purchased by other stockholders through the exercise of their basic subscription privileges. For example, if a stockholder owns 0.01% of the total number of shares of Common Stock outstanding on the record date, and if that stockholder exercises his basic subscription privilege in full, the over-subscription privilege will permit the stockholder to subscribe for and purchase up to 0.01% of the shares not purchased by other stockholders through the exercise of their basic subscription privileges.

In connection with the Rights Offering, we will file a registration statement with the Securities and Exchange Commission. Once the registration statement becomes effective, we will commence the Rights Offering and mail the rights offering prospectus to holders of our Common Stock. The prospectus will contain important information about the Rights Offering. You should not make a decision to participate in the Rights Offering until you read the prospectus.

We are asking our stockholders, at the annual meeting, to approve the Standby Agreement and the transactions contemplated thereby. A vote in favor of the Standby Agreement and these transactions will not obligate any stockholder to purchase shares in the Rights Offering.

Standby Agreement

In connection with the Rights Offering, we entered into the Standby Agreement with Tontine. The Standby Agreement obligates us to sell, and requires Tontine to subscribe for and purchase from us, its pro rata portion of the shares offered in the Rights Offering. In addition, Tontine has agreed to purchase any and all shares that are offered in the Rights Offering if those shares are not purchased by the other holders of our Common Stock. This is Tontine’s “Standby Commitment.” If, after giving effect to the purchase of Common Stock described above, Tontine owns less than 25% of the fully diluted issued and outstanding Common Stock (exclusive of stock options and unexchanged shares of Series A Preferred Stock), Tontine will have the option to purchase an additional number of shares of Common Stock at the Subscription Price, up to such amount that will result in Tontine’s owning not more than 25% of the fully diluted issued and outstanding shares of Common Stock (after giving effect to the shares issued in the rights offering and pursuant to this option but exclusive of stock options and unexchanged shares of Series A Preferred Stock).

Tontine’s obligation to fulfill the Standby Commitment is subject to:

•	customary closing conditions, including: (i) that our representations and warranties in the Standby Agreement are true and correct in all material respects, (ii) that we deliver a duly executed copy of the Registration Rights Agreement, (iii) that subsequent to the execution of the Standby Agreement and prior to the closing of the Share Transaction, there has not been a material adverse effect on our financial condition, earnings, financial position, operations, assets, results of operation, business or prospects, or any event or circumstance that is reasonably likely to result in a material adverse effect on our financial condition, earnings, financial position, operations, assets, results of operation, business or prospects, and (iv) that no market adverse effect (including (A) the suspension by the SEC or the American Stock Exchange of trading in our Common Stock, the suspension or limitation of trading in securities generally on the American or New York Stock Exchanges or Nasdaq Global Market, or the establishment of minimum prices on any of these markets, (B) the declaration of a banking moratorium by United States federal or New York State authorities, or (C) any material new outbreak or material escalation of hostilities or any declaration by the United States of a national emergency or war or other calamity or crisis which has a material adverse effect on the U.S. financial markets) has occurred and is continuing;

•	obtaining the approval by our stockholders of the transactions contemplated by the Standby Agreement;

•	the absence of a judgment or other legal restraint that prohibits or renders unachievable the completion of the Rights Offering or the transactions contemplated by the Standby Agreement;

•	the SEC shall have declared the registration statement for the Rights Offering effective, we shall have complied with any request of the SEC to include additional information in the registration statement, no stop order suspending the effectiveness of the registration statement shall have been issued, and the SEC shall not have initiated a proceeding seeking such an order; and

•	the shares of Common Stock to be issued in the Share Transaction shall have been authorized for listing on the American Stock Exchange.

We refer to the condition in clause (iii) above as a Material Adverse Effect and the condition in clause (iv) above as a Market Adverse Effect. Tontine’s obligation to fulfill the Standby Commitment is also subject to the appointment, to our Board of Directors, of two individuals designated by Tontine and reasonably acceptable to our Board.

The Standby Agreement limits the number of shares that Tontine may acquire in the Share Transaction. Under the Standby Agreement, Tontine has agreed that it will not purchase shares of Common Stock that would result in it or any “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) of which it is a member owning 30% or more of the issued and outstanding shares of our Common Stock on a fully diluted basis (after giving effect to the shares issued in the Rights Offering but exclusive of stock options and unexchanged shares of Series A Preferred Stock).

The Standby Agreement contains covenants that are customary for a transaction of this type. We have agreed, except as otherwise contemplated by the Standby Agreement:

•	to seek stockholder approval for the Share Transaction;

•	to file this proxy statement and the registration statement for the Rights Offering, and to use reasonable best efforts to have the SEC declare the registration statement effective;

•	to operate our business in the ordinary course, consistent with past practices;

•	not to issue shares of our capital stock, or securities convertible into or exchangeable for shares of our capital stock, except for (A) shares of Common Stock issuable in connection with a possible exchange offer with the holders of our Series A Preferred Stock, (B) shares of Common Stock issuable upon the exercise of stock options, (C) the conversion of Series A Preferred Stock, (D) the warrant issuable to SOF Investments, L.P., and the Common Stock issuable upon exercise of that warrant, (E) equity awards to our employees and directors consistent with past practices and covering not more than 185,000 shares of Common Stock, and (F) equity awards in connection with the hiring of new personnel and covering not more than 100,000 shares of Common Stock;

•	not to authorize any stock split, stock dividend, stock combination, or other similar transaction affecting the number of issued and outstanding shares of Common Stock;

•	not to declare or pay any dividends or repurchase any of our Common Stock or Series A Preferred Stock (except pursuant to a possible exchange offer with the holders of our Series A Preferred Stock); and

•	not to incur any indebtedness or guarantees thereof, other than borrowings in the ordinary course of business and consistent with past practice.

The Standby Agreement also limits our ability, subject to the fiduciary duties of our Board of Directors, to directly or indirectly discuss, negotiate, recommend, propose, or enter into any alternative transaction to the Share Transaction, or otherwise cooperate with, assist, or participate in or facilitate any such alternative transaction.

Tontine may terminate the Standby Agreement if there is a Material Adverse Effect or Market Adverse Effect that is not cured within 21 days after the occurrence thereof. We and Tontine can each terminate the Standby Agreement if the other materially breaches the agreement and does not cure that breach within 15 days after receipt of a written notice of the breach. We and Tontine can also terminate the Standby Agreement if the closing of the Rights Offering has not occurred by November 15, 2007.

If our Board changes its recommendation of the Standby Agreement and Tontine subsequently terminates the Standby Agreement under certain circumstances, or if Tontine terminates the Standby Agreement because we have materially breached that Agreement, then we may be obligated to sell Tontine a number of shares equal to up to 19.9% of the outstanding shares of our Common Stock, at the Subscription Price, but not to exceed that number of shares that would result in Tontine’s owning more than 25% of the fully diluted outstanding shares of Common Stock. If Tontine exercises its option to purchase those shares of Common Stock and we have received an Acquisition Proposal (a term defined in the Standby Agreement), we may elect to pay Tontine a fee of $10,000,000 instead of selling Tontine those shares of Common Stock. We refer below to the stock sale or payment described in this paragraph as the Termination Fee.

Registration Rights Agreement

In connection with the Standby Agreement, we agreed that upon the closing of the Share Transaction, we will enter into the Registration Rights Agreement with Tontine. Pursuant to the Registration Rights Agreement, we will register the resale of (a) the Common Stock that Tontine is acquiring in the Rights Offering in its capacity as a stockholder of the Company to the extent such shares are not freely tradeable, (b) the Common Stock that is purchased by Tontine pursuant to the terms of the Standby Agreement, and (c) any other Common Stock owned by Tontine. As a result, once a registration statement with respect to such shares is declared effective by the SEC, such shares would be eligible for resale in the public market without restriction to the extent not already so eligible for resale.

Relationships with Tontine

As of May 2, 2007, Tontine owned 1,543,600 shares of our Common Stock and 4,300 Depositary Shares.

We are not aware of any current plans or proposals by Tontine with respect to any extraordinary corporate transactions involving us or any sale of our assets or change in our management, capitalization, dividend policy, charter or Bylaws (except for the amendment to our Certificate of Incorporation described in this proxy statement), or any other change in our business or corporate structure or with respect to the delisting or deregistration of any of our securities. However, any determination by Tontine to retain its interest in our Company will likely be subject to the continuing evaluation of pertinent factors related to its investment in us. We are not aware of any current plans by Tontine to resell any shares of Common Stock, including any shares acquired in the Share Transaction. Depending upon the continuing assessment of these factors from time to time, Tontine may change its present intentions and may dispose of some or all of the shares of Common Stock it owns. We are also not aware of any current plans by Tontine to acquire additional shares of our Common Stock. Any such acquisition would be subject to our Amended and Restated Rights Agreement. That agreement, which is colloquially referred to as a “stockholder rights plan” or “poison pill,” may have the effect of deterring acquisitions of our stock or assets, mergers and tender offers, and proposals for the foregoing that have not been approved by our Board of Directors. We amended that agreement to permit Tontine to acquire the shares of Common Stock contemplated by the Standby Agreement. The acquisition of additional shares by Tontine would require an additional amendment to the Amended and Restated Rights Agreement. The Board of Directors can amend that agreement, subject to the limitations contained therein.

As noted above, it is a condition to Tontine’s Standby Commitment that we appoint to our Board two designees of Tontine reasonably acceptable to our Board. We have agreed that, from and after Tontine’s purchase of shares pursuant to its Standby Commitment, so long as Tontine owns at least 10% of our outstanding Common Stock, Tontine will have the right to designate two persons for election to the Board who are reasonably acceptable to the Board, and that, after the redemption of all outstanding Series A Preferred Stock, our Board will consist of no more than seven individuals. In addition, from and after Tontine’s purchase of shares pursuant to its Standby Commitment, so long as Tontine owns at least 10% of our outstanding Common Stock, it will have the right to designate one person who is either a Tontine employee or otherwise reasonably acceptable to the Board to act as an observer to the Board. This observer will receive all materials provided to directors in connection with their service on the Board and will be permitted to attend all meetings of the Board and its Committees (other than the portions of meetings that are potentially adverse to Tontine, the portions of meetings attended only by directors in executive session, and the portions of meetings if the observer’s attendance would jeopardize any legal privilege). As a condition to the appointment of the observer, Tontine and the observer must execute a confidentiality agreement reasonably satisfactory to the Company.

Certain Effects of the Share Transaction

To the extent that holders of our Common Stock do not exercise their rights and shares of our Common Stock are purchased by Tontine pursuant to the Rights Offering, such non-exercising holders’ proportionate equity and voting interest in our company will be reduced. If Tontine elects to exercise its option to increase the interest it owns in the Company to 25%, that purchase will reduce the proportionate equity and voting interests of the other holders of Common Stock.

We anticipate that we will have three types of securities outstanding on the record date for the Rights Offering that are convertible or exercisable into Common Stock: a warrant, options, and our Series A Preferred Stock. The Rights Offering will affect each of these:

•	We borrowed $30,000,000 from SOF Investments, L.P. in June 2006 to finance the acquisition of the 50% interest in ROVA that we did not previously own. As of April 30, 2007, the principal amount of that indebtedness was $25,700,000. Because of the liquidity constraints discussed above, we anticipate that we will, pursuant to our agreement with SOF, extend the maturity of that indebtedness to 2010. If we do extend that indebtedness, we will be required to issue to SOF a warrant to purchase 150,000 shares of our Common Stock at an exercise price equal to 115% of the closing price of the Common Stock on June 28, 2007. The warrant contains customary anti-dilution provisions. If the Subscription Price is less than the greater of the exercise price or the fair market value of a share of our Common Stock, these anti-dilution provisions will reduce the exercise price of the warrant and permit SOF to acquire a greater number of shares if it exercises the warrant. The components of the anti-dilution calculation are such that we will not be able to calculate the revised exercise price or number of shares that SOF may purchase until after the Rights Offering is completed.

•	Options to purchase shares of our Common Stock are currently outstanding. These options are also subject to customary anti-dilution protection.

•	If the Subscription Price is less than the “current market price” of a share of our Common Stock (as that term is defined in the Certificate of Designation establishing the Series A Preferred Stock), the conversion ratio of the Series A Preferred Stock will be adjusted in accordance with the formula set forth in the Certificate of Designation. A holder of Depository Shares can currently convert each Depository Share into 1.708 shares of Common Stock. Because two of the components of the formula are the number of shares outstanding on the record date and the number of shares offered in the Rights Offering, it will not be possible to determine the adjustment of the conversion ratio until the record date for the Rights Offering.

The Share Transaction may also result in a decrease in the market value of our Common Stock. This decrease in market value may continue after the completion of the Share Transaction.

Even if stockholders other than Tontine exercise their subscription rights, Tontine will have a substantial ownership interest in our Company after the Share Transaction. As a result, Tontine will have the voting power to significantly influence the election of our Board of Directors and the approval of other matters presented for consideration by the stockholders, which could include mergers, acquisitions, amendments to our charter, and various corporate governance actions.

We currently have in effect a stockholder rights plan, which is governed by the Amended and Restated Rights Agreement between Westmoreland and Computershare Trust Company, N.A., as rights agent. Each share of our Common Stock has associated with it one preferred stock purchase right. Each preferred stock purchase right entitles the holder to purchase one one-hundredth of a share of our Series B Junior Participating Preferred Stock in the circumstances specified in the Amended and Restated Rights Agreement. On May 2, 2007, our Board adopted an amendment to our Amended and Restated Rights Agreement to permit Tontine to acquire the shares contemplated by the Standby Agreement.

Board Consideration

Our Board of Directors regularly receives information about the Company’s financial position and cash forecast. Beginning in August 2006, the independent directors expressed concern about the Company’s profitability and liquidity outlook, and in the autumn of 2006, the Board directed management to undertake a review of capital-raising and other strategic alternatives. Mr. Seglem first presented the possibility of a transaction with Tontine to the Board in a conference call on November 30, 2006. Tontine has owned more than 5% of our Common Stock since March 1999. On December 15, 2007, the Board met and discussed approaches the Company could consider. At that meeting, the Board received an overview of industry trends and prospects and commentary on factors specific to the Company from an investment banking firm familiar with the Company. Thereafter, our Board met on January 22, 2007, February 9, 2007, March 9, 2007, March 22, 2007, March 29-30, 2007, and April 30-May 1, 2007 to consider possible arrangements with Tontine and related matters. In addition, in the period after November 30, 2006, directors held numerous conference calls to discuss the Company’s financial condition, financing options, and other strategic matters. On May 1, 2007, our Board approved the Standby Agreement and recommended it and the Share Transaction to stockholders by a vote of 6 to 2, with Messrs. Armstrong, Coffey, Killen, Klingaman, Ostrander, and Stern (the “Majority Directors”) voting in favor and Messrs. Seglem and Tortorice voting against.

Among the reasons Messrs. Seglem and Tortorice gave for opposing the transaction were their beliefs that the Share Transaction transfers control of the Company to Tontine at a discount to the market price of the Common Stock then in effect, that the Subscription Price reflected too large a discount to the market price of the Common Stock then in effect, that the Termination Fee is too high, and that Tontine had not agreed in writing to lend the Company money if, prior to the completion of the Rights Offering, the Company’s liquidity requirements exceed its capital resources and committed financing arrangements. Mr. Seglem and Mr. Tortorice expressed the view that the Company had not adequately explored alternatives to the Share Transaction, that the Company’s financial condition was sufficiently strong that it was not required to enter into the Standby Agreement at that time, and that the Company could and should therefore explore alternatives to the Standby Agreement and the Share Transaction. Mr. Seglem also expressed concern about the absence of specified terms for an exchange offer to the holders of the Series A Preferred Stock and about amendments to the Standby Agreement that could add additional standby purchasers.

The Majority Directors observed that the Standby Agreement permits Tontine to acquire no more than 30% (and depending on stockholder participation, potentially no more than 25%) of the Company’s fully diluted Common Stock and designate only 2 members of a 7-member Board, that the Subscription Price and the Termination Fee were the result of arm’s length bargaining with Tontine, that they believed the size of the Termination Fee to be reasonable, that the Company has the option to pay the Termination Fee in cash in certain circumstances, that the Company’s sole commitment with respect to additional standby purchasers is to consider in good faith proposals to add additional standby purchasers, that Tontine had agreed in writing to advance the Company an amount not to exceed $2 million for general corporate purposes, that the Company had committed to redeem the Series A Preferred Stock that was outstanding at the conclusion of the Rights Offering at the redemption price specified in the Certificate of Designation, and that the Company continued to evaluate an exchange offer to the holders of the Series A Preferred Stock. The Majority Directors observed that the Board had asked management to seek alternatives in the fall of 2006, but that the alternatives that management had presented to the Standby Agreement and the Share Transaction did not, in these directors’ judgment, provide a more desirable and timely means to address the Company’s financial condition and liquidity considerations. In March 2007, therefore, the Majority Directors believed it incumbent on the Company to finalize the transaction with Tontine and complete the Rights Offering on a timetable consistent with the Company’s need for liquidity. The Majority Directors also observed that the Rights Offering will not take place unless approved by the Company’s stockholders, that if the Rights Offering is approved by stockholders, all stockholders will have the option to purchase shares in the Rights Offering at the Subscription Price and all stockholders will have an oversubscription privilege, and that the Company’s financial condition would be significantly improved by raising additional equity capital.

Reasons for Soliciting Stockholder Approval

Our Common Stock trades on the American Stock Exchange, or AMEX. Under AMEX rules, we are required to obtain stockholder approval of the Standby Agreement and the transactions contemplated by such agreement, including the issuance of Common Stock pursuant to the Standby Agreement. AMEX requires stockholder approval in a transaction (other than a public offering) involving the sale, issuance, or potential issuance of Common Stock (or securities convertible into Common Stock) equal to 20% or more of the Common Stock outstanding before the issuance for less than the greater of book or market value. We anticipate that, on the record date for the Rights Offering, the market price for our Common Stock will exceed the Subscription Price. We are offering 20% or more of our outstanding Common Stock in the Rights Offering. Accordingly, we are seeking stockholder approval of the Standby Agreement and the transactions contemplated thereby, including the Rights Offering and, subject to the limits described in the Standby Agreement, the sale of Common Stock to Tontine pursuant to the Standby Agreement.

Consequences if the Share Transaction is Not Approved by the Stockholders

If the Share Transaction is not approved by the requisite vote of our stockholders, Tontine will have the right to terminate the Standby Agreement. In such event, we would be required to seek alternative sources of liquidity to satisfy our existing obligations and to finance our growth and development. We may not be able to obtain such alternative source of liquidity on commercially reasonable terms, if at all. If we were unable to generate such additional liquidity, it would have a material adverse impact on our financial condition and would adversely affect the price of our Common Stock.

Required Vote

The affirmative vote of a majority in voting power of the outstanding shares of Common Stock and the Series A Preferred Stock (each of which is represented by four Depositary Shares), voting together as a single class, present in person or represented by proxy at the annual meeting and entitled to vote on this proposal, is required to approve this proposal.

The Board of Directors recommends a vote “FOR”
the proposal to approve the Share Transaction.

PROPOSAL 4

APPROVAL OF 2007 EQUITY INCENTIVE PLAN FOR EMPLOYEES
AND NON-EMPLOYEE DIRECTORS

On March 9, 2007, the Board of Directors of the Company adopted, subject to stockholder approval, the 2007 Equity Incentive Plan for Employees and Non-Employee Directors (the “2007 Plan”). 700,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2007 Plan.

The 2007 Plan is intended to supplement the Company’s existing equity incentive plans. The Company’s stockholders last approved an equity incentive plan for employees in 2002. The last equity incentive plan for directors was adopted in 2000. As of May 2, 2007, only 93,517 shares were available under the employees’ plan adopted in 2002 and only 19,176 shares were available under the directors’ plan adopted in 2000.

In order to have additional shares available for grant as incentives, the Board of Directors, at the recommendation of the Compensation and Benefits Committee, is seeking approval for the 2007 Plan. The Board of Directors believes that an equity incentive program serves an important interest of the Company and its stockholders. The Board believes that awards granted under the 2007 Plan will provide long term incentives for the officers, employees, and non-employee directors of the Company, will help the Company to attract and retain qualified officers, employees, and non-employee directors, and will help align the interests of 2007 Plan participants with the Company’s stockholders. The decision of the Board of Directors to adopt the 2007 Plan was also based on the recommendations of its nationally recognized compensation consultant, Mercer Human Resources Consulting. Mercer advised the Board that it is typical for companies in a restructuring or renewal phase to emphasize long-term incentives as a percentage of total compensation for executives and key employees. Mercer compared the Company’s current compensation position for its senior executives to that of other companies considered by Mercer to be comparable for compensation purposes. Mercer reported that Westmoreland’s total compensation of these senior executives continues to be well below the median among the companies Mercer considered comparable due, among other things, to its relative lack of long-term incentives.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining, and motivating key personnel. Accordingly, the Board of Directors believes adoption of the 2007 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2007 Plan and the reservation of 700,000 shares of Common Stock for issuance thereunder.

Description of the 2007 Plan

The following is a brief summary of the 2007 Plan, a copy of which is attached as Appendix B to this Proxy Statement. The description of the 2007 Plan in this proxy statement is not complete and is qualified in its entirety by reference to the text of the plan attached.

Types of Awards

The 2007 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards as described below (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options.  Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant or for a term in excess of ten years. The 2007 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of Common Stock, (iii) any other lawful means, or (iv) any combination of these forms of payment.

Unless approved by the Company’s stockholders, (i) no outstanding option may be amended to provide an exercise price less than the then-current exercise price of such option, and (ii) no option may be issued under the 2007 Plan in substitution for any outstanding option to purchase shares of Common Stock if the exercise price of such option is less than the then-current exercise price of the cancelled option.

Stock Appreciation Rights.  A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted independently or in tandem with an option. SARs may not be granted at a base price less than 100% of the fair market value of the Common Stock on the date of grant.

Restricted Stock Awards.  Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Restricted Stock Unit Awards.  Restricted stock unit awards entitle the recipient to receive shares of Common Stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors.

Other Stock-Based Awards.  Under the 2007 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of Awards entitling recipients to receive shares of Common Stock to be delivered in the future.

Performance Conditions.  The Compensation and Benefits Committee may determine, at the time of grant, that a restricted stock award, restricted stock unit award or other stock-based award granted to an employee will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures: (a) earnings before interest, taxes, depreciation and/or amortization, (b) earnings before operating income or profit, (c) operating efficiencies, (d) return on equity, assets, capital, capital employed, or investment, (e) after tax operating income, (f) net income, (g) earnings or book value per share, (h) cash flow(s), (i) total sales or revenues or sales or revenues per employee, (j) production, (k) stock price or total stockholder return, (l) dividends, (m) strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or (n) except in the case of individuals who are “covered employees” under Section 162(m) of the Code, any other performance criteria established by the Compensation and Benefits Committee. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals (i) may vary by employee and may be different for different Awards; (ii) may be particular to a employee or the department, branch, line of business, subsidiary, division or other unit in which the employee works and may cover such period as may be specified by the Compensation and Benefits Committee; and (iii) will be set by the Compensation and Benefits Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code.

Director Awards.  The 2007 Plan provides for the automatic grant of Awards to members of the Board of Directors who are not employees of the Company (“Non-Employee Directors”). On the commencement of service on the Board, each Non-Employee Director will receive an Award with a value determined in a manner deemed appropriate by the Board, which may include Black-Scholes modeling, equal to $60,000. In addition, on the date of each annual meeting of stockholders, each Non-Employee Director who is both serving as a director immediately before and immediately after such meeting will receive an Award with a value determined in a manner deemed appropriate by the Board, which may include Black-Scholes modeling, equal to $30,000; provided, however, that no Non-Employee Director will be eligible to receive this annual Award unless such director has served on the Board for at least seven months. The Board retains the specific authority from time to time to increase or decrease the dollar values of Awards granted to Non-Employee Directors under the 2007 Plan. Awards automatically granted to Non-Employee Directors will (i) have an exercise or base price equal to 100% of the fair market value of the Common Stock on the date of grant, (ii) vest according to the schedule specified in the Award, (iii) expire at the time specified in the Award, which in the case of Options will be the earlier of 10 years from the date of grant or three months following cessation of service on the Board, and (iv) contain such other terms and conditions as the Board determines. If a Non-Employee Director’s service terminates for any reason other than a Reorganization Event or Change in Control Event, then all of such Non-Employee Director’s Awards will automatically vest and become fully exercisable on the date such individual ceases to be a director, provided that the individual has served as a director for three years or more. If the individual has served as a director for less than three years, all of the Non-Employee Director’s Awards will expire on the date such individual ceases to be a director. Notwithstanding the foregoing vesting provisions, (i) a Non-Employee Director’s Awards may vest automatically upon the occurrence of a Reorganization Event or Change in Control Event as described below, and (ii) the Board may provide for accelerated vesting in the case of the death or disability of a director.

Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order, and during the life of the grantee, will be exercisable only by the grantee.

Eligibility to Receive Awards

Employees, officers, and directors of the Company and its subsidiaries and of other business ventures in which the Company has a controlling interest are eligible to be granted Awards under the 2007 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2007 Plan may not exceed 200,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with a SAR is treated as a single Award.

Plan Benefits

All of the Company’s employees are eligible to receive Awards under the 2007 Plan. Historically, the Company has granted awards under its plans to approximately 30 persons, including its executive officers and Non-Employee Directors. The Company expects to continue this practice under the 2007 Plan. Other than the automatic granting of Awards to Non-Employee Directors as described above, the granting of Awards under the 2007 Plan is discretionary, and neither the Board of Directors nor the Compensation and Benefits Committee has made any grants under the 2007 Plan.

On          , 2007, the last reported sale price of the Common Stock on the American Stock Exchange was $     .

Administration

The 2007 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend, and repeal the administrative rules, guidelines, and practices relating to the 2007 Plan and to interpret the provisions of the 2007 Plan. Pursuant to the terms of the 2007 Plan, the Board of Directors may delegate authority under the 2007 Plan to one or more committees or subcommittees of the Board of Directors.

Subject to any applicable limitations contained in the 2007 Plan, the Board of Directors, the Compensation and Benefits Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of the fair market value of the Common Stock on the date of grant; provided, however, that if the Board or such committee approves the grant of an option with an exercise price to be determined on a future date, the exercise price will be not less than 100% of the fair market value on such future date), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of Common Stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price, and repurchase price.

The Board of Directors is required to make appropriate adjustments in connection with the 2007 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs, and other similar changes in capitalization.

The 2007 Plan also contains provisions addressing the consequences of any Reorganization Event or Change in Control Event. A Reorganization Event is defined under the 2007 Plan as (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities, or other property, or is cancelled or (b) any exchange of all of the Common Stock of the Company for cash, securities, or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the Board of Directors may take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised Options or other unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become exercisable, realizable, or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof), and (vi) any combination of the foregoing.

A Change in Control Event is defined under the 2007 Plan as:

(i) the acquisition by any person or group of beneficial ownership of 20% or more of either (A) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”), or (B) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), provided that the following acquisitions will not constitute a Change of Control Event: (x) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise of convertible or exchangeable securities unless such securities were acquired directly from the Company), (y) any acquisition by an employee benefit plan sponsored or maintained by the Company or (z) any acquisitions pursuant to a Business Combination that does not constitute a Change in Control Event as provided in paragraph (iii) below; and provided, further, that if any person or group acquires beneficial ownership of 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities but, notwithstanding such ownership, a

Change in Control Event is not deemed to have occurred pursuant to clause (x) above, then the acquisition by such person or group of any additional shares of Common Stock (other than pursuant to a stock split, stock dividend or similar event) will constitute a Change in Control Event, or

(ii) such time as the Board of Directors of the Company (or any successor corporation to the Company) is not comprised of a majority of Continuing Directors, defined as members of the Board who (A) were members of the Board at the date the 2007 Plan was adopted or (B) were nominated pursuant to the terms of the Standby Agreement or (C) were nominated or elected to the Board after such date by a majority of Continuing Directors or whose election to the Board was recommended by a majority of Continuing Directors, excluding any individual whose assumption of office was the result of an actual or threatened proxy contest, or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the Company’s assets (a “Business Combination”), unless immediately following such Business Combination (A) all or substantially all of the persons who were beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Stock immediately prior to such Business Combination beneficially own more than 50% of then-outstanding shares of common stock and the combined voting power of the resulting or acquiring corporation (the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Stock immediately prior to the Business Combination, and (B) no person (other than an employee benefit plan) beneficially owns 20% or more of the then-outstanding shares of common stock and the combined voting power of the Acquiring Company, or

(iv) the liquidation or dissolution of the Company.

Notwithstanding the foregoing clause (i), Tontine may acquire up to 30% of the Company’s fully diluted and issued and outstanding shares of Common Stock (exclusive of stock options and unexchanged shares of Series A Preferred Stock) without causing a Change of Control Event.

Upon the occurrence of a Change of Control Event, unless specifically provided to the contrary in the instrument evidencing any Award or any other agreement between a participant and the Company, all restrictions and conditions on all outstanding Restricted Stock Awards will automatically be deemed terminated and satisfied. In addition, unvested options and SARs granted to an employee or a director of the Company will automatically become vested or exercisable upon a Change of Control Event if such employee is Terminated within 12 months following such Change of Control or the director is removed from the Board within 12 months of the Change of Control, or, if a regular meeting of shareholders occurs within 12 months of the Change of Control, such director is not nominated for re-election at such meeting after he or she expresses a desire to be so nominated. For purposes of the foregoing, “Terminated” means involuntary dismissal or a material change in the employee’s level of total compensation or a material change in his or her level of responsibility which, in either such case, causes the employee to voluntarily terminate his or her employment.

The Board of Directors may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award expires, is terminated, surrendered, or canceled without being fully exercised, is forfeited in whole or in part, or is settled in cash, or otherwise results in any Common Stock not being issued, the unused shares of Common Stock covered by such Award will again be available for grant under the 2007 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code. In addition, shares of Common Stock tendered to the Company by a participant to exercise an Award will be added to the number of shares of Common Stock available for grant of Awards under the 2007 Plan.

Substitute Options

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms, as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the 2007 Plan. Substitute Awards will not count against the 2007 Plan’s overall share limit, except as may be required by the Code.

Amendment or Termination

No Award may be made under the 2007 Plan after the expiration of 10 years from the effective date of the 2007 Plan, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend, or terminate the 2007 Plan.

If Stockholders do not approve the adoption of the 2007 Plan, the 2007 Plan will not go into effect, and the Company will not grant any Awards under the 2007 Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2007 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below. The plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of SARs equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2007 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 5

APPROVAL OF AN AMENDMENT TO OUR
CERTIFICATE OF INCORPORATION

The Board of Directors has approved, subject to stockholder approval, an amendment to our Certificate of Incorporation that would increase the number of shares of Common Stock that we are authorized to issue from 20,000,000 to 30,000,000 and make a corresponding change in the aggregate number of shares of all classes of stock that we are authorized to issue from 25,000,000 to 35,000,000. If approved by our stockholders, the increase in authorized Common Stock (and the corresponding increase in the aggregate number of shares of all classes of stock) would become effective as soon as reasonably practicable after the annual meeting, upon our filing of a certificate of amendment to our Certificate of Incorporation with the Delaware Secretary of State. The form of certificate of amendment to be filed, if approved by our stockholders, is attached as Appendix C to this proxy statement.

Our Certificate of Incorporation currently authorizes us to issue 20,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of the record date for our annual meeting, there were           shares of Common Stock issued and outstanding, and 160,129 shares of Series A Preferred Stock (represented by 640,516 Depositary Shares) issued and outstanding. As of the record date for the annual meeting, we also had the following shares of Common Stock reserved for issuance: [627,650] shares of Common Stock reserved for issuance upon the exercise of stock options, 150,000 shares of Common Stock reserved for issuance upon the exercise of the SOF warrant, and 1,094,001 shares of Common Stock reserved for issuance upon the conversion of the outstanding Series A Preferred Stock. We also had the authority to grant equity incentives with respect to 129,199 shares of Common Stock under our existing stock incentive plans, and we are seeking the authority to issue equity incentives covering an additional 700,000 shares of Common Stock at the annual meeting. Based on the number of shares of Common Stock currently outstanding and reserved for issuance and the number of shares issuable pursuant to existing stock incentive plans, and assuming that stockholders approve the 2007 Stock Incentive Plan, we would have approximately           shares of Common Stock remaining available for issuance.

As discussed above, we are seeking stockholder approval for the Standby Agreement and related transactions, including a rights offering with a minimum size of $85,000,000, in which we would offer a minimum of approximately 4,722,000 additional shares of Common Stock. We are also considering an offer to exchange shares of Common Stock for the outstanding shares of Series A Preferred Stock. Please refer to the examples on pages 9-10 for examples of the number of shares of Common Stock that might be issued in connection with the Rights Offering and a possible exchange offer. As discussed in that context, we cannot quantify the precise number of shares of Common Stock that would be issued in these transactions, in part because we have not determined whether to conduct an exchange offer or set an exchange ratio, and in part because the number of shares to be issued in the Rights Offering will depend on the number of shares of Series A Preferred Stock outstanding when we conduct the Rights Offering. However, we believe that we have more than enough authorized shares of Common Stock to conduct the Share Transaction and, if we elect to conduct an exchange offer, to do that as well.

In view of the significant number of shares that could be issued in the Share Transaction and a possible exchange offer, our Board of Directors believes that this is an appropriate time to seek authority to issue additional shares of Common Stock. The additional shares of Common Stock would be available for other issuances for any proper corporate purpose from time to time as determined by our Board of Directors. For example, in addition to the Share Transaction, we may issue shares of Common Stock in public or private offerings for cash, or for use as consideration in acquiring other companies or assets with stock. Our Board of Directors also believes the amendment to our Certificate of Incorporation will enhance our flexibility in managing our capitalization, raising capital, and structuring appropriate equity compensation.

We do not have any current plans to issue additional equity securities (other than in connection with the Share Transaction and a possible exchange offer, in connection with grants under our present and future equity compensation plans, and/or the potential issuance of shares of Common Stock upon the exercise of the SOF warrant), and have not entered into any agreement to sell our equity securities at this time (other than as contemplated by the Standby Agreement) or to make an acquisition utilizing Common Stock. Our Board of Directors is seeking approval for additional authorized Common Stock at this time because future opportunities requiring prompt action may arise and our Board of Directors believes the delay and expense in seeking stockholder approval for additional authorized Common Stock could deprive the Company and our stockholders of the ability to benefit effectively from opportunities and/or cause the loss of attractive acquisitions or financing arrangements.

Our Board of Directors believes that it is in the best interests of the stockholders for the Company to have the flexibility to issue additional shares of Common Stock in any or all of the above circumstances. Although the issuance of additional shares of Common Stock could, in certain instances, discourage an attempt by another person or entity to acquire control of us, we have not proposed the increase in the number of authorized shares of Common Stock with the intention of using the additional authorized shares for anti-takeover purposes.

The additional shares of Common Stock to be authorized will have rights identical to the currently outstanding Common Stock. The proposed amendment will not affect the par value of the Common Stock, which will remain at $2.50 per share. Under our Certificate of Incorporation, our stockholders do not have preemptive rights to subscribe to additional securities that we may issue. This means that current stockholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership of Common Stock.

If we issue additional shares of Common Stock or other securities convertible into Common Stock in the future, it could dilute the voting rights of existing holders of Common Stock and could also dilute earnings per share and book value per share. In addition, such issuances could trigger the anti-dilution provisions under the SOF warrant.

The affirmative vote of a majority in voting power of (i) the shares of Common Stock and the Series A Preferred Stock (each of which is represented by four Depositary Shares) outstanding on the record date for the annual meeting, voting together as a single class, and (ii) the shares of Common Stock outstanding on the record date for the annual meeting, voting as a separate class, is required to approve this proposal. Notwithstanding stockholder approval of the proposal to amend our Certificate of Incorporation, the Board of Directors reserves the right to abandon the amendment at any time prior to its effectiveness without any further action by our stockholders, although the Board of Directors does not have any current plan to do so.

The Board of Directors recommends a vote “FOR”
the proposal to amend our Certificate of Incorporation.

CORPORATE GOVERNANCE

Our Board of Directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that our Board has adopted. Complete copies of our committee charters and code of business conduct are available on the Investor Relations section of our website, www.westmoreland.com. Alternatively, you can request a copy of any of these documents by writing to the Vice President, Corporate Relations, Westmoreland Coal Company, 2 North Cascade Ave., 14th Floor, Colorado Springs, Colorado 80903.

Information about the Board and Committees

The Board of Directors held nine meetings during 2006. All of our directors attended in person, or by telephone, all of the meetings of the Board of Directors and all of the meetings held by all committees on which they served during 2006 and which were held during the time they were members of the Board. All directors attended our 2006 annual meeting of stockholders. Resolutions adopted by the Board provide that directors are expected to attend the annual meeting of stockholders.

Mr. Klingaman joined the Board in February 2006. Mr. James Sight was elected to the Board at our 2006 annual meeting and resigned from the Board in November 2006. Mr. Christopher K. Seglem was elected to the

Board at our 2006 annual meeting and resigned from the Board in May 2007. Messrs. Thomas W. Ostrander and Donald A. Tortorice were elected to the Board at our 2006 annual meeting and are currently serving as directors; they were not nominated for re-election at the 2007 annual meeting. Mr. Seglem served as Chairman of the Board through May 1, 2007. In May 2006, Mr. Killen was named Vice-Chairman, and effective May 2, 2007, Mr. Killen was named interim, non-executive Chairman of the Board.

The Audit Committee of the Board of Directors met six times during 2006. The committee is comprised of Messrs. Coffey (Chairman), Ostrander, and Stern. Mr. Tortorice was also a member of the Audit Committee until May 2006 when he became the Chairman of the Compensation and Benefits Committee. The Audit Committee, which reports to the Board of Directors, approves the appointment of our independent registered public accounting firm, monitors the independence and directs the performance of our registered public accounting firm, and monitors the integrity of our financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance. It also reviews with our registered public accounting firm the audit plan for our company, our internal accounting controls, our financial statements, and the registered public accounting firm’s report to the Audit Committee. The Board of Directors has determined that Thomas J. Coffey is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Board has also determined that each member of the Audit Committee, including Mr. Coffey, is “independent” under the American Stock Exchange’s listing standards, Section 10A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 10A-3 thereunder. A copy of the Audit Committee Charter can be found in the Investor Relations section of our web site at www.westmoreland.com.

The Compensation and Benefits Committee of the Board of Directors met six times during 2006. The committee was comprised of Messrs. Killen (Chairman), Armstrong, Stern, and Tortorice until May 2006 and Messrs. Tortorice (Chairman), Armstrong, and Klingaman thereafter. Each member of the Compensation and Benefits Committee is “independent” under the American Stock Exchange’s listing standards. This committee is responsible for assuring that the Board of Directors, various committee chairpersons and committee members, our Chief Executive Officer, other officers, and our key management are compensated appropriately and in a manner consistent with our approved compensation strategy, internal equity considerations, competitive practice, and any relevant laws or regulations. The processes and procedures followed by our Compensation and Benefits Committee in considering and determining executive and director compensation are described below under the heading “Executive and Director Compensation Processes”. A copy of the Compensation and Benefits Committee Charter may be found on the Investor Relations section of our website at www.westmoreland.com.

We had separate Nominating and Corporate Governance Committees until May 2006, when those committees were combined. The Corporate Governance Committee was comprised of Messrs. Ostrander (Chairman), Armstrong, Coffey, and Tortorice and met twice during 2006. The Nominating Committee was comprised of Messrs. Killen (Chairman), Armstrong, and Sight and also met twice during 2006. The Nominating and Corporate Governance Committee is comprised of Messrs. Killen (Chairman) and Ostrander and met on May 2, 2007 to review the qualifications of potential candidates to serve as common stockholder nominees and depositary stockholder nominees for election to the Board of Directors and to recommend a slate of candidates for consideration by the Board of Directors. Each member of the Nominating and Corporate Governance Committee is “independent” under the American Stock Exchange’s listing standards. This committee, which reports to the Board of Directors, identifies and recommends individuals qualified to be nominated as members of the Board of Directors. The Nominating and Corporate Governance Committee is also authorized to provide oversight on matters related to corporate governance and structure and to make recommendations to the Board of Directors. This committee also provides for the evaluation of Board, committee, and individual director performance and recommends individuals qualified to be nominated as members of the Board of Directors. A copy of the Nominating and Corporate Governance Committee Charter can be found on the Investor Relations section of the Company’s web site at www.westmoreland.com.

The Executive Committee of the Board of Directors, comprised of Messrs. Seglem (Chairman) (until his resignation in May 2007), Armstrong, Killen, and Sight (until his resignation in November 2006), did not meet during 2006. To the extent permitted by law, this committee is authorized to exercise the power of the Board of Directors with respect to the management of the business and affairs of our company.

There are no family relationships between any director, executive officer, or person nominated or chosen by us to become a director or executive officer of our company except for between Mr. Christopher Seglem, who served as Chairman, President and CEO through May 1, 2007, and Mr. Mark Seglem as described in “Certain Transactions — Other Related Person Transactions” on page 58 of this proxy statement.

Compensation and Benefits Committee Interlocks and Insider Participation

During 2006, Messrs. Armstrong, Killen, Klingaman, Stern, and Tortorice served on our Compensation and Benefits Committee. None of these directors was a current or former officer or employee of our company, and none had any related person transaction involving our company.

Director Candidate Nomination Process

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates when a vacancy exists or is anticipated includes invitations to Board members for recommendations, the collection of information about individuals recommended, meetings to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee takes into consideration a number of criteria which include the candidate’s integrity, business acumen, knowledge of our business and industry, maturity, experience, diligence, potential conflicts of interest, willingness to serve as a director and regularly attend and participate in Board meetings, and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of skills, experience, and knowledge that will assure that the Board can fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Westmoreland Coal Company, 2 North Cascade Avenue, 14th Floor, Colorado Springs, CO 80903. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy statement for the next annual meeting.

Stockholders also have the right under our bylaws to nominate director candidates directly, without any action or recommendation on the part of the Corporate Governance and Nominating Committee or the Board, by following the procedures set forth in Section 2.6, “Advance Notice of Nominees,” in our bylaws. Among other things, a stockholder wishing to nominate a candidate for election as a director must give notice to us within the time period specified in such section, and the notice must include the information about the stockholder and the proposed nominee required in the bylaws. Any stockholder wishing to nominate a candidate for election to the Board without any action or recommendation of the Nominating and Corporate Governance Committee or the Board must strictly comply with the procedures specified in Section 2.6 of the bylaws. Candidates nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in our proxy statement for the next annual meeting.

Communicating with the Board

The Board has provided a process that permits stockholders to communicate directly with the Board. Stockholders wishing to communicate with us, including the Board, generally are asked to contact the Vice

President-Corporate Relations, Diane S. Jones, at Westmoreland Coal Company, 2 North Cascade Ave., 14th Floor, Colorado Springs, Colorado 80903, diane.jones@westmoreland.com, (719) 448-5814, who is primarily responsible for receiving, managing, monitoring, and responding to stockholder communications.

Stockholders who wish to write directly to the Board on any topic should address communications to the Board of Directors in care of the Chairman, Westmoreland Coal Company Board of Directors, Westmoreland Coal Company, 2 North Cascade Ave., 14th Floor, Colorado Springs, Colorado 80903.

Our Chairman, with the assistance of Ms. Jones, will report on stockholder communications to the Board and provide copies or specific summaries to directors on matters deemed to be of appropriate importance.

In general, communications from stockholders relating to corporate governance will be forwarded to the Board unless they are frivolous, obscene, or repeat the same information contained in earlier communications, or fail to identify the author.

Director Independence

Under the applicable rules of the American Stock Exchange, a director will qualify as an “independent director” only if (1) he is not an executive officer or employee of our company and (2) the Board affirmatively determines that he does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

None of Messrs. Armstrong, Coffey, Killen, Klingaman, and Stern is an executive officer or employee of our company. Our Board has determined that none of Messrs. Armstrong, Coffey, Killen, Klingaman, and Stern has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Section 121A(2) of the American Stock Exchange Company Guide. Our Board reached a similar determination with respect to Mr. Sight, who served as a director until November 6, 2006 and with respect to Messrs. Ostrander and Tortorice, who are serving as directors until the 2007 annual meeting.

Executive and Director Compensation Process

The Compensation and Benefits Committee is responsible for setting the salaries and incentive compensation of our executive officers. The committee’s objective is to oversee and administer compensation programs that attract, retain, reward, and motivate highly qualified executive officers to perform their duties in a competent and efficient manner, increase our long-term profitability, and build stockholder value. The Compensation and Benefits Committee establishes our overall compensation strategy to ensure that our executives are rewarded appropriately and that executive compensation supports Westmoreland’s business strategy and objectives. In discharging its duties, the Compensation and Benefits Committee reviews and determines the compensation, including base salaries, annual incentives, long-term incentives, and other benefits, of our Chief Executive Officer, our Chief Financial Officer, and the three most highly-compensated executive officers other than our Chief Executive Officer and Chief Financial Officer. We refer to these five officers as our named executive officers. The Compensation and Benefits Committee also determines the compensation for other key executives who are not identified in this report.

The Compensation and Benefits Committee has the authority to retain consultants directly and has engaged a nationally recognized executive compensation consultant, Mercer Human Resource Consulting, or Mercer, to assist in performing its duties. Mercer was engaged to assist with the development of our compensation strategy, to annually review the competitiveness of our executive compensation programs, and to provide recommendations for changes or adjustments to these programs. The compensation strategy was specifically designed to support our business strategy, with an expectation that changes to our company would affect pay delivery programs.

Our compensation planning process, including business and succession planning, evaluation of our executive officers’ performance, and consideration of our business environment is ongoing throughout the year.

Our Chief Executive Officer, members of management, and our Vice President of Human Resources work with the Chairman of the Compensation and Benefits Committee to establish the agenda for Compensation and Benefits Committee meetings and in the preparation of meeting information. We seek the input of our management, our Vice President of Human Resources, and Mercer in making executive compensation decisions. Our Chief Executive Officer also participates in Compensation and Benefits Committee meetings at its request to provide background information on Westmoreland’s strategic objectives, his evaluation of the performance of the named executive officers, and compensation recommendations as to senior executive officers (other than for himself). In determining the appropriate compensation level for our Chief Executive Officer, the committee meets in executive session and reviews performance of our company and our Chief Executive Officer’s performance against pre-established goals.

The Compensation and Benefits Committee has implemented an annual performance review program for our executives, under which annual performance goals are determined and set each calendar year for our company as a whole, and for the power segment and each mining operation. The corporate goals target the achievement of specific regulatory, financial, and operational milestones. Individual mine and power segment goals are proposed by each mine manager or senior power executive and approved by our Chief Executive Officer. Our Chief Executive Officer’s goals are approved by the Compensation and Benefits Committee. Annual salary increases, annual bonuses, and annual long-term incentive awards, including any stock option, SAR, performance unit, and restricted stock awards, granted to our executives are tied to the achievement of corporate, power segment, or mine performance goals and to individual accomplishments.

During the first calendar quarter of each year, we evaluate performance against the goals and individual accomplishments for the recently completed year. Generally, each executive’s evaluation begins with a self-assessment, which is submitted in writing or discussed with our Chief Executive Officer. Our Chief Executive Officer then formulates an evaluation based on the executive’s self-assessment, the Chief Executive Officer’s own evaluation, and input from others within our company. This process leads to a recommendation by the Chief Executive Officer for annual executive salary increases, annual incentive bonuses, and annual long-term incentive awards, if any, which is then reviewed and approved by the Compensation and Benefits Committee. In the case of our Chief Executive Officer, his individual performance evaluation is conducted by the Compensation and Benefits Committee, which determines his compensation changes and awards. For all executives, annual incentive bonuses, to the extent granted, are implemented during the first calendar quarter of the year. Annual base salary increases and annual long term incentive awards, including stock option, SAR, performance unit, and restricted stock awards, to the extent granted, are implemented at the end of the second calendar quarter of the year for all executives.

The Compensation and Benefits Committee reviews director compensation every other year, engaging Mercer to assist in its evaluation of the competitiveness of current compensation levels for non-employee directors. Mercer uses the Mercer General Industry Survey and a review of proxy data of the same Westmoreland peer group used for a comparison of executive compensation to determine the competitiveness of Westmoreland’s director compensation. Mercer, at the request of the Compensation and Benefits Committee, updated its 2005 report in 2006, and provided an additional report regarding director compensation to the Compensation and Benefits Committee in December 2006. Our Vice President of Human Resources, a certified compensation professional, also provides information to the Compensation and Benefits Committee regarding director compensation, including information from the National Association of Corporate Directors’ 2006 report on directors’ compensation. Our Chief Executive Officer makes recommendations to the Compensation and Benefits Committee regarding directors’ compensation, based on the information provided by Mercer and the Vice President of Human Resources. The committee makes the final determination regarding director compensation recommendations to present to the full Board for their approval.

BENEFICIAL OWNERSHIP OF SECURITIES

Except as set forth in the following table, no person or entity known to us beneficially owned more than 5% of our voting securities as of May 15, 2007:

Number of Shares and Nature of Beneficial Ownership(1)

Name and Address			Percentage of			Percentage of
of Beneficial Owner	Common Stock		Common Stock	Depositary Shares		Depositary Shares

Alan A. Blase	—		—	70,659	(2)	11.0%
1073 SW 119th Ave., #5 Davie, FL 33325
Jeffrey L. Gendell	1,543,600	(3)	17.0%	4,300	(4)	*
55 Railroad Avenue, 3rd Fl Greenwich, CT 06830
Stephen D. Rosenbaum	28,924		*	60,000	(5)	9.4%
817 N. Calvert Street Baltimore, MD 21202
Wellington Management	549,900	(6)	6.1%	—		—
Company, LLP 75 State Street Boston, MA 02109

(1)	Information in this table is as of May 15, 2007, unless otherwise indicated, and is based solely on information contained in Schedules 13D, Schedules 13G, and Section 16 Forms filed by the beneficial owners with the Securities and Exchange Commission, or the SEC, or information furnished to us. Except as indicated below, the respective beneficial owners have reported that they have sole voting power and sole dispositive power with respect to the securities set forth opposite their names. For ease of analysis, the common stock information in the table and the related footnotes does not include the number of shares of common stock into which the depositary shares may be converted. A holder of depositary shares may convert such depositary shares into shares of common stock at any time at a conversion ratio of 1.708 shares of common stock for each depositary share. Consequently, a holder of depositary shares is deemed to beneficially own all of the shares of common stock into which such holder’s depositary shares may be converted. However, for so long as we are in arrears on six or more preferred stock dividends, holders of depositary shares are not entitled to vote for the election of directors to be elected by holders of the common stock unless such depositary shares are actually converted prior to the record date for the annual meeting. Percentages of less than 1% are indicated by an asterisk.

(2)	According to a Schedule 13G filed on February 14, 2007, Mr. Alan Blase beneficially owns 70,659 depositary shares of which he has shared dispositive power over shares owned by several investors. No single investor has more than 5% ownership and only has shared dispositive power with Mr. Blase with respect to its/his/her own shares. The depositary shares are convertible into 120,685 shares of common stock, which would represent 1.3% of the total shares of common stock outstanding. See Note (1).

(3)	According to a Schedule 13D filed May 4, 2007 with the SEC, Mr. Gendell owns 549,000 shares of common stock of which he has sole voting and dispositive power and the remaining 994,600 shares of common stock are held by limited partnerships and limited liability companies of which Mr. Gendell is either a managing member or general partner of which he has shared voting and dispositive power. See Note (1). Mr. Gendell is a managing member of Tontine Capital Partners, L.P., which has agreed to act as a standby purchaser in our proposed rights offering, the closing of which is subject to a number of conditions, including the approval of our stockholders. Because of Mr. Gendell’s relationship with Tontine Capital Partners, L.P., the shares owned by Tontine Capital Partners, L.P., and its affiliates and acquired by them in the rights offering will be attributed to Mr. Gendell for purposes of calculating the beneficial ownership of our securities.

(4)	According to information supplied to us on March 13, 2007, Mr. Gendell personally owns 4,300 depositary shares. These depositary shares are convertible into 7,343 shares of common stock, which shares of common stock together with the 1,543,600 shares of common stock reported in the table would represent 17.1% of the total shares of common stock outstanding. See Notes (1) and (3).

(5)	The depositary shares are convertible into 102,480 shares of common stock, which together with the 28,924 shares of common stock reported in the table, would represent 1.5% of the total shares of common stock outstanding. See Note (1).

(6)	According to a Schedule 13G filed on February 14, 2007, Wellington Management Company, LLP, or Wellington, in its capacity as investment adviser, may be deemed to beneficially own 549,900 shares of common stock. Wellington has shared voting power over 265,300 shares and shared dispositive power over all 549,900 shares.

The following table sets forth information as of May 15, 2007 concerning stock ownership of individual directors and our named executive officers, and all of our executive officers and directors as a group:

Number of Shares and Nature of Beneficial Ownership(1)

			Percentage of			Percentage of
Name of Directors, Named Executive Officers and Persons as a Group(2)	Common Stock		Common Stock	Depositary Shares		Depositary Shares

Michael Armstrong	53,984	(3)	*	11,334	(4)	1.8%
David J. Blair	658	(5)	*	—		—
Thomas J. Coffey	41,853	(6)	*	—		—
Robert W. Holzwarth	7,326	(7)	*	—		—
Richard M. Klingaman	500		*	—		—
Robert E. Killen	239,814	(8)	2.6%	750	(9)	*
John V. O’Laughlin	38,099	(10)	*	—		—
Thomas W. Ostrander	104,368	(11)	1.2%	—		—
Christopher K. Seglem	416,274	(12)	4.5%	1,188	(13)	*
William M. Stern	47,103	(14)	*	7,850	(15)	1.2%
Donald A. Tortorice	23,853	(16)	*	—		—
Roger D. Wiegley	393	(17)	*	—		—
Directors and Executive Officers as a Group (23 persons)	729,921	(18)	7.8%	19,934	(19)	3.1%

(1)	This information is based on information known to us or furnished to us by our directors and executive officers. Except as indicated below, we are informed that the respective beneficial owners have sole voting power and sole dispositive power with respect to all of the shares set forth opposite their names. Percentages of less than 1% are indicated by an asterisk. For ease of analysis, the common stock information in the table and the related footnotes does not include the number of shares of common stock into which the depositary shares may be converted. A holder of depositary shares may convert such depositary share into shares of common stock at any time at a conversion ratio of 1.708 shares of common stock for each depositary share. Consequently, a holder of depositary shares is deemed to beneficially own all of the shares of common stock into which such holder’s depositary shares may be converted. However, for so long as we are in arrears on six or more preferred stock dividends, holders of depositary shares are not entitled to vote for the election of directors to be elected by holders of common stock unless such depositary shares are actually converted prior to the record date for the Annual Meeting. Also, shares that may be purchased under equity incentive plans are reflected in the table but are not entitled to vote unless exercised prior to the record date for the Annual Meeting. Our equity incentive plans include our 1991 Non-Qualified Stock Option Plan for Non-Employee Directors, or 1991 Plan; our 1995 Long-Term Incentive Stock Plan, or 1995 Plan; our 1996 Directors’ Stock Incentive Plan, or 1996 Directors’ Plan; our 2000 Nonemployee Directors’ Stock Incentive Plan, as amended, or the 2000 Directors’ Plan; our 2000 Long-Term Incentive Stock Plan, or 2000 Employees’ Plan; and our 2002 Long-Term Incentive Stock Plan, or 2002 Plan. The Westmoreland Coal Company and Subsidiaries Employees’ Savings Plan, or the 401(k) Plan, provides investment alternatives that include a common stock fund and a depositary share fund. All amounts included herein held through the 401(k) Plan are as of May 15, 2007.

(2)	Mr. Seglem is a “Named Executive Officer” but is not included in “Directors and Officers as a Group.”

(3)	See Notes (1) and (4).

(4)	Includes 2,400 depositary shares held by a trust of which Mr. Armstrong is trustee, 3,834 depository shares held by Mr. Armstrong as a personal investment; and 5,100 depository shares held by an investment LLC that Mr. Armstrong manages and over which he exercises voting and dispositive power. The depositary shares are convertible into 19,358 shares of common stock, which together with the 53,984 shares of common stock reported in the table, would represent 0.8% of the total shares of common stock outstanding. See Note (1).

(5)	Includes 658 shares of common stock held by Prudential Retirement, as trustee of the 401(k) Plan.

(6)	Includes 15,000 shares of common stock which may be purchased upon exercise of options under our 2000 Directors’ Plan.

(7)	Includes 660 shares of common stock held by Prudential Retirement, as trustee of the 401(k) Plan, and 6,666 shares of common stock which may be purchased upon exercise of options under our 2002 Plan.

(8)	Includes 88,990 shares of common stock owned by Mr. Killen as a personal investment, 59,184 shares of common stock held jointly by Mr. Killen and his spouse, 61,500 shares of common stock held by a limited partnership of which Mr. Killen and his spouse are general partners and 22,640 shares of common stock held by a limited partnership of which Mr. Killen is the general partner. Mr. Killen has voting and dispositive power over all 22,640 shares. Also includes 7,500 shares of common stock which may be purchased upon exercise of options under the 2000 Directors’ Plan. See Notes (1) and (9).

(9)	Includes 750 depositary shares jointly held by Mr. Killen and his spouse. These depositary shares are convertible into 1,281 shares of common stock, which shares of common stock, together with the 239,814 shares of common stock reported in the table, would represent 2.7% of the total shares of common stock outstanding. See Notes (1) and (8).

(10)	Includes 2,199 shares of common stock held by Prudential Retirement, as trustee of the 401(k) Plan. Also includes 34,300 shares of common stock which may be purchased upon exercise of options under the 1995 Plan, the 2000 Employees’ Plan, and the 2002 Plan.

(11)	Includes 56,000 shares of common stock which may be purchased upon exercise of options under the 1991 Plan, the 1996 Plan, and the 2000 Directors’ Plan.

(12)	Includes 4,720 shares of common stock held by Prudential Retirement, as trustee of the 401(k) Plan, and 239,000 shares of common stock which may be purchased upon exercise of options under the 1995 Plan, the 1996 Directors’ Plan, the 2000 Employees’ Plan, and the 2002 Plan. See Notes (1) and (13).

(13)	Includes 88 depositary shares held by Prudential Retirement, as trustee of the 401(k) Plan. The depositary shares are convertible into 2,029 shares of common stock, which together with the 416,274 shares of common stock reported in the table, would represent 4.5% of the total shares of common stock outstanding. See Notes (1) and (12).

(14)	Includes 10,000 shares of common stock which may be purchased upon exercise of options under the 2000 Directors’ Plan.

(15)	Includes 2,800 depositary shares held in trust for which Mr. Stern is a trustee and beneficiary, 3,000 shares held by a trust for which Mr. Stern is sole trustee, and 2,050 shares held in trust for which Mr. Stern is sole trustee and beneficiary. The depositary shares are convertible into 13,407 shares of common stock, which together with the 47,103 shares of common stock reported in the table, would represent 0.7% of the total shares of common stock outstanding. See Notes (1) and (14).

(16)	Includes 12,500 shares of common stock which may be purchased upon exercise of options under the 2000 Directors’ Plan.

(17)	Includes 393 shares of common stock held by Prudential Retirement, as trustee of the 401(k) Plan. See Note (1).

(18)	See Notes (3), (5) — (8), (10) — (11), (14), and (16) — (17).

(19)	See Notes (4), (9), and (15).

Beneficial ownership is determined in accordance with the rules of the SEC. The number of shares beneficially owned by a person includes shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of June [18], 2007. The shares issuable pursuant to these options are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership on Forms 3 and 4 with the SEC and the American Stock Exchange. Officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the knowledge of management, based solely on its review of such reports furnished to the Company, all Section 16(a) filing requirements applicable to the Company’s officers, directors, and greater than ten percent beneficial owners were complied with during the year ended December 31, 2006.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2006 the Company had stock options and stock appreciation rights (“SARs”) outstanding from three shareholder-approved stock plans for employees approved by shareholders and three stock incentive plans for non-employee directors that are not approved by shareholders. The value of a SAR is equal to the appreciation in the market value of a share of the Company’s common stock between the date of grant and the date of exercise.

The employee plans provide for the grant of incentive stock options (“ISOs”), nonqualified options under certain circumstances, SARs, and restricted stock. Employee ISOs and SARs generally vest over two or three years, expire ten years from the date of grant and may not have an exercise or base price that is less than the market value of the stock on the date of grant.

The non-employee director plans generally provide for automatic grants of nonqualified stock options or restricted stock to directors when elected, or re-elected to the Board. The use of SARs with a four year vesting period was approved for awards beginning in 2006.

In 2006, the Company granted SARs as the form of award for both the employee and director plans. The Company utilizes SARs, and currently intends to settle those SARs in stock, because stock-settled SARs generally require fewer shares than do options to deliver similar incentive to an executive or Board member.

The following table presents information regarding equity compensation plans as of December 31, 2006 and depicts the total number of securities to be issued upon the exercise of outstanding options and SARs (if settled based on the price of the Common Stock on December 31, 2006), the weighted average exercise prices of the options and the number of securities available for future issuance.

2006 EQUITY COMPENSATION PLAN INFORMATION

Number of
Securities
Remaining Available
	Number of				for Future Issuance
	Securities to be				Under Equity
	Issued Upon				Compensation Plans
	Exercise of		Weighted Average		(Excluding
	Outstanding		Exercise Price		Securities
	Options, Warrants		of Outstanding Options,		Reflected
	and Rights		Warrants and Rights		in Column (a))
Plan Category	(a)		(b)		(c)

Equity compensation plans approved by security holders	396,060	(1)(2)	$11.86	(1)	210,472	(1)(2)
Equity compensation plans not approved by security holders	148,500		$11.00		19,176
Total	544,560	(1)(2)	$11.62	(1)	229,648	(1)(2)

(1)	Includes 2,944 shares of Common Stock issuable on settlement of in-the-money SARs outstanding at December 31, 2006, which is the number of shares of Common Stock that the Company would have been required to issue, if it had been required to settle all outstanding SARs on December 31, 2006, and if it had elected to settle all outstanding SARs in shares of Common Stock. At December 31, 2006, 544,680 SARs were outstanding in the employee plans; those SARs had base prices between $18.035 and $29.48. The SARs were originally granted on a three-year vesting schedule. On December 30, 2005 the Company accelerated the vesting of all unvested SARs as described in “Compensation Discussion and Analysis — Components of the Executive Compensation Program — Long-Term Incentive Compensation — Stock Appreciation Rights (SARs)” on page 40 of this proxy statement. The base prices of the SARs are not reflected in column (b) of this table but are described in this note.

(2)	The maximum number of shares of common stock the Company could be required to issue to settle the SARs outstanding in the employee plans at December 31, 2006 is 544,680 if one share of stock is required for each SAR outstanding. Similarly, the maximum number of shares of common stock the Company could be required to issue to settle the SARs outstanding in the director plans at December 31, 2006 is 16,067 if one share of stock is required for each SAR outstanding. (No director SARs were in-the-money at December 31, 2006.) If the Company were required to issue this total number of shares in settlement of its SARs, the number of securities to be issued upon the exercise of outstanding options, warrants and rights (column (a)) would be 1,102,363, which exceeds the number of securities available for future issuance under the Company’s existing equity compensation plans. The Company is seeking approval for additional shares to be used for equity compensation at its 2007 Annual Meeting of Stockholders as described in “Proposal 4 — Approval of 2007 Equity Incentive Plan for Employees and Non-Employee Directors” in this proxy statement.

EXECUTIVE OFFICERS

The following sets forth certain information with respect to the executive officers of the Company:

Name(1)	Age	Position

Keith E. Alessi(2)	52	Interim President and interim Chief Executive Officer (effective May 1, 2007)
David J. Blair(3)	53	Chief Financial Officer
Roger D. Wiegley(4)	58	General Counsel and Secretary
Robert W. Holzwarth(5)	59	Senior Vice President, Power
John V. O’Laughlin(6)	56	Vice President, Coal Operations
Todd A. Myers(7)	43	Vice President, Coal Sales
Ronald H. Beck(8)	62	Vice President, Finance and Treasurer
Mark K. Seglem(9)	49	Vice President, Strategic Planning and Administration
Thomas G. Durham(10)	58	Vice President, Planning and Engineering
Douglas P. Kathol(11)	54	Vice President, Development
Mary Stoik Dymond(12)	54	Vice President, Human Resources and Risk Management
Gregory S. Woods(13)	54	Vice President, Eastern Operations
Diane S. Jones(14)	49	Vice President, Corporate Relations and Assistant Secretary
Bronwen J. Turner(15)	52	Vice President, Government and Community Relations
Kevin A. Paprzycki(16)	36	Controller
Morris W. Kegley(17)	59	Assistant General Counsel and Assistant Secretary

(1)	Mr. Christopher K. Seglem was Chairman, President and CEO at December 31, 2006 and held the positions through May 1, 2007. He was elected President and Chief Operating Officer in June 1992, and a Director of the Company in December 1992. In June 1993, he was elected Chief Executive Officer, at which time he relinquished the position of Chief Operating Officer. In June 1996, he was elected Chairman of the Board. He is a member of the bar of Pennsylvania.

(2)	Mr. Alessi was elected interim President and interim Chief Executive Officer in May 2007. He is a member of the Board of Directors and Chairman of the audit committee of both Town Sports International Holdings, Inc. and H&E Equipment Services, Inc. He is also a member of the Board of Directors of MWI Veterinary Supply, Inc. Mr. Alessi is adjunct professor of law at Washington and Lee University School of Law and at the Ross School of Business at the University of Michigan.

(3)	Mr. Blair joined Westmoreland in April 2005. He joined Westmoreland after seventeen years with Nalco Chemical Company where he was most recently acting Chief Financial Officer for Ondeo Nalco Company, a global specialty chemical company.

(4)	Mr. Wiegley joined Westmoreland in May 2005. Prior to joining Westmoreland he held legal positions with Credit Suisse Group from 1999 to 2005 and served as General Counsel for one of its affiliates. Mr. Wiegley served as outside counsel for Westmoreland from 1992 to 1994 while a partner with Sidley Austin LLP and from 1994 to 1997 with Pillsbury Winthrop Shaw Pittman LLP.

(5)	Mr. Holzwarth joined Westmoreland in November 2004. Prior to joining Westmoreland, he was Chief Executive Officer of United Energy, a publicly-traded utility in Australia. From 1993 to 2003 he was employed by Aquila, Inc. in various management positions, including from 1997 to 2000 as Vice President and General Manager of Power Services and Generation, in which capacity he managed power plants capable of generating over 2,000 MW of electricity, and from 2002 to 2003 as Chief Executive Officer of United Energy, Australia, an electric distribution utility serving 600,000 customers.

(6)	Mr. O’Laughlin joined Westmoreland in February 2001 as Vice President, Mining, and was named President and General Manager of Dakota Westmoreland Corporation in March 2001. He later became President and General Manager of Western Energy Company and President of Texas Westmoreland Coal Company and was promoted to Vice President of Coal Operations for Westmoreland Coal Company in May 2005. Prior to joining Westmoreland, Mr. O’Laughlin was with Morrison Knudsen Corporation’s mining group for twenty-eight years, most recently as Vice President of Mine Operations which included responsibility for the contract mining services at the Absaloka Mine.

(7)	Mr. Myers rejoined Westmoreland in January 2000 as Vice President, Marketing and Business Development and in 2002 became Vice President, Sales and Marketing. He originally joined Westmoreland in 1989 as a Market Analyst and was promoted in 1991 to Manager of the Contract Administration Department. He left Westmoreland in 1994. Between 1994 and 2000, he was Senior Consultant and Manager of the environmental consulting group of a nationally recognized energy consulting firm, specializing in coal markets, independent power development, and environmental regulation.

(8)	Mr. Beck joined Westmoreland in July 2001 as Vice President, Finance and Treasurer. From September 2003 to April 2005, he also served as Acting Chief Financial Officer. Prior to joining Westmoreland he was a financial officer at Columbus Energy Corp. from 1985 to 2000, lastly as Vice President and Chief Financial Officer.

(9)	Mr. Mark Seglem joined Westmoreland in July 2003 as Vice President, Business Operations of Texas Westmoreland Coal Co. In May 2006 he was promoted to President of Texas Westmoreland and elected Vice President, Strategic Planning and Administration of Westmoreland Coal Company. Mr. Seglem came to Westmoreland from the Secretary of Defense’s office where he had served as a division director since August of 2001. Prior to that he worked for two years as a manager of the defense consulting firm, Whitney, Bradley, and Brown of Vienna, Virginia. Mr. Seglem served in the United States Navy as a Surface Warfare Officer from 1979 to 1999 retiring at the grade of Captain (select).

(10)	Mr. Durham joined Westmoreland as Vice President, Coal Operations in April 2000 and was named Vice President, Planning and Engineering in May 2005. For the four years prior to joining Westmoreland, he was a Vice President of Norwest Mine Services, Inc. which provides worldwide mining consulting services on surface mining and other projects. Mr. Durham has over 30 years of surface mine management and operations experience. He became a Registered Professional Engineer in 1976.

(11)	Mr. Kathol joined Westmoreland in August 2003. Prior to joining Westmoreland, Mr. Kathol was Vice President and Controller of Norwest Mine Services, Inc. which provides worldwide mining consulting services. Mr. Kathol has over 27 years experience evaluating and developing energy related projects.

(12)	Ms. Dymond joined Westmoreland in June 2006, as Vice President, Human Resources and became Vice President, Human Resources and Risk Management in November 2006. From 2000 to June 2006, she was with Cenveo, Inc., a publicly-held printing and paper conversion company, where she served as Vice President of Human Resources. Ms. Dymond has held senior human resources and risk management positions with publicly-held companies in the energy and manufacturing sectors since 1987, including serving as Vice President of Human Resources of ACX Technologies, the publicly-held spin-off of the Adolph Coors Brewing Co. Ms. Dymond is a Certified Compensation Professional.

(13)	Mr. Woods joined Westmoreland in May 1973 and held various corporate accounting and management information systems positions while at Westmoreland’s Virginia and West Virginia coal mining operations. Mr. Woods has been with Westmoreland Energy, LLC since 1990 and has held the positions of Controller, Asset Manager, and Vice President, Finance and Asset Management. Mr. Woods was elected to his current positions as Vice President, Eastern Operations of Westmoreland Coal Company in June 2000, as Executive Vice President of Westmoreland Energy, LLC in February 1997, and as President of Westmoreland Technical Services, Inc. in April 2001.

(14)	Ms. Jones joined Westmoreland in March 1993 as Manager, Business Development of Westmoreland Energy, LLC and became Manager of Business Development and Corporate Relations for Westmoreland Coal Company in 1995. She was named Vice President Corporate Business Development and Corporate Relations in 2000 and then named Vice President Corporate Relations in August 2003. Prior to joining

Westmoreland, Ms. Jones held engineering and business development positions in the utility industry. She became a Registered Professional Engineer in 1985.

(15)	Ms. Turner joined Westmoreland in August 2003 as Director, Government and Community Relations and was named Vice President, Corporate Government and Community Relations in January 2006. Prior to joining Westmoreland she was a policy analyst for the Education Commission of the States and Director of Marketing and Communications for Quark Inc. She has over 25 years experience in various positions in marketing, communications and public policy, including representing communities impacted by energy development.

(16)	Mr. Paprzycki joined Westmoreland as Controller and Principal Accounting Officer in June 2006. Prior to joining Westmoreland he held positions at Applied Films Corporation as Corporate Controller from November 2005 to June 2006. From June 2004 to November 2005, he was Chief Financial Officer at Evans and Sutherland Computer Corporation and Director of Finance from June 2001 to November 2004. Mr. Paprzycki became a certified public accountant in 1994, and a certified financial manager and a certified management accountant in 2004.

(17)	Mr. Kegley joined Westmoreland in October 2005. Prior to joining Westmoreland he held legal positions with Peabody Energy Company from February 2004 to October 2005, AngloGold North America from June 2001 to February 2004, Kennecott Energy Company from August 1998 to June 2001, and Amax Coal Company and Cyprus Amax Minerals Company from February 1981 to July 1998. He is a member of the bar of Indiana, Illinois, Wyoming, and Colorado.

COMPENSATION DISCUSSION AND ANALYSIS

Business Context

We are a U.S. energy company that produces approximately 30 million tons of coal and generates 2.6 million megawatt hours of electric power annually. We also broker coal for others, operate power facilities for others under contract and provide repair and maintenance services to utility, independent power, and industrial generation facilities. We have been mining coal for over 150 years. Between 1992 and 2001 we transitioned from primarily underground coal production, most of which was in the Eastern United States, to current production from surface mines in Montana, North Dakota, and Texas. Working in combination with others, we also diversified into the production of independent power, and brought eight projects to commercial operations during this period. Our principal power production facility today is in North Carolina. We now employ over 1,100 people in seven states and our Company is ranked as the eighth largest coal producer in the country based on tons of coal mined in 2006.

We have faced a number of financial challenges over the past two decades. By the late 1980’s our underground mining operations were characterized by depleted reserves and high costs causing significant operating losses. Coal markets were soft and prices declining. The Company also faced high and growing post-retirement medical costs for retired members of the United Mine Workers of America, or UMWA. How to finance a turnaround posed a very substantial challenge. By the early 1990’s the Company was in default on various bank covenants and could not pay dividends on its preferred stock. In response, the Company initiated a plan to transform itself into a profitable enterprise by shutting down non-performing operations, monetizing existing assets wherever possible, capping UMWA post-retirement medical costs to the extent possible and reinvesting available proceeds in a new business plan and strategy emphasizing western surface mining, and independent power production. The Company’s financial situation forced it to rely primarily on asset based financing, which limited the amount of free cash available to us from operations. As a result, we have been cash constrained over the past two decades. In recognition of this, management and the Compensation and Benefits Committee have kept cash compensation levels relatively low and flat. This has meant often deferring or limiting pay increases and the pay-out of certain incentive compensation earned.

Successful execution of our strategic plan has been predicated on attracting and retaining a talented and highly motivated executive team with a deep technical and operational knowledge of the energy markets. The skill sets, educational requirements, experience and personal qualities of our executives are in demand by many of our competitors. At the same time, we have had to address the financial constraints imposed on us in transforming the Company from a mature but struggling enterprise to a growing one with sustainable positive cash flow and profitability. Within professional compensation circles we have been in what is known as the renewal stage. Companies at this stage use certain guidelines for compensation policy and design, which emphasizes proportionally greater reliance on annual and long-term incentive compensation. At the same time, the relatively small number of Company shares outstanding has limited our ability to deliver long-term incentives at the level of value typically indicated for a company in the renewal stage. Therefore, compensation levels for our executives have changed only minimally from prior years’ levels.

The competition for executive talent in the energy industry has always been considerable, but never more so than today as the worldwide demand for energy has risen to new levels, increasing the pressure on energy companies to permit and construct new power generation facilities, find and develop new fuel reserves, extract resources under challenging geological conditions, comply with new environmental and reclamation requirements, manage higher production costs associated with dramatic increases in the prices of key supplies such as diesel fuel and electricity and address the scarcity of certain supplies such as tires. Unwanted turnover among our key executives could be very costly to our shareholders. Therefore, our executive compensation program has been designed to support our long-term strategic objectives, as well as address the realities of the competitive market for talent.

It is the intention of the Compensation and Benefits Committee to set the compensation levels of our executives at appropriate levels in line with stated compensation principles and objectives discussed below, in part through the use of long-term equity awards. Our most recent equity plan to provide long-term incentives to employees was approved by our shareholders in 2002 and the shares reserved for that plan are now nearly depleted. In order to have additional shares available for grant as incentives, the Board of Directors, at the recommendation of the Compensation and Benefits Committee, is seeking approval for a new long-term equity incentive plan for its employees and its non-employee directors. See “Proposal 4 — Approval of 2007 Equity Incentive Plan for Employees and Non-Employee Directors” above.

Compensation Principles and Objectives

Our executive compensation program has been designed to provide a total compensation package that allows us to attract, retain and motivate executives with the business and technical knowledge necessary to capably manage our business.

Our executive compensation program is guided by several key principles:

•	Target compensation levels that are at least at the median of our industry, peer group and the markets in which we compete for executive talent;

•	Structure executive compensation to reflect the Company’s presence in the renewal stage;

•	Link pay to performance by making a substantial percentage of total executive compensation variable, or “at risk,” by relying on annual and long-term incentive compensation programs;

•	Use equity awards, or awards with equity-like features, to align executive compensation with shareholder interests; and

•	Provide a total compensation program that emphasizes direct compensation over indirect compensation such as perquisites and other benefits.

Establishing the Executive Compensation Program

Our executive compensation program takes into consideration our stage in the business cycle, the marketplace for similar positions, our past practices, and the experience and talents that each individual executive brings to our company.

At Westmoreland, the Compensation and Benefits Committee, a committee of the Board of Directors consisting of three independent directors, administers our executive compensation program. The Compensation and Benefits Committee establishes our overall compensation strategy to ensure that our executives are rewarded appropriately and that executive compensation supports our business strategy and objectives.

A further description of the duties and responsibilities of the Compensation and Benefits Committee can be found in “Corporate Governance — Information on Board and Committees” on pages 23-24 of this proxy statement.

Setting Compensation Targets

In general, our executive compensation program is intended to deliver compensation that is competitive within our industry and the markets in which we compete for executive talent. In making executive compensation decisions, we are guided by the compensation principles described above. However, fulfillment of these objectives has been limited by our cash constraints and the relatively small pool of shares available for stock options and grants. We also consider historical compensation levels, competitive pay practices at the companies in our peer group, and the relative compensation levels of our named executive officers. We may also consider industry conditions, industry life cycle, corporate performance as compared to internal goals as well as to the peer group and the overall effectiveness of the compensation program in achieving desired results.

Our program offers our named executive officers the opportunity to be compensated above or below target, depending upon various measures of performance. As a result, the compensation program is designed to result in compensation to our executives that can be significantly above target in times of relatively superior performance and significantly below target in times of relatively poor performance. Base salary and incentive pay performance targets have typically reflected our cash and equity constraints.

As targeted total compensation levels are determined, the Compensation and Benefits Committee also determines the portion of total compensation that will be contingent, performance-based pay. Performance-based pay generally includes cash bonuses under the annual incentive plan mostly for achievement of specified performance objectives and cash generated, and stock-based or similar incentive compensation whose value is dependent upon long-term or relative appreciation in stock price.

The Compensation and Benefits Committee reviews, on an annual basis, its performance and the effectiveness of our compensation program in obtaining desired results.

The Compensation-Setting Process

The compensation-setting process is described in more detail above under “Corporate Governance — Executive and Director Compensation Processes”.

Peer Comparisons

The Compensation and Benefits Committee periodically benchmarks the competitiveness of our compensation programs to determine how well our actual compensation levels compare to our overall philosophy and target markets. Our historic benchmarking peer group has consisted of other mining and energy companies, with a focus on size based on revenues. The committee believes revenue is an appropriate reference point for determining the composition of the peer group because it provides a reasonable basis for comparing like positions and scope of responsibility.

The peer group for 2006 was selected by the Compensation and Benefits Committee based on the recommendation of Mercer. The peer group included Alliance Resource Partners, Cabot Oil and Gas Corp., Cimarex Energy Co., Comstock Resources, Inc., Denbury Resources, Inc., Houston Exploration Co., Plains Exploration and Production Co., Range Resources Co., St. Mary Land and Exploration Co. and Swift Energy Co. The proxy statements of this peer group are analyzed for comparison purposes in regard to the compensation of our Chief Executive Officer and other named executive officers. Given the changing nature of our business and industry, the companies included in the peer group will vary from year to year, and it is the Compensation and Benefits Committee’s intent in 2007 to again thoroughly review the peer group and make changes as appropriate. The Compensation and Benefits Committee also reviews industry-wide compensation survey data.

Because of the relatively small size of our company compared to the other publicly-traded coal companies and because we are also a power developer and operator, the Compensation and Benefits Committee receives compensation data for other publicly traded coal companies for informational purposes only.

Components of the Executive Compensation Program

Our executive compensation program consists of three elements:

•	Base salary,

•	Annual incentive compensation, and

•	Long-term incentive compensation.

Base Salary

Base salary is designed to compensate our named executive officers at a fixed level of compensation that serves as a retention tool throughout the executive’s career. In determining base salaries, the Compensation and Benefits Committee considers each executive’s role and responsibility, unique skills, future potential with our company, salary levels for similar positions in our target market, and internal pay equity. Our compensation philosophy is to target base salaries at the 60th percentile for each named executive officer since our incentive compensation levels have typically been far below target and market median levels. As described earlier, our overall pay levels remain below market levels, while most of our base salaries fell within a median range in 2006.

In general, base salary is intended to represent approximately 30% of the overall compensation package, assuming that we are achieving targeted performance levels for our incentive programs.

Due to the cash constraints mentioned above, salary increases for all of our senior management were limited to a 2.5% adjustment effective July 1, 2006.

Annual Incentive Compensation

The Annual Incentive Plan is intended to provide incentive compensation at the median level for targeted performance levels.

The Compensation and Benefits Committee provides our executives, including our named executive officers, with the opportunity to earn an annual cash incentive award each year. Our annual incentive plan is designed to reward the achievement of specific, pre-established financial and operational objectives. In 2006 and in other years it has also included a discretionary component equivalent to about one-third of the total potential value designed to reward individual effort and performance.

Our Annual Incentive Plan provides annual incentive award opportunities for executives, including our named executive officers, using objectives that are consistent with annual award opportunities provided to the broader employee population. Our selection of specific performance metrics reflects this company-wide consistency in objectives.

In recent years, including 2006, we established performance objectives for our named executive officers, with targeted levels based on the safety of our operations (35% weight) and our financial performance (30% weight). Better than industry average safety performance is required for a payout under the safety component. Better than budgeted cash and pretax income generated is required for payout under the financial objectives. Award opportunities also included a discretionary component (35% weight) to recognize the relative contributions of each named executive officer to the accomplishment of strategic objectives, outstanding performance, special efforts, and similar factors.

The formula used to calculate the payout under each annual incentive award is (i) the performance in each of the three areas — safety, financial and discretionary — multiplied by (ii) the weight assigned to each area; which in turn is multiplied by the (iii) the executive’s tier level, which is a percentage of the executive’s base salary, and is then multiplied by (iv) the executive’s base salary. The sum of the payout of each component represents the total annual incentive payout.

The safety objective compares the lost-time incident rate of our mine operations to nation-wide industry averages as reported by the Mine Safety and Health Administration.

Two components were selected to reflect our financial performance in 2006. The first objective compared the net increase in budgeted cash to the Board-approved budgeted cash, which measures an increase in cash including capital expenditures, net of cash from investing and financing. To achieve target, a 7.5% increase in net cash over budget was required. The second component relates to our 2006 pretax income, which required a 7.5% (adjusted to reflect accounting changes resulting from the ROVA acquisition) increase over budgeted pretax income, or pretax income target of approximately $6 million.

The discretionary component is based upon the individual results and accomplishments of each participant and is approved by the Compensation and Benefits Committee. The full Board of Directors participated in the review and award of 2006 annual incentive awards.

In recent years (including 2006), the bonus targets for our named executive officers, set according to the executive’s tier level, ranged from 40% to 60% of base salary. Maximum payouts are capped at two times the targeted percent of salary. Actual awards are shown by individual on page 51. On average, if payouts are made at target levels, these awards represent 15% of the total compensation package.

In general, we pay incentive bonuses in the year following the annual performance period. Due to cash constraints in 2006, annual incentive amounts earned for 2005 performance, which would have normally been paid in 2006, were deferred for our named executive officers and paid in the first quarter of 2007.

In addition to the incentive award practices above, in any year the Compensation and Benefits Committee has the discretion to approve a special President’s Award to executive officers, key management, and administrative staff recognizing outstanding individual leadership, effort, and contribution to the strategic success of our company. Recommendations for this special award are made exclusively by our Chief Executive Officer, or in the case where the Chief Executive Officer is a recipient, the Compensation and Benefits Committee determines that award. No President’s Awards were made in 2006 to any of the named executive officers.

Long-Term Incentive Compensation

A key component of our executive compensation program is the use of long-term incentives. The Compensation and Benefits Committee believes that long-term incentive compensation plays an essential role in attracting and retaining executive talent and providing executives with incentives to maximize the value of our shareholders’ investments in the Company. In 2000, the Board of Directors adopted a Performance Unit Plan, or the 2000 PUP, as part of our long-term incentive program because an insufficient number of shares were available for issuance under shareholder-approved equity plans to support our program. The 2000 PUP offers the opportunity for cash or stock to be earned based on the absolute or relative performance of the Company’s stock over three year periods. The 2000 PUP is intended to provide a strong link between executive performance and the enhancement of shareholder value.

Long-term incentive awards for executives are based on a tier structure which targets a percentage of salary, adjusted for market conditions. The annualized value of the long-term incentive awards for our named executive officers is intended to be the largest component of our total compensation package and, as a company in the renewal stage of the business cycle, is targeted at the 50th to 75th percentile of market. On average, if the plan targets are met, these awards represent more than 50% of the total compensation package. However, again as a result of cash constraints and the limited number of stock options, stock grants and stock appreciation rights available to the Company, award values have frequently been set below the 50th percentile of market and have delivered even less value over most performance periods.

Timing of Grants Disclosure and Rationale.  Except for certain initial awards granted as of the date of hire for new executives, the timing of long-term incentive compensation awards is typically July 1st and intended to allow for the continuity of awards from year-to-year. The Compensation and Benefits Committee approves the award types, amounts and award terms and conditions for each award to our named executive officers. It delegates administration of the plan to our Human Resources and Investor Relations Departments. To achieve continuity, the awards, and specifically, the actual number of shares to be awarded to each named executive officer, is approved at a meeting of the Compensation and Benefits Committee held generally in the week prior to July 1st each year. The grant date, or effective date, of each award is set by the Compensation and Benefits Committee as July 1st each year. We do not engage in the practice of timing grants with the release of non-public information.

Current Framework.  In 2005 and 2006, awards under our long-term incentive compensation plan consisted of stock appreciation rights, or SARs, which were intended to approximate 60% of the total value of the long-term incentive award, and performance units, which represented the remaining 40% of intended award value. These award vehicles have been selected by the Compensation and Benefits Committee due to their performance orientation and to conserve shares available under approved equity plans. The use of SARs requires the commitment of fewer shares than restricted stock or stock options. A key feature of these vehicles is the link to our stock price.

Stock Appreciation Rights (SARs).  SARs are designed to maximize long-term shareholder value since awards have no value unless our stock increases after the award date. SARs are a key component of executive compensation at our company. SARs are granted under the shareholder approved 2002 Long-Term Incentive Stock Plan, or the 2002 Plan. We currently grant SARs to our named executive officers because stock-settled SARs generally require fewer shares than do options to deliver similar value to an executive.

Under the 2002 Plan, the exercise price of options and SARs is set to be not less than the market price of our common stock on the grant date. In addition, option or SAR re-pricing is expressly prohibited.

Awards generally vest over a period of three years, with one-third becoming exercisable on each anniversary of the grant date as long as the executive is still employed by us on the date of vesting. The Compensation and Benefits Committee selected a three-year vesting period to reinforce the link between these incentives and our long-term performance. Awards generally expire after ten years. SARs only have value if our stock price appreciates after the day of grant.

Although awards generally vest over three years, on December 30, 2005, we accelerated the vesting of all unvested SARs previously awarded to executive officers and other employees under the 2002 Plan, including those granted during 2005. The decision to accelerate the vesting of these SARs was made primarily to reduce the compensation expense that would have been recorded in future periods following our adoption of Financial Accounting Standards Board Statement No. 123, “Share Based Payment (revised 2004),” or FAS 123R, effective January 1, 2006.

Performance Units.  Performance units are also granted to our named executive officers under the 2000 PUP in lieu of stock options or grants. As with options or grants, the 2000 PUP is designed to link employees’ long-term economic interest with those of our shareholders. Use of a multi-year performance period emphasizes the importance of longer-term results and the enhancement of the value of shareholders’ investments.

Each performance unit entitles the recipient to receive a payment in cash or stock, at the election of the Compensation and Benefits Committee, subject to the achievement of certain performance metrics measured over a three-year performance period from the date of the grant. The Compensation and Benefits Committee may also elect to defer full payment of amounts earned over time.

As described in more detail on page 45, the value of each performance unit under the 2000 PUP is a function of three separate components, each expressed as a percentage, measured over the three-year performance period: total shareholder return, total shareholder return relative to two market indices and return on shareholders’ equity. These three performance measures and the goals set by the Compensation and

Benefits Committee were selected to be consistent with the compensation principles of aligning executive incentive compensation to shareholder interest.

Performance units vest in one-third annual increments beginning on the first anniversary of the date of the grant. The Compensation and Benefits Committee selected a three-year vesting period to reinforce the link between these incentives and our long-term performance.

Awards under the 2000 PUP were granted in the years 2000-2002 and 2004-2006. The Company awarded stock options to implement its long term incentive program in 2003. Those units granted in 2002 that vested in 2005 resulted in no value and no payments because we did not achieve the aggressive performance targets established in 2002. Performance units granted in 2004 and 2005 will be valued at the end of the performance periods occurring at the end of June, 2007 and 2008, respectively. Based on the Company’s stock performance as of December 31, 2006, the performance units granted in 2004 and 2005 were not “in-the money,” meaning if settled at that time, they would result in no payments.

For 2006, the number of performance units awarded to our named executive officers ranged from 40% to 125% of base salary, with a target value of $100 per unit and a cap of $200 per unit. Further information about the 2000 PUP and awards to our named executive officers are shown on page 45, and target dollar values in the “2006 Grants of Plan-Based Awards” table on page 44 of this proxy statement.

Tax Deductibility Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for certain compensation in excess of $1 million paid to our Chief Executive Officer, Chief Financial Officer and our other named executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if the requirements of that section are met. The Compensation and Benefits Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to our executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation and Benefits Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation and Benefits Committee believes such payments are appropriate and in the best interests of our company and our stockholders, after taking into consideration changing business conditions and the performance of its employees.

Benefits

Benefits for our named executive officers are established based upon an assessment of competitive market factors, a determination of what is needed to attract and retain high caliber executives, and our financial condition. Our primary benefits for executives include participation in the broad-based plans available to most of our other employees: defined benefit retirement plans, savings plans, health and dental plans and various insurance plans, including disability and life insurance.

We also provide certain executives, including our named executive officers, the following benefits:

•	Supplemental Retirement and Savings. The Internal Revenue Code limits the amount of compensation that may be taken into account for the purpose of determining the retirement benefits payable under tax-qualified ERISA retirement plans. The limitation for 2006 is $220,000. Consequently, so that we could provide retirement income to certain of our senior executives and other key individuals that is commensurate as a percentage of pre-retirement income with that paid to other employees, we established a nonqualified Supplemental Executive Retirement Plan, or SERP, effective January 1, 1992. Because of attrition in, or retirement of, the individuals originally covered by the SERP, only Mr. Christopher K. Seglem, who served as Chairman, President and CEO through May 1, 2007, is eligible for benefits among currently active employees.

•	Deferred Compensation. The Compensation and Benefits Committee has the authority under the 2000 PUP to mandate deferral of any 2000 PUP award. Several named executive officers are currently subject to deferrals under this plan. Deferred compensation is also discussed under the heading “Deferred Compensation” on pages 50-51 of this proxy statement.

Perquisites

Perquisites for our executives, including our named executive officers, are very limited. We eliminated virtually all perquisites provided to executives in 1992. During 2006, Mr. Christopher K. Seglem was the named designee on a corporate country club membership and was reimbursed for the monthly dues and business related expenses for a local business luncheon club. The Company is in the process of terminating these two corporate club memberships.

We offer financial planning assistance to senior executives, including our named executive officers, up to 80% of the cost, capped at $1,600 per year. In addition, we will reimburse named executive officers for 80% of the cost of an annual physical examination, up to $500 per year.

It is not our practice or policy to provide a company vehicle or a vehicle allowance to our executives. However, in the case of Mr. O’Laughlin, who has responsibility for the executive management of multiple coal mining operations that are reasonably reachable by vehicle but located a significant driving distance apart, we provide for the use of a company-owned vehicle specifically for traveling between locations.

The value of these benefits, in the case that such benefits exceed $10,000, is included in the “All Other Compensation” column of the Summary Compensation Table on page 43 of this proxy statement. Except for Mr. Wiegley, none of the named executive officers currently receive benefits valued in aggregate of $10,000.

Employment Contracts

We do not have contracts of employment with our executives, except for the severance arrangements described below.

Post-Termination Compensation

We and our subsidiaries have severance policies which are designed to provide our employees with financial protection against the loss of their employment as the result of circumstances beyond their control. At December 31, 2006, our severance policies consisted of an Executive Severance Policy, or the Executive Policy, which covered Mr. Christopher K. Seglem, and a Severance Policy, or the Employee Policy, which covered all other full-time non-union employees, including our named executive officers, other than Mr. Christopher K. Seglem. Effective June 1, 2007, we have adopted a revised severance policy that applies to all active full-time employees other than our interim President and interim Chief Executive Officer.

The Executive Policy provides for severance payments and benefits if a termination occurs, which is defined as (i) discharge for unacceptable job performance (other than that resulting from gross or willful misconduct), (ii) discharge due to a mistake in the recruiting process, or (iii) a significant reduction, or increase without adequate compensation, in the nature or scope of the executive’s authority or duties. There is also additional compensation provided in circumstances under the termination of employment following a change in control, as defined in the Executive Policy. The Employee Policy provided for severance payments and benefits if termination of employment occurs without cause, or in the case of a reduction in work force or upon liquidation of the company. The revised severance policy provides for severance payments and benefits in the following circumstances: involuntary termination that is not for cause; termination due to sale of a facility, division or business segment; or relocation of more than 50 miles that the employee declines. Severance benefits are not payable if the employee receives an offer of similar employment within 30 days from an affiliate of the Company, or if the employee is terminated due to outsourcing, from a company to which the relevant work is outsourced.

Additional information regarding the severance policies, including a definition of key terms and an estimated quantification of benefits that would have been received by our named executive officers had termination occurred on December 31, 2006, is found under the heading “Severance Benefits” on pages 51-54 of this proxy statement.

EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes the compensation paid in 2006 to the persons who held the position of Chief Executive Officer and Chief Financial Officer during 2006 and our other three most highly compensated executive officers at the end of 2006, who we refer to as our named executive officers. The determination of our most highly compensated executive officers is based on total compensation for 2006 as calculated in the “Summary Compensation” table (excluding the change in the actuarial value of pension and defined benefit plan benefits and above-market or preferential earnings on deferred compensation) shown below.

2006 SUMMARY COMPENSATION

							Change in
						Non-	Pension
						Equity	Value and
						Incentive	Nonqualified
						Plan	Deferred
				Stock	Option	Com-	Compensation	All Other
		Salary	Bonus	Awards	Awards(1)	pensation	Earnings(2)	Compensation(3)(4)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Christopher K. Seglem	2006	536,780	225,296	—	177,934	—	353,103	16,025	1,309,138
Chief Executive Officer and President
David J. Blair	2006	256,250	110,551	—	19,742	—	17,115	7,508	411,166
Chief Financial Officer
Roger D. Wiegley	2006	253,688	128,947	—	44,847	—	23,840	24,204	475,526
General Counsel and Secretary
Robert W. Holzwarth	2006	241,913	113,667	—	58,034	—	26,449	8,169	448,232
Senior Vice President, Power
John V. O’Laughlin	2006	198,044	81,657	—	29,756	—	23,263	8,445	341,165
Vice President, Coal Operations

(1)	The amounts in this column reflect the amount expensed by us in 2006 for financial reporting purposes pursuant to SFAS No. 123R. The assumptions used in calculating these amounts are discussed in note 12 to our financial statements for the year ended December 31, 2006, which accompany this proxy statement. Unlike the amount reflected in our financial statements, these amounts do not reflect any estimate of forfeitures related to service-based vesting. Instead, these amounts assume that each executive will perform the requisite service to vest in his award.

(2)	Includes “above-market” interest on deferred compensation for Messrs. Seglem and O’Laughlin of $36,404 and $1,501, respectively. Also includes change in pension value for Messrs. Seglem, Blair, Wiegley, Holzwarth and O’Laughlin of $316,699, $17,115, $23,840, $26,449 and $21,762, respectively. The change in pension value for Mr. Seglem includes $265,224 from the Supplemental Executive Retirement Plan. Pension economic assumptions utilized for our SFAS 87 financial reporting for fiscal years ended in 2006 and 2005 were used for calculations at the end of those years respectively. A discount rate of 5.7% was used for 2005 and 5.95% for 2006.

(3)	“All Other Compensation” includes reimbursements and payments, as applicable, for our contributions to the 401(k) Plan and life insurance premiums. We contributed $6,600 in matching contributions to the 401(k) Plan during 2006 on behalf of each of Messrs. Seglem, Blair, Wiegley, and Holzwarth and $7,714 on behalf of Mr. O’Laughlin. In 2006, we paid life insurance premiums of $9,425; $908; $1,637; $1,569; and $731 for Messrs. Seglem, Blair, Wiegley, Holzwarth and O’Laughlin, respectively. For Mr. Wiegley, “All Other Compensation” includes $1,600 in financial planning fees and $14,367 for temporary living and transportation expenses.

(4)	In accordance with SEC rules, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate of such perquisites and other personal benefits is less than $10,000. Further information regarding our practices with respect to perquisites may be found in the “Perquisites” section of the “Compensation Discussion and Analysis” on page 49 of this proxy statement.

Executive compensation consists of three elements: base salary, annual incentive bonus and long-term incentive compensation. We made no internal equity or merit adjustments to base salaries for executives in July 2006 due to cash constraints; however, we did make a cost-of-living adjustment of 2.5% effective July 1, 2006.

Annual bonus amounts shown in the “2006 Summary Compensation” table are based on performance compared against three weighted performance objectives (safety 35%, financial 30% and discretionary 35%) as described in the “Compensation Disclosure and Analysis” on pages 38-39. To achieve the targeted bonus level for 2006 required a lost-time incident rate 25% better than the industry average, a net increase of 7.5% over budgeted cash as approved by the Board, attaining pretax income 7.5% higher than budgeted pretax income, plus a discretionary component based on individual performance at the median level. Safety performance in 2006 was 11% better than the industry average which resulted in achieving a 31% payout of that component. We achieved a 283% increase in budgeted cash resulting in achieving the maximum payout of that component and a 130% increase over our budgeted pretax income (adjusted to reflect accounting changes resulting from the ROVA acquisition) resulting in achieving the maximum payout of that component. The discretionary component provides for recognition of individual contributions to the accomplishment of strategic objectives, outstanding performance, special efforts, and similar factors. The payment of bonuses earned in 2006 occurred in the second quarter of 2007.

The deferred compensation earnings shown in the “Summary Compensation” table reflect interest paid on deferred performance unit awards under the 2000 PUP.

None of the individuals listed in the table above received any loans or credits from us.

Grants of Plan Based Awards

The following table summarizes the performance units (which are referred to in the table below as non-equity incentive plan awards) and awards of stock appreciation rights (which are referred to in the table below as options) in 2006 to our named executive officers:

2006 GRANTS OF PLAN-BASED AWARDS

										All Other	All Other
										Stock	Option
			Number of	Estimated Future Payouts			Estimated Future Payouts			Awards:	Awards:		Grant Date
			Non-Equity	Under Non-Equity			Under Equity			Number	Number of	Exercise or	Fair Value
			Incentive	Incentive Plan Awards			Incentive Plan Awards			of Shares	Securities	Base Price	of Stock
			Plan Units	Thres-			Thres-			of Stock	Underlying	of Option	and Options
	Grant	Approval	Granted(1)	hold	Target	Maximum	hold	Target	Maximum	or Units	Options	Awards(2)	Awards(3)
Name	Date	Date	(#)	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($ / Sh)	($)

Christopher K. Seglem	7/1/06	6/23/06	6,808	0	680,800	1,361,600	—	—	—	—	—	—	—
	7/1/06	6/23/06	—	—	—	—	—	—	—	—	52,700	24.41	768,366
David J. Blair	7/1/06	6/23/06	1,050	0	105,000	210,000	—	—	—	—	—	—	—
	7/1/06	6/23/06	—	—	—	—	—	—	—	—	8,100	24.41	118,098
Roger D. Wiegley	7/1/06	6/23/06	2,376	0	237,600	475,200	—	—	—	—	—	—	—
	7/1/06	6/23/06	—	—	—	—	—	—	—	—	18,400	24.41	268,272
Robert W. Holzwarth	7/1/06	6/23/06	1,558	0	155,800	311,600	—	—	—	—	—	—	—
	7/1/06	6/23/06	—	—	—	—	—	—	—	—	12,100	24.41	176,418
John V. O’Laughlin	7/1/06	6/23/06	1,275	0	127,500	255,000	—	—	—	—	—	—	—
	7/1/06	6/23/06	—	—	—	—	—	—	—	—	9,900	24.41	144,342

(1)	Performance units granted pursuant to the 2000 PUP for the performance period July 2006-July 2009. Performance units vest in one-third increments but payout is not determined until the end of the three-year performance period. Payouts may then be deferred by the Compensation and Benefits Committee as allowed under the 2000 PUP.

(2)	The base price is defined by the 2002 Plan as the average of the high and low prices per share on the date of grant. The corresponding closing price on the date of grant was $23.72.

(3)	Represents a grant date fair value of $14.58 per SAR.

As described in the Compensation Discussion and Analysis on pages 40-41, the value of each performance unit is a function of three separate components, each expressed as a percentage, measured over the three-year performance period: absolute total shareholder return (weighted 50%), total shareholder return relative to two market indices (weighted 25%) and return on shareholders’ equity (weighted 25%). To determine the value of the performance units, a “weighted average” of these components in calculated. The maximum value for each performance unit is $200. Values between $0 and $200 are extrapolated. Target value is $100.

To achieve target requires (i) total average annual shareholder return of 9%, (ii) total average annual shareholder return that would rank our company on average at the 60th percentile among companies in each of the Russell 2000 and S&P Utility indices, and (iii) average annual return on shareholder’s equity of 9.5%. Each of these comparisons is determined over the three-year performance period.

The formula used to calculate the payout under each three-year performance period is (i) the performance of each component measured as a percentage of the goal at target, multiplied by (ii) the weight assigned to each area, which in turn is multiplied by (iii) the performance unit value at target, which has historically been $100. The sum of the payout of each component is then multiplied by (iv) the number of performance units granted to the executive resulting in the total payout for the performance period.

Performance units granted in 2006 are for the performance period 2006-2009. The values shown reflect the target value, or $100, per performance unit. Actual payout can range from $0 to $200 per unit. For more information about long-term incentive compensation, see “Compensation Discussion and Analysis — Components of the Executive Compensation Program — Long-Term Incentive Compensation”, beginning on page 39.

The SARs granted in 2006 vest in one-third increments over a three-year period. The base price of the SARs is defined by the 2002 Plan as the average of the high and low prices per share of our common stock on the date of grant, July 1, 2006, or $24.41. The corresponding closing price on the date of grant was $23.72. SARs will result in value to the executive as the price of our common stock increases.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding options and SARs as of December 31, 2006 for our named executive officers. Included in the table are initial grants of long-term incentive options or SARs made in connection with the hiring of Messrs. Blair, Holzwarth, Wiegley and O’Laughlin in 2005, 2004, 2005 and 2001, respectively, and annual long-term incentive awards. Approval of annual long-term incentive awards is made by the Compensation and Benefits Committee in advance of the grant date as described on page 47 in the “Compensation Discussion and Analysis” section of this proxy statement. Approval occurred on June 23, 2006 for awards effective July 1, 2006.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards							Stock Awards
											Equity
					Equity					Equity	Incentive
					Incentive					Incentive	Plan Awards:
					Plan Awards:					Plan Awards:	Market or
	Number of		Number of		Number of				Market	Number of	Payout Value
	Securities		Securities		Securities			Number of	Value of	Unearned	of Unearned
	Underlying		Underlying		Underlying			Shares or	Shares or	Shares, Units	Shares, Units
	Unexercised		Unexercised		Unexercised	Option		Units of	Units of	or Other	or Other
	Options		Options		Unearned	Exercise	Option	Stock That	Stock That	Rights That	Rights That
	(#)		(#)		Options	Price	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable		Unexercisable		(#)	($)	Date	Vested	Vested	Vested	Vested

Christopher K. Seglem	117,200	(1)	—		—	2.81	6/8/10	—	—	—	—
	10,000	(2)	—		—	3.00	6/7/09	—	—	—	—
	31,900	(3)	—		—	12.86	6/23/12	—	—	—	—
	32,100	(4)	—		—	17.80	12/30/13	—	—	—	—
	32,100	(5)	—		—	18.08	6/29/13	—	—	—	—
	3,352	(6)	—		—	18.09	5/28/11	—	—	—	—
	12,348	(6)	—		—	18.19	5/28/11	—	—	—	—
	63,300	(7)	—		—	19.37	6/30/14	—	—	—	—
	82,100	(8)	—		—	20.98	6/30/15	—	—	—	—
	—		52,700	(12)	—	24.41	6/30/16	—	—	—	—
David J. Blair	10,000	(8)	—		—	19.78	4/24/15	—	—	—	—
	19,900	(8)	—		—	20.98	6/30/15	—	—	—	—
	—		8,100	(12)		24.41	6/30/16	—	—	—	—
Roger D. Wiegley	10,000	(8)	—		—	18.035	5/15/15	—	—	—	—
	17,900	(8)	—		—	20.98	6/30/15	—	—	—	—
			18,400	(12)	—	24.41	6/30/16	—	—	—	—
Robert W. Holzwarth	6,666	(9)	3,334	(13)	—	27.86	10/31/14	—	—	—	—
	17,900	(8)	—		—	20.98	6/30/15	—	—	—	—
	13,300	(10)	—		—	22.86	10/31/14	—	—	—	—
	—		12,100	(12)	—	24.41	6/30/16	—	—	—	—
John V. O’Laughlin	20,000	(11)	—		—	12.04	3/4/11	—	—	—	—
	4,700	(3)	—		—	12.86	6/23/12	—	—	—	—
	3,650	(4)	—		—	17.80	12/30/13	—	—	—	—
	3,650	(5)	—		—	18.08	6/29/13	—	—	—	—
	491	(6)	—		—	18.09	5/28/11	—	—	—	—
	1,809	(6)	—		—	18.19	5/28/11	—	—	—	—
	9,800	(7)	—		—	19.37	6/30/14	—	—	—	—
	14,600	(8)	—		—	20.98	6/30/15	—	—	—	—
	—		9,900	(12)	—	24.41	6/30/16	—	—	—	—

(1)	Vested in two annual increments beginning 6/9/01.

(2)	Vested in four annual increments beginning 6/8/00.

(3)	Vested in two annual increments beginning 6/24/03.

(4)	Vested in three annual increments beginning 12/31/04.

(5)	Vested in three annual increments beginning 6/30/04.

(6)	Vested in two annual increments beginning 5/29/02.

(7)	SARs; one third vested on 7/1/05 and the balance vested 12/30/05.

(8)	SARs vested 12/30/05.

(9)	Vested in two annual increments beginning 11/1/05.

(10)	SARs; one third vested on 11/1/05 and the balance vested 12/30/05.

(11)	Vested in two annual increments beginning 3/5/02.

(12)	SARs vest in 3 equal annual installments, with the first increment vesting on 7/1/07.

(13)	3,334 options vest on 11/1/07.

Option Exercises and Vested Stock

The following table presents information regarding option exercises during 2006 for our named executive officers. No SARs held by our named executive officers vested during 2006 and no SARs were exercised. There were no restricted stock awards outstanding during 2006.

2006 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)

Christopher K. Seglem	40,000	793,200	—	—
David J. Blair	—	—	—	—
Roger D. Wiegley	—	—	—	—
Robert W. Holzwarth	—	—	—	—
John V. O’Laughlin	—	—	—	—

Pension Benefits

The following table presents pension plan benefits for each of our named executive officers:

2006 PENSION BENEFITS

			Present Value
			of Accumulated
			Benefit as of
		Number of Years	December 31,	Payments During Last
		Credited Service	2006(1)	Fiscal Year
Name	Plan Name	(#)	($)	($)

Christopher K. Seglem	Pension Plan	26.33	363,680	0
	SERP(2)	26.33	2,255,949	0
David J. Blair	Pension Plan	1.67	27,831	0
Roger D. Wiegley	Pension Plan	1.58	36,622	0
Robert W. Holzwarth	Pension Plan	2.17	54,149	0
John V. O’Laughlin	Pension Plan	4.75	88,617	0

(1)	Pension economic assumptions are consistent with our SFAS 87 financial reporting for fiscal year 2006. Demographic assumptions are also consistent with our pension financial reporting, with the exception that per SEC guidance, pre-retirement decrements are not used. A discount rate of 5.95% was used for 2006.

(2)	Supplemental Executive Retirement Plan — see description below.

We sponsor a Pension Plan, which we refer to as the Plan, for eligible employees of our company and our subsidiaries to which employees make no contributions. The Plan is a merger of the Westmoreland Pension Plan, and other plans that were in place at subsidiaries at the time of their acquisition. The Plan maintains the formulas for benefit calculations which are associated with each of the original plans. All employees whose terms and conditions of employment are not subject to collective bargaining and who work 1,000 or more hours per year are eligible for participation in the Plan. Eligible employees become fully vested after five years of service, or, in any event, upon attaining age 65.

The Plan was adopted effective December 1, 1997 as a qualified replacement plan for a previous plan, which was terminated effective November 30, 1996. In general, the Plan provides for payment of annual retirement benefits to eligible employees and also provides for disability benefits and for reduced benefits upon retirement prior to the normal retirement age of 65. For the purpose of benefit calculation under the Plan for Mr. Seglem, credited service under the previous plan is included with credited service under the current Plan. The amount of the accrued benefit paid upon termination of the previous plan, calculated as of the termination date of the previous plan, is subtracted to arrive at the benefit amount payable under the Plan. The amounts shown in the table above have been reduced by $174,424, the amount of accrued benefit under the previous plan for Mr. Seglem. Since Messrs. Blair, Wiegley, Holzwarth and O’Laughlin were not employees of our company at the time the previous plan was terminated, they have no accrued benefit under the previous plan but participate in our current pension plan.

Mr. O’Laughlin’s pension benefits are calculated differently than the method for our other named executive officers as he is a participant in the portion of the Plan which is a cash balance plan associated with Western Energy Company. Each year the cash balance account may be credited with three types of credits: basic credit, additional credit and interest credit, based on total points and eligible earnings for the year. Total points are determined by adding attained age and completed years of service at the beginning of the year; eligible earnings include base pay, commissions and the straight time portion of any overtime for the year, subject to IRS limitations.

The current compensation covered by the Plan for any named executive officer is that amount reported in the salary column of the Summary Compensation table, subject to limitations imposed by the Internal Revenue Code of 1986, as amended. In 2006 that limit was $220,000.

Each of Messrs. Seglem, Blair, Wiegley and Holzwarth are covered under the Westmoreland Coal Company provisions of the Pension Plan as follows and which also provide for disability benefits and for reduced benefits upon early retirement.

•	The benefit equals 1.2% of average earnings plus 0.5% of average earnings in excess of covered compensation times years of service. Covered compensation is a 35 year average of Social Security wage bases at Social Security retirement age.

•	Normal retirement age is 65. Early retirement benefits are available at age 55 with 10 years of service. Benefits are reduced actuarially for early commencement before age 65. Participants with 20 or more years of service may retire at age 62, instead of 65, with no reduction in benefits. Christopher Seglem has 26 years of service and is eligible to retire with full benefits at age 62. None of the other executives covered under this plan are eligible to retire.

•	The executive may choose optional forms of benefit, all reduced to be actuarially equivalent to the single life annuity benefit. The optional forms available are 50%, 66 2/3% and 100% joint and survivor options, a 10-year certain and life option, and a single life annuity.

•	Mr. Seglem is also eligible to benefit under the SERP. This plan has the same plan provisions discussed above, with the exception of the pay considered for the calculation of the benefit formula. Bonuses are included in the definition of compensation. Additionally, the limitations on pay allowed to be considered in qualified pension plans are disregarded.

Mr. O’Laughlin is covered under the Western Energy Company benefit provisions in the Pension Plan as follows:

•	The benefit value equals a cash balance account increasing with 6% interest annually and credited annually with pay credits of:

•	3% to 12% of pay based on age plus service, plus

•	1.5% to 6.0% of pay in excess of 50% of the Social Security Wage Base, again based on age plus service.

•	The account balance is converted to an annuity based on actuarial equivalent conversion factors based on age.

•	Early retirement benefits are available at age 50 with 5 years of service. Benefits are reduced actuarially for early commencement before age 65, based on the conversion factors discussed above. Mr. O’Laughlin is eligible for early retirement.

Mr. O’Laughlin may choose optional forms of benefit, all reduced to be actuarially equivalent to the single life annuity benefit. The optional forms available are a 50% joint and survivor option and a single life annuity.

Our new employees hired on or after July 1, 2006 and who are not subject to collective bargaining and who work 1,000 or more hours per year are covered under a new benefit plan. There are two components to the new benefit plan design, the first being a defined benefit plan to which employees make no contributions. Eligible employees become fully vested after five years of service, or in any event, upon attaining age 65. The second component is a defined contribution plan, or 401(k) Plan, in which employees may elect to have a pre-tax deduction from their pay deposited in a 401(k) Plan account. Employees’ contributions are matched by the Company at 50% of the first 6% of compensation the employee contributes. The matching contribution is made in Westmoreland Common Stock and employees become vested in the matching contribution over a two year period. This benefit also provides for a monthly Special Contribution paid by the Company in Westmoreland Common Stock to employees’ 401(k) plan account equal to 1.5% of their gross pay. Employees are immediately 100% vested in the Special Contribution. The Special Contribution will be made without regard to any contributions the employees make to the Plan. If an employee has not elected to make contributions under the Plan, the Company will create an Account for the employee into which the Special Contribution will be made. None of the named executive officers are participants in the new benefit plan.

Supplemental Executive Retirement Plan

The Code limits the amount of compensation that may be taken into account for the purpose of determining the retirement benefit payable under retirement plans, such as the Plan, that are qualified under ERISA. The limitation for 2006 is $220,000. So that we may provide retirement income to certain of our senior executives and other key individuals that is commensurate as a percentage of pre-retirement income with that paid to other company employees, we established a nonqualified Supplemental Executive Retirement Plan, or the SERP, effective January 1, 1992, which among currently active employees covers only Mr. Christopher K. Seglem.

To become vested in the SERP, a participant must attain age 55 and generally complete 10 years of service. Bonus payments are included in a participant’s compensation under the SERP, although excluded under the Plan. Benefits are payable out of our general assets, and shall commence and be payable at the same time and in the same form as benefits under the Plan.

Pension Benefits Upon Retirement/Termination, Disability or Death

Mr. Christopher K. Seglem and Mr. O’Laughlin are each vested in the pension plan and are entitled to an annual lifetime benefit payable upon retirement, voluntary or involuntary termination, disability or death (paid for the life of the spouse). The following table shows benefits for Mr. Seglem and Mr. O’Laughlin assuming the event occurred on December 31, 2006:

2006 PENSION BENEFITS UPON RETIREMENT/TERMINATION, DISABILITY OR DEATH

			Benefit		Time or
Name	Type of Termination	Plan	Amount	Form of Payment	Period of Payment

Christopher K. Seglem	Retirement/Termination	Pension Plan	$2,579	Monthly Annuity	Life
		SERP	$15,997	Monthly Annuity	Life
	Disability	Pension Plan	$2,964	Monthly Annuity	Life
		SERP	$18,388	Monthly Annuity	Life
	Death	Pension Plan	$2,066	Monthly Annuity	Life of Spouse
		SERP	$12,814	Monthly Annuity	Life of Spouse
John V. O’Laughlin	Retirement/Termination	Pension Plan	$592	Monthly Annuity	Life
	Disability	Pension Plan	$592	Monthly Annuity	Life
	Death	Pension Plan	$283	Monthly Annuity	Life of Spouse

Retiree Medical Benefits

Each of Messrs. Seglem, Blair, Wiegley and Holzwarth are covered under our broad-based retiree medical plan that provides for continued medical coverage upon retirement at age 62 and with twenty years of service, or age 65 with five years of service. Mr. O’Laughlin’s retiree medical benefits are different than those for our other named executive officers as he is a participant in the retiree medical plan associated with Western Energy Company. Mr. O’Laughlin would be eligible for benefits at age 50 with five years of service. Both of these plans are closed to individuals hired after July 1, 2006. The Company adopted an alternative, less costly retiree medical plan for new employees hired after July 1, 2006.

Deferred Compensation

The following table presents information regarding deferred compensation during 2006 for our named executive officers:

2006 NONQUALIFIED DEFERRED COMPENSATION

	Executive	Registrant		Aggregate
	Contributions	Contributions in Last	Aggregate Earnings	Withdrawals/		Aggregate Balance at
	in Last Fiscal Year	Fiscal Year(1)	in Last Fiscal Year(2)	Distributions		Last Fiscal Year-End
Name	($)	($)	($)	($)		($)

Christopher K. Seglem(3)	0	346,620	95,959	735,796	(4)	852,175	(5)
David J. Blair	0	68,581	0	0		0
Roger D. Wiegley	0	137,051	0	0		0
Robert W. Holzwarth	0	100,963	0	0		0
John V. O’Laughlin(6)	0	92,531	4,025	16,902	(7)	34,787	(8)

(1)	Amounts reported in this column represent annual bonus amounts for 2005 performance that would generally have been paid in 2006, but were deferred by the Compensation and Benefits Committee and paid in first quarter 2007. These amounts were reported as “bonus” in the Summary Compensation Table for 2005, except for Mr. Blair who was not included among the top five most highly compensated officers in 2005.

(2)	Aggregate Earnings represents interest earned on all deferred compensation during 2006. The portion included in this total that is considered at an “above-market” rate is also reported in the “Summary Compensation” table on page 43.

(3)	We deferred payments related to the 2000 award of performance units which vested in 2003 and payments related to the 2001 award of performance units which vested in 2004, the value of which was reported in the Summary Compensation Table for 2003 and 2004, respectively.

(4)	Includes interest of $130,389.

(5)	Includes $146,207 in accrued interest.

(6)	We deferred payments related to the 2001 award of performance units which vested in 2004.

(7)	Includes interest of $2,465.

(8)	Includes $5,912 in accrued interest.

Deferred Compensation Plan

We previously had a Deferred Compensation Plan but terminated that plan following a change in applicable regulations. No named executive officer deferred any compensation in 2006 under that plan.

Performance Unit Plan Deferral Provision

Under the 2000 PUP, the Compensation and Benefits Committee has the discretion and authority to defer payment of vested performance units in a lump sum or in installments over any period of time not to exceed ten years. Participants in the 2000 PUP may not voluntarily defer any payments under this plan.

In 2000, Mr. Seglem was awarded performance units under the 2000 PUP. Each performance unit entitled the recipient to receive a payment in cash or stock, at the election of the Compensation and Benefits Committee, equal to an amount based on the increase in our common stock over a three year period. Upon vesting in 2003, and as permitted by the 2000 PUP, the Compensation and Benefits Committee elected to pay approximately one-fifth of the 2000 awards through a combination of cash and common stock and defer payment of the balance in cash over a period of up to four years.

In 2001, Messrs. Seglem and O’Laughlin were awarded performance units under the 2000 PUP. Each performance unit entitled the recipient to receive a payment in cash or common stock, at the election of the Compensation and Benefits Committee, equal to an amount based upon the total stockholder return percentage on our common stock over a three year period. In 2004, and as permitted by the 2000 PUP, the Compensation and Benefits Committee elected to pay in cash approximately one-fifth of the 2001 awards and defer payment of the balance over a period of up to four years.

Interest at the rate of Prime plus 1% is paid on all long-term compensation amounts deferred by the Compensation and Benefits Committee.

In addition, the Annual Incentive Plan payments for performance during 2005 that would normally be paid in 2006 were deferred without interest by the Compensation and Benefits Committee. They were paid in full in the first quarter of 2007.

Severance Benefits

At December 31, 2006, we and our subsidiaries had severance policies, including our Executive Severance Policy, dated December 8, 1993, which is the same as the policy established in 1990 and filed with the Securities and Exchange Commission as an Exhibit to our Form S-1 on July 28, 2004. We refer to this policy, which covers Mr. Seglem, as the Executive Policy. We also had a Severance Policy dated July 26, 2004, which we refer to as the Employee Policy, which covered all other non-union employees who had six months of service, including Messrs. Blair, Wiegley, Holzwarth and O’Laughlin. Effective June 1, 2007, we have adopted a revised severance policy that applies to all active full-time employees other than our interim President and interim Chief Executive Officer.

Executive Policy

The Executive Policy provides for severance payments and benefits if a termination occurs for any of the following reasons:

•	Unacceptable job performance other than that resulting from gross or willful misconduct, which is defined as an act or acts constituting larceny, fraud, gross negligence, crime or crimes, moral turpitude in the course of employment, or willful and material misrepresentation to our directors or officers,

•	A significant reduction or increase, without adequate compensation, in the nature or scope of the executive’s authority or duties,

•	A reduction in base compensation, the aggregate value of employee benefits or cessation of eligibility for incentive bonus payments, or

•	A change in control of our company.

Three types of events qualify as changes in control: (1) the acquisition by any person of 20% or more of the combined voting power of our stock, or the acquisition by a person who already owns 20% or more of the combined voting power of our stock of an additional 5% or more of the combined voting power, unless the Board determines that the acquisition was not hostile or adverse, (2) a change in the composition of the Board over two years, so that the directors at the start of that period cease to be a majority of the Board, unless the new directors are nominated by the incumbent directors, and (3) a business combination transaction in which we are not the surviving entity, or the sale of all or substantially all of our assets, or the adoption of a plan of liquidation or dissolution.

The severance and benefits payable in the event of termination include (1) a cash payment, payable over a twenty-four month period, equal to twice the greater of the executive’s annual average cash compensation, defined as the greater of the annualized base salary at the time of severance plus the amount of bonus awarded (including amounts deferred) in that year or the annual average of the executive officer’s most recent five calendar years of base salary and bonus awarded (including amounts deferred), including the year of termination, (2) medical, dental and life insurance coverage for two years, (3) treatment of incentive stock options and SARs in accordance with the provisions of the appropriate incentive plan, (4) financial planning for the year of termination and the following year, (5) outplacement services for up to two years from the termination date, and (6) payment for unused vacation. We are also required to pay any costs and expenses the executive incurs in enforcing this policy. These amounts are subject to reduction in certain circumstances, including if, following a business combination transaction, the executive takes a position with the surviving company.

If a termination under the Executive Policy had occurred on December 31, 2006, and if none of the events occurred that reduced the amounts payable to Mr. Seglem, such as acceptance of a position with a surviving or continuing corporation, then he would have been entitled to receive a cash payment in the range of $1,766,800 to $3,238,392, payable over twenty-four months. The amount within that range depends on the interpretation applied to the Executive Policy and assumes there was no change of control. In addition, Mr. Seglem would also have been entitled to receive perquisites and other personal benefits with a total cost to the Company of $66,426, of which $32,974 is the premium cost to us of providing medical, dental and life insurance coverage for two years at the level specified by the Executive Policy, assuming that rates in effect at December 31, 2006 remained in effect over the two year period, $19,000 is the approximate cost to us of providing the financial planning and outplacement services over the period required by the Executive Policy, and $18,581 is the value of Mr. Seglem’s unused vacation. The actual cost of providing post-termination medical coverage to Mr. Seglem could be higher than the premium cost because the actual medical expenses covered by the Company under its self-insurance program could exceed its premium cost.

In the alternative, Mr. Seglem could have elected to receive the present value of his total severance discounted at the two-year Treasury bill rate, including the present value of the executive benefits listed above, in a lump sum cash distribution at the time of termination.

If Mr. Seglem’s employment had been terminated on December 31, 2006, he would also have been entitled to full payout of the 2006 Annual Incentive Plan bonus earned for performance during 2006 in the amount of $225,296, with payment occurring at a time consistent with the payments to other participants in the Annual Incentive Plan. In the event that a change in control occurred that was not hostile or adverse, Mr. Seglem would have been entitled to receive an amount equal to a 100% award under the bonus plan.

If Mr. Seglem’s employment had been terminated on December 31, 2006, he would have retained all SARs that had then vested, which consisted of 63,300 issued in 2004 and 82,100 issued in 2005. In the event of termination within twelve months following a change in control, Mr. Seglem’s 52,700 unvested SARs issued in 2006 would become fully vested, but would represent no additional value because the closing price of our common stock on December 31, 2006 was less than the exercise price of those SARs. For the purposes of this event, “termination” means involuntary dismissal or a material change in the employee’s level of total compensation or a material change in his level of responsibility which, in either such case, causes the employee to voluntarily terminate his employment.

In addition, if Mr. Seglem’s employment had been terminated on December 31, 2006, he would have retained all performance units that had then vested, which consisted of 2,137 issued in 2004 and 2,269 issued in 2005, but would have forfeited all the performance units that had not yet vested. However, the value of those performance units would not be determinable until the completion of the performance periods in 2007 and 2008, respectively, so we would not have been required to make any payment in respect of these units at that time. Mr. Seglem had no unvested stock options at December 31, 2006.

If Mr. Seglem’s employment had terminated on December 31, 2006, he would also have been entitled to receive the pension benefits and deferred compensation described above.

Employee Policy

The Employee Policy provided for severance payments and benefits if an eligible employee is terminated for one of the following reasons:

•	Involuntary termination not for cause, where cause is defined as unsatisfactory job performance, or gross or willful misconduct that is injurious to us,

•	A reduction in work force, or

•	A liquidation of our company.

All full-time, non-union employees with six months of service were eligible to receive severance and benefits under this policy. In order to receive severance and benefits under the policy, the employee must sign an employment release and settlement agreement waiving claims against us.

The severance and benefits payable in the event of termination included (1) for officers at or above the level of vice president or general manager, including Messrs. Blair, Wiegley, Holzwarth and O’Laughlin, a severance payment equal to four weeks of base salary for every year of continuous and completed service, subject to a minimum of eight weeks and a maximum of 52 weeks, in equal installments on the normal payroll schedule and net of any tax, medical or other required withholdings, (2) medical, vision and dental benefits for the balance of the month in which discharge occurred, and the three following months and (3) payment for any unused vacation.

If a termination not for cause had occurred on December 31, 2006, then Messrs. Blair, Wiegley, Holzwarth and O’Laughlin would have received, upon execution of the release and settlement agreement described above, severance payments of $39,423, $39,029, $37,217 and $76,171, respectively, in equal installments on the normal payroll schedule and net of any tax, medical or other required withholdings. We estimate that the cost of providing medical, vision and dental benefits to Mr. Blair and Mr. O’Laughlin from January 1, 2007 through March 31, 2007, and the value of their unused vacation at December 31, 2006, to be $15,229 and $20,001, respectively. We estimate that the cost of providing medical, vision and dental benefits to Messrs. Wiegley and Holzwarth from January 1, 2007 through March 31, 2007, and the value of their unused vacation at December 31, 2006, was less than $10,000 each.

If the employment of Messrs. Blair, Wiegley, Holzwarth and O’Laughlin had been terminated on December 31, 2006, they would have retained all SARs that had then vested (for Mr. Blair, 29,900 issued in 2005; for Mr. Wiegley, 27,900 issued in 2005; for Mr. Holzwarth, 13,300 issued in 2004 and 17,900 issued in 2005; and for Mr. O’Laughlin, 9,800 issued in 2004 and 14,600 issued in 2005) but would have forfeited all the SARs that had not yet vested except if termination occurs within one year following a change in control in which case SARs issued in 2006 (for Mr. Blair, 8,100; for Mr. Wiegley, 18,400; for Mr. Holzwarth, 12,100; and for Mr. O’Laughlin, 9,900) would become fully vested, but would represent no additional value because the closing price of our common stock on December 31, 2006 was less than the base price of those SARs. For the purposes of this event, “termination” means involuntary dismissal or a material change in the employee’s level of total compensation or a material change in his or her level of responsibility which, in either such case, causes the employee to voluntarily terminate his or her employment. In addition, Mr. Holzwarth had 3,334 unvested options which would vest upon a change in control, but at no additional value because the closing price of our common stock on December 31, 2006 was less than the exercise price of those options.

In addition, if the employment of Messrs. Blair, Wiegley, Holzwarth and O’Laughlin had been terminated on December 31, 2006, they would have retained all performance units that had then vested (for Mr. Blair, 550 issued in 2005; for Mr. Wiegley, 495 issued in 2005; for Mr. Holzwarth, 448 issued in 2004 and 494 issued in 2005; and for Mr. O’Laughlin, 332 issued in 2004 and 404 issued in 2005) but would have forfeited all the performance units that had not yet vested. However, the value of those performance units would not then have been determinable, so we would not have been required to make any payment in respect of these units at that time. If a change in control had occurred on December 31, 2006, and if our existence had ended, then performance units held by Messrs. Blair, Wiegley, Holzwarth and O’Laughlin would have terminated without value. However, if our existence had continued following the change in control, then performance units held by Messrs. Blair, Holzwarth, O’Laughlin and Wiegley would also have continued in existence, without acceleration of vesting, and would have been valued in the course of our business.

If the employment of Messrs. Blair, Holzwarth, O’Laughlin and Wiegley had terminated on December 31, 2006, they would also have received the pension benefits and deferred compensation described above.

Revised Severance Policy

We adopted a revised severance policy effective June 1, 2007. This policy covers virtually all employees of the Company, although the amount of the severance benefit depends upon which of the six employee categories an employee is in. The highest category, which includes twelve senior officers, provides for severance compensation equal to 12 months of monthly base pay, 12 months of outplacement assistance and 12 months of health benefit continuation. The lowest category includes non-exempt and hourly employees and provides for severance compensation equal to one week’s base pay per year of service, but not less than two weeks and not more than 26 weeks base pay. Severance benefits are payable under the policy only in the following circumstances: involuntary termination that is not for cause; termination due to sale of a facility, division or business segment; or relocation of more than 50 miles that the employee declines. Severance benefits are not payable if the employee receives an offer of similar employment within 30 days from an affiliate of the Company, or if the employee is terminated due to outsourcing, from a company to which the relevant work is outsourced.

DIRECTOR COMPENSATION

The following table summarizes the compensation paid in 2006 to the members of our Board of Directors:

						Change
						in Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
	Fees Earned or	Stock	Option		Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards(1)		Compensation	Earnings	Compensation	Total
Name	($)	($)	($)		($)	($)	($)	($)

Michael Armstrong	46,000	—	3,444	(2)	—	—	—	49,444
Thomas J. Coffey	52,875	—	3,444	(3)	—	—	—	56,319
Robert E. Killen	53,175	—	3,444	(4)	—	—	—	56,619
Richard M. Klingaman	39,000	—	14,793	(5)	—	—	—	53,793
Thomas W. Ostrander	44,000	—	3,444	(6)	—	—	—	47,444
James W. Sight	29,500	—	3,444	(7)	—	—	—	32,944
William M. Stern	44,000	—	3,444	(8)	—	—	—	47,444
Donald A. Tortorice	48,800	—	4,882	(9)	—	—	—	53,682

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes of the stock appreciation rights granted to the directors in 2006. The grant date fair value of these awards, computed in accordance with FAS 123R, was, for Mr. Klingaman, $14.13 per SAR, or $52,763, and for each of Messrs. Armstrong, Coffey, Killen, Ostrander, Sight, Stern, and Tortorice, $14.94 per SAR, or $26,324.

(2)	Mr. Armstrong had no stock options and 1,762 SARS outstanding at December 31, 2006.

(3)	Mr. Coffey had 15,000 stock options and 1,762 SARs outstanding at December 31, 2006.

(4)	Mr. Killen had 7,500 stock options and 1,762 SARs outstanding at December 31, 2006.

(5)	Mr. Klingaman had no stock options and 3,733 SARs outstanding at December 31, 2006.

(6)	Mr. Ostrander had 66,000 stock options and 1,762 SARs outstanding at December 31, 2006.

(7)	Mr. Sight had no stock options and 1,762 SARS outstanding at December 31, 2006.

(8)	Mr. Stern had 10,000 stock options and 1,762 SARs outstanding at December 31, 2006.

(9)	Mr. Tortorice had 7,500 stock options and 1,762 SARs outstanding at December 31, 2006.

We compensate the members of our Board of Directors who are not our employees, whom we refer to as our non-employee directors, by paying them an annual retainer and a fee for each meeting of the Board or committee that they attend and by granting equity in the form of stock options, SARs or restricted shares of common stock based on the 2000 Director Plan. These cash payments and equity grants are the sole compensation the non-employee directors receive from us, and we do not grant loans or credits.

Annual Retainer and Meeting Fees

In 2006, each non-employee director received an annual retainer of $30,000 paid in quarterly installments. Each non-employee director also received $1,000 per meeting attended of the Board and of each committee of which he was a member. In addition, the Chairman of the Audit Committee received an additional $750 per meeting, the Chairman of the Compensation and Benefits Committee received an additional $650 per meeting and all other committee chairmen received an additional $500 per meeting attended and chaired. In December 2006, the Board approved a separate additional retainer effective May 19, 2006 of $15,000 for the Vice Chairman of the Board and $11,000 for the Chairman of the Audit Committee, also paid in quarterly installments and prorated in any quarterly period in which the director is not the Chairman for the entire quarterly period. Beginning in 2007, fees for participation in meetings by telephone, rather than in person, were reduced to $500 per meeting, except in the case where the meeting is scheduled as a telephonic meeting.

Long-Term Compensation

We have historically delivered long-term compensation to directors in the form of options or restricted stock. In December 2005, the Board of Directors approved the restated and amended 2000 Director Plan to allow the use of SARs as a form of award in order to conserve shares available for grant. Each non-employee director is entitled to receive, as an initial grant upon his or her first joining the Board, restricted stock, options to purchase a number of shares of common stock, or SARs equal to $60,000 in value. Thereafter, each non-employee director is entitled to receive, upon his or her re-election to the Board, a grant of restricted stock, options or SARs equal to $30,000 in value. In 2006, Mr. Klingaman received an initial grant of SARs equal to $60,000 in value and each other non-employee director received a grant of SARs equal to $30,000 in value. Directors’ fees to employee-directors were discontinued in 2000, and Mr. Seglem has not received directors’ fees in respect of meetings of the Board of Directors or committees thereof that have taken place after March 2000.

With assistance from Mercer, we use Black-Scholes modeling to determine the number of SARs required to equal the value of the grant made to each director. The base value of the SARs is determined based on the market price, defined by the 2000 Director Plan as average of the high and low trading prices of the common stock on the day of grant. The value shown above under the column “Option Awards” reflects the value of the 2006 SAR grants as determined under FAS 123R. Each grant vests over a period of four years and expires ten years from the grant date.

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Compensation and Benefits Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Donald A. Tortorice, Chairman
Michael Armstrong
Richard M. Klingaman

CERTAIN TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement, or relationship in which Westmoreland Coal Company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement, or relationship, which we refer to as a related person transaction, the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Board’s Audit Committee. Whenever practicable, the reporting, review, and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the Chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of our annual consolidated gross revenues; and

•	compensation to an executive officer if the compensation has been approved, or recommended to the Board of Directors for approval, by the Compensation and Benefits Committee of the Board or a group of independent directors performing a similar function; or

•	an arrangement that is specifically contemplated by provisions of our certificate of incorporation or bylaws, such as the exculpation, indemnification, and directors’ and officers’ insurance arrangements contemplated by the certificate of incorporation and bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation and Benefits Committee in the manner specified in its charter.

Standby Purchase Agreement

On May 2, 2007, we entered into a Standby Purchase Agreement with Tontine Capital Partners, L.P. under which Tontine agreed to certain standby commitments with respect to our planned rights offering to holders of our Common Stock, which we call the Rights Offering. The minimum size of the Rights Offering is $85,000,000. The price at which holders of rights may purchase shares of Common Stock, or Subscription Price, is $18.00 per share.

Tontine currently owns 17.0% of the outstanding Common Stock. Tontine has agreed to subscribe for and purchase its pro rata portion of the shares offered in the Rights Offering. Subject to the limit described below, Tontine has also agreed to act as a “Standby Purchaser” to purchase any shares not subscribed for by other stockholders in the Rights Offering. If, after giving effect to its purchase of common shares not purchased by other stockholders, Tontine owns less than 25% of the fully diluted shares of Common Stock (after giving effect to the shares issued in the Rights Offering but exclusive of stock options and unexchanged shares of Series A Preferred Stock), Tontine will have the option to purchase an additional number of shares of Common Stock at the Subscription Price, up to such amount that will result in Tontine’s owning not more than 25% of the fully diluted shares of Common Stock (after giving effect to the shares issued in the Rights Offering and this option but exclusive of stock options and unexchanged shares of Series A Preferred Stock). The Standby Purchase Agreement limits the number of shares that Tontine may acquire. Under the Standby Purchase Agreement, Tontine has agreed that it will not purchase shares of Common Stock that would result in it or any “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) of which it is a member owning 30% or more of the issued and outstanding shares of Common Stock on a fully diluted basis (after giving effect to the shares issued in the Rights Offering but exclusive of stock options and unexchanged shares of Series A Preferred Stock).

Additional information regarding the Rights Offering is provided above, under “Proposal 3 — Approval of the Standby Purchase Agreement, Rights Offering, and Related Matters.”

The value of Tontine’s interest in the Rights Offering cannot be calculated at this time, because we have not determined the size of the Rights Offering and because we do not know (among other things) how many of the shares offered in the Rights Offering will be purchased by stockholders other than Tontine.

The closing of the transactions contemplated by the Standby Purchase Agreement is subject to a number of conditions, including the approval of our stockholders. The closing is also conditioned on the appointment to our Board of two designees of Tontine who are reasonably acceptable to our Board. We and Tontine have not determined these two individuals. In approving the Standby Purchase Agreement, our Board considered, among other things, that Tontine currently owns 17.0% of our outstanding Common Stock and the Board representation that Tontine would receive upon the closing of the Rights Offering.

Other Related Person Transactions

Mr. Mark Seglem, the brother of Christopher Seglem, who served as our Chairman of the Board, President, and Chief Executive Officer through May 1, 2007, is the President of Texas Westmoreland Coal Company, an indirect subsidiary of our company. On May 4, 2006, Mr. Mark Seglem was also elected our Vice President, Strategic Planning and Administration by the Board of Directors, in addition to his duties at Texas Westmoreland. In 2006, Mr. Mark Seglem was paid $275,964 in total compensation and granted 7,400 SARs. Mr. Mark Seglem’s total compensation includes an annual incentive bonus for 2006 performance as described in “— Annual Incentive Compensation” on pages 45-46. Scoring for Mr. Mark Seglem’s annual incentive bonus is based equally on the performance of Texas Westmoreland and Westmoreland Coal Company. The SARs vest over a three-year period, have a base value determined by the average of the high and low stock price on the date of grant, $24.41, and may be exercised over a ten-year period. Mr. Mark Seglem was also awarded 952 performance units. The performance units vest in one-third annual increments and are valued according to the terms of the 2006 grants of performance units under the 2000 PUP as described on page 45 of this proxy statement.

AUDIT COMMITTEE REPORT

The Audit Committee of the Westmoreland Coal Company Board of Directors (the “Audit Committee”) is composed of three directors and operates under a written charter first adopted by the Board of Directors on March 10, 2000 and amended most recently on March 8, 2007.

Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to retain the registered public accounting firm, review and monitor the independence and performance of the Company’s registered public accounting firm, monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance and provide an avenue of communication among the registered public accounting firm, management and the Board of Directors.

In this context, the Audit Committee met with management and the registered public accounting firm to review and discuss the Company’s significant accounting policies, systems of internal controls and the audited consolidated financial statements for the year ended December 31, 2006. The Audit Committee also discussed with the registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the Company’s registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the Company’s registered public accounting firm their independence. The Audit Committee also considered whether the registered public accounting firm’s provision of non-audit related services to the Company is compatible with maintaining such auditor’s independence.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Westmoreland Coal Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Thomas J. Coffey, Chairman
Thomas W. Ostrander
William M. Stern

AUDITORS

KPMG LLP served as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2006 and have been selected to serve as the Company’s registered public accounting firm for 2007. The Company expects that a representative of that firm will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders.

Auditor’s Fees

The following table summarizes the fees of KPMG LLP, our independent registered public accounting firm, for each of the last two fiscal years. For 2006, audit fees include an estimate of amounts approved by the Audit Committee but not yet billed.

Fee Category	2005	2006

Audit Fees(1)	$1,040,000	$2,167,000
Audit Related Fees(2)	$19,250	$20,750
Tax Fees(3)	$19,435	$24,115
All Other Fees	$—	$—
Total Fees	$1,078,685	$2,211,865

(1)	Audit fees consist of fees for the audit of our financial statements, including fees related to the audit of our restated financial statements and that related to acquisition activity, the audit of our internal controls over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees”. These services relate to employee benefit audits.

(3)	Tax fees consist of fees for tax compliance and tax advice services. Tax compliance services, which relate to preparation of original and amended tax returns, claims for refunds and tax payment-planning services, accounted for none of the total tax fees paid for 2005 and 2006. Tax advice services relate to assistance with tax audits and appeals and employee benefit plans.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s registered public accounting firm. This policy generally provides that the Company will not engage its registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the Chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its registered public accounting firm. Any approval of services by the Chairman of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

All fees of KPMG LLP in 2006 were pre-approved by the Audit Committee.

PROPOSALS OF STOCKHOLDERS FOR 2008 ANNUAL MEETING

Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company’s proxy statement and proxy card for the Company’s 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”) must be submitted to the Secretary of the Company at its offices, 2 North Cascade Avenue, 14th Floor, Colorado Springs, Colorado 80903, no later than January 19, 2008. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.

If a stockholder of the Company wishes to present a proposal before the 2008 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice no earlier than February 22, 2008 and no later than March 23, 2008, and the stockholder must comply with the provisions of the Company’s By-Laws.

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions established by the SEC. If a stockholder fails to provide timely notice of a proposal to be presented at the 2008 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

*  * *

Upon the written request of any person who on the record date was a record owner of Company stock, or who represents in good faith that he or she was on such date a beneficial owner of such stock entitled to vote at the Annual Meeting, the Company will send such person, without charge, a copy of its Annual Report on Form 10-K for 2006, as filed with the Securities and Exchange Commission. Requests for this report should be directed to the Vice President-Corporate Relations, Diane S. Jones, at Westmoreland Coal Company, 14th Floor, 2 North Cascade Avenue, Colorado Springs, Colorado 80903. The Company has adopted a Code of Conduct Policy which is applicable to all employees, including all senior officers and financial personnel. A copy of the Company’s Code of Conduct Policy can be found on the Company’s web site at www.westmoreland.com. The Company will provide any person, without charge, upon request, a copy of its Code of Conduct. Requests for the Code of Conduct should be in writing and should be directed to the attention of the General Counsel of the Company at the preceding address.

OTHER BUSINESS

The Board of Directors has no present intention of bringing any other business before the meeting and has not been informed of any other matters that are to be presented to the meeting. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy will vote in accordance with their best judgment.

By order of the Board of Directors

Roger D. Wiegley
General Counsel and Secretary

Appendix A

STANDBY PURCHASE AGREEMENT

This STANDBY PURCHASE AGREEMENT (this “Agreement”) dated as of May 2, 2007, by and between Westmoreland Coal Company, a Delaware corporation (the “Company”), and Tontine Capital Partners, L.P., a Delaware limited partnership (“Standby Purchaser”).

WITNESSETH:

WHEREAS, the Company proposes, as soon as practicable after the Rights Offering Registration Statement (as defined herein) becomes effective, to distribute to holders of its common stock (the “Common Stock”) of record as of the close of business on the record date of the Rights Offering (the “Record Date”), non-transferable rights (the “Rights”) to subscribe for and purchase additional shares of Common Stock (the “New Shares”) at a subscription price (the “Subscription Price”) in accordance with the term sheet attached hereto as Annex A and incorporated herein by reference (such term sheet, the “Term Sheet” and such offering, the “Rights Offering”); and

WHEREAS, pursuant to the Rights Offering, stockholders of record will receive a fraction of a Right, as determined in accordance with the Term Sheet, for each share of Common Stock held by them as of the Record Date, and each whole Right will entitle the holder to purchase one New Share, at the Subscription Price (the “Basic Subscription Privilege”) and to purchase New Shares not subscribed for by other holders of rights; and

WHEREAS, the Company has requested Standby Purchaser to agree to purchase from the Company upon expiration of the Rights Offering, and Standby Purchaser is willing to so purchase, New Shares, at the Subscription Price, to the extent such New Shares are not purchased by stockholders pursuant to the exercise of Rights; and

WHEREAS, Standby Purchaser shall have the option to purchase and the Company shall sell to Standby Purchaser an additional number of shares of Common Stock, at the Subscription Price, up to such amount that will result in Standby Purchaser owning not more than twenty-five percent (25%) of the fully diluted outstanding shares of Common Stock (exclusive of stock options and unexchanged Preferred Stock (as defined herein)) after giving effect to the Rights Offering and the exercise of such option to purchase additional shares of Common Stock; and

WHEREAS, in order to further induce Standby Purchaser to enter into this Agreement, the Company has agreed to grant Standby Purchaser (including any of its permitted assignees) registration rights with respect to the Securities (as defined herein) purchased by them pursuant to this Agreement or otherwise owned by them pursuant to a registration rights agreement substantially in the form attached hereto as Annex B (the “Registration Rights Agreement”);

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1.  Certain Other Definitions.  The following terms used herein shall have the meanings set forth below:

“Additional Subscription Shares” shall have the meaning set forth in Section 3 hereof.

“Affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Basic Subscription Privilege” shall have the meaning set forth in the recitals hereof.

“Board” shall have the meaning set forth in Section 3(b) hereof.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Certificate of Designation” shall mean the Certificate of Designation governing the Preferred Stock.

“Closing” shall mean the closing of the purchases described in Section 2 hereof, which shall be held at 10:00 a.m. (New York City time) on the Closing Date at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York 10153, or such other time and place as may be agreed to by the parties hereto.

“Closing Date” shall mean the date that is three (3) Business Days after the Rights Offering Expiration Date, or such other date as may be agreed to by the parties hereto.

“Commission” shall mean the United States Securities and Exchange Commission, or any successor agency thereto.

“Common Stock” shall have the meaning set forth in the recitals hereof.

“Company” shall have the meaning set forth in the preamble hereof.

“Company Indemnified Persons” shall have the meaning set forth in Section 13(b) hereof.

“Company SEC Documents” shall have the meaning set forth in Section 4(h) hereof.

“Company Stockholder Approval” shall have the meaning set forth in Section 4(e) hereof.

“Designee” shall have the meaning set forth in Section 8 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Exercise Notice” shall have the meaning set forth in Section 3(b) hereof.

“Expenses” shall have the meaning set forth in Section 7(c) hereof.

“Indemnified Persons” shall have the meaning set forth in Section 13(b) hereof.

“Market Adverse Effect” shall have the meaning set forth in Section 9(a)(iv) hereof.

“Material Adverse Effect” shall mean a material adverse effect on the financial condition, or on the earnings, financial position, operations, assets, results of operation, business or prospects of the Company and its subsidiaries taken as a whole.

“New Shares” shall have the meaning set forth in the recitals hereof.

“Observer Rights” shall have the meaning set forth in Section 8 hereof.

“Option” shall have the meaning set forth in Section 3 hereof.

“Person” shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

“Post-Closing Calculation” shall have the meaning set forth in Section 2(c) hereof.

“Preferred Exchange” shall mean the exchange of the Preferred Stock for Common Stock in accordance with the Term Sheet.

“Preferred Exchange Registration Statement” shall mean the Company’s Registration Statement on Form S-1 under the Securities Act or such other appropriate form under the Securities Act in connection with the Preferred Exchange.

“Preferred Stock” shall mean the Company’s Series A Preferred Stock, par value $1.00 per share.

“Prospectus” shall mean a prospectus, as defined in Section 2(10) of the Securities Act, that meets the requirements of Section 10 of the Securities Act and is current with respect to the securities covered thereby.

“Proxy Statement” shall mean a definitive proxy statement filed with the Commission relating to the Rights Offering and the transactions contemplated hereunder, together with all amendments, supplements and exhibits thereto.

“Registration Rights Agreement” shall have the meaning set forth in the recitals hereof.

“Record Date” shall have the meaning set forth in the recitals hereof.

“Representative” shall have the meaning set forth in Section 7(b) hereof.

“Rights” shall have the meaning set forth in the recitals hereof.

“Rights Offering” shall have the meaning set forth in the recitals hereof.

“Rights Offering Expiration Date” shall mean the date on which the subscription period under the Rights Offering expires.

“Rights Offering Prospectus” shall mean the final Prospectus included in the Rights Offering Registration Statement for use in connection with the issuance of the Rights.

“Rights Offering Registration Statement” shall mean the Company’s Registration Statement on Form S-1 under the Securities Act or such other appropriate form under the Securities Act, pursuant to which the Rights and underlying shares of Common Stock will be registered pursuant to the Securities Act.

“Securities” shall mean those of the New Shares, Unsubscribed Shares and Additional Subscription Shares that are purchased by Standby Purchaser pursuant to Section 2, 3 or 7(i) hereof, as the case may be.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Standby Indemnified Persons” shall have the meaning set forth in Section 13(a) hereof.

“Standby Purchaser” shall have the meaning set forth in the preamble hereof.

“Subscription Agent” shall have the meaning set forth in Section 7(a)(vii) hereof.

“Subscription Price” shall have the meaning set forth in the recitals hereof.

“Term Sheet” shall have the meaning set forth in the recitals hereof.

“Transfer” shall have the meaning set forth in Section 11(a) hereof.

“Triggering Event” shall have the meaning set forth in Section 3(b) hereof.

“Unsubscribed Shares” shall have the meaning set forth in Section 2(b) hereof.

Section 2.  Standby Purchase Commitment.

(a) Standby Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Standby Purchaser, at the Subscription Price, all of the New Shares that will be available for purchase by Standby Purchaser pursuant to its Basic Subscription Privilege.

(b) Standby Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Standby Purchaser, at the Subscription Price, any and all New Shares if and to the extent such New Shares are not purchased by the Company’s stockholders, excluding those New Shares that are purchased pursuant to the oversubscription rights of the Company’s stockholders in accordance with the Term Sheet (the “Unsubscribed Shares”).

(c) Notwithstanding anything else contained in this Agreement, Standby Purchaser shall not acquire Securities hereunder which would result in it or any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of which it is a member owning more than thirty percent (30%) of the fully diluted issued and outstanding shares of Common Stock (exclusive of stock options and unexchanged Preferred Stock) after giving effect to Standby Purchaser’s purchase of New Shares under its Basic Subscription Privilege and Unsubscribed Shares. If any shares of the Preferred Stock remain outstanding sixty (60) days after the Closing, Standby Purchaser’s ownership percentage shall be recalculated and the number of such shares of Preferred Stock, on an as converted basis, shall be included in the number of outstanding shares of Common Stock when calculating Standby Purchaser’s ownership percentage (the “Post-Closing Calculation”). If the number of shares of Common Stock Standby Purchaser purchased hereunder was reduced because it would have owned more than thirty percent (30%) of the fully diluted shares of Common Stock, as calculated above, and if the Post-Closing Calculation is performed, Standby Purchaser shall have the option for the period of ten (10) Business Days following the date of the Post-Closing Calculation to purchase an additional number of shares of Common Stock, at the Subscription Price, up to such amount that will result in Standby Purchaser and any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of which it is a member owning not more than thirty percent (30%) of the fully diluted outstanding shares of Common Stock (exclusive of stock options) after giving effect to Standby Purchaser’s purchase of New Shares under its Basic Subscription Privilege and Unsubscribed Shares.

(d) Payment of the Subscription Price for the Securities shall be made, on the Closing Date, against delivery of certificates evidencing the Securities, in United States dollars by means of certified or cashier’s checks, bank drafts, money orders or wire transfers.

Section 3.  Option.

(a) If after giving effect to Standby Purchaser’s purchase of New Shares under its Basic Subscription Privilege and Unsubscribed Shares, Standby Purchaser owns less than twenty-five percent (25%) of the fully diluted outstanding shares of Common Stock (exclusive of stock options and unexchanged Preferred Stock), Standby Purchaser shall have the option (the “Option”) to purchase an additional number of shares of Common Stock (the “Additional Subscription Shares”), at the Subscription Price, up to such amount that will result in Standby Purchaser and any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of which it is a member owning not more than twenty-five percent (25%) of the fully diluted outstanding shares of Common Stock (exclusive of stock options and unexchanged Preferred Stock) after giving effect to the Rights Offering and the exercise of the Option. Standby Purchaser shall have the right to exercise the Option at any time from the Closing through the tenth (10th) Business Days following the Closing upon delivery of written notice thereof to the Company. If the Post-Closing Calculation is performed and as a result thereof Standby Purchaser owns less than twenty-five percent (25%) of the fully diluted outstanding shares of Common Stock, as calculated above, Standby Purchaser shall have the option for the period of ten (10) Business Days following the date of the Post-Closing Calculation to purchase an additional number of shares of Common Stock, at the Subscription Price, up to such amount that will result in Standby Purchaser and any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of which it is a member owning not more than twenty-five percent (25%) of the fully diluted outstanding shares of Common Stock (exclusive of stock options) after giving effect to Standby Purchaser’s purchase of New Shares under its Basic Subscription Privilege and Unsubscribed Shares and any shares of Common Stock purchased pursuant to this Section 3.

(b) If (i) the board of directors of the Company (the “Board”) does not recommend to the stockholders of the Company the approval of this Agreement and the transactions contemplated hereunder (and prompt written notice thereof shall be given to the Standby Purchaser as provided in Section 7(a)(i)) or does recommend to the stockholders of the Company the approval of this Agreement and the transactions contemplated hereunder and later changes such recommendation and the Standby Purchaser subsequently terminates this Agreement pursuant to Section 12(b)(i) or Section 12(b)(ii), or (ii) the Standby Purchaser terminates this Agreement pursuant to Section 12(b)(i) (any such event, a “Triggering Event”), Standby Purchaser shall have the option to purchase a number of shares equal to up to 19.9% of the outstanding shares of Common Stock, at the Subscription Price, but not to exceed that number of shares that would result in Standby Purchaser and any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of which it is a member owning more than twenty-five percent (25%) of the fully diluted outstanding shares of Common Stock (exclusive of stock options) after giving effect to the exercise of such option. Standby Purchaser shall have the right to exercise such option for a period of thirty (30) calendar days following the date of a

Triggering Event upon delivery of written notice (the “Exercise Notice”) thereof to the Company. Prior to the occurrence of such a purchase, the Company shall comply with Sections 7(d) and 7(f) if it has not previously done so.

(c) If, at the time of the Triggering Event, the Company has received an Acquisition Proposal, or an Acquisition Proposal has otherwise been publicly proposed or disclosed, and if the Standby Purchaser delivers an Exercise Notice, the Company may, in the Company’s discretion, pay Standby Purchaser a fee of ten million dollars ($10,000,000) in cash within ten (10) calendar days following the delivery to the Company of the Exercise Notice rather than sell the Standby Purchaser the shares of Common Stock contemplated by Section 3(b). The term “Acquisition Proposal” means any bona fide proposal or offer, whether written or oral, (i) for a merger, consolidation, dissolution, tender offer for more than fifty percent (50%) of the Company’s equity securities, recapitalization, share exchange or other business combination involving the Company or any of its Subsidiaries, (ii) for the issuance by the Company or any of its Subsidiaries of over fifty percent (50%) of its equity securities or (iii) to acquire in any manner, directly or indirectly, over thirty-five percent (35%) of the equity securities or consolidated total assets of the Company, in each case other than the transactions contemplated by this Agreement.

(d) Notwithstanding anything to the contrary set forth in Section 3(b) or 3(c), the Company is not required to sell to the Standby Purchaser the shares of Common Stock or pay the cash fee contemplated by that Section if (i) the Company notifies the Standby Purchaser that the Company reasonably projects that it will need a liquidity infusion of $5 million or less in order to avoid significant harm to its business, (ii) within thirty (30) days after the giving of such notice the Standby Purchaser has not agreed to make an equity infusion or a loan in such amount to the Company on terms reasonably acceptable to the Company and the Standby Purchaser and (iii) Standby Purchaser terminates this Agreement pursuant to Section 12 as a result of any action taken by the Company to satisfy such liquidity need in an amount not to exceed $5,000,000.

Section 4.  Representations and Warranties of the Company.  The Company represents and warrants to Standby Purchaser as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

(b) This Agreement has been duly and validly authorized, executed and delivered by the Company and, subject to approval by the Company’s stockholders, constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) The authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, of which, (A) 9,070,425 shares are issued and outstanding, as of April 13, 2007, (B) 1,094,001 shares are reserved for issuance upon conversion of the Preferred Stock, as of the date hereof, (C) 150,000 shares are reserved for issuance upon exercise of the Company’s warrants issuable if the Company extends its $30,000,000 bridge loan facility from SOF Investments, L.P., (D) 527,650 shares are reserved for issuance upon exercise of options and other awards granted under the Company’s stock option and incentive plans, as of the date hereof, and (E) 560,747 stock appreciation rights are issued and outstanding under the Company’s incentive plans, as of the date hereof, and (ii) 5,000,000 shares of Preferred Stock, of which 160,129 shares are issued and outstanding, as of the date hereof. The number of shares of Common Stock issuable upon conversion of the Preferred Stock, upon exercise of the Company’s warrants issuable if the Company extends its bridge loan facility from SOF Investments, L.P., and upon exercise of options and other awards granted under the Company’s stock option and incentive plans is subject to adjustment in the manner specified in the Certificate of Designation, the Note Purchase Agreement dated June 29, 2006 (and the form of warrant included therein) and the stock option and incentive plans, respectively. All of the outstanding shares of Common Stock and Preferred Stock have been duly authorized, are validly issued, fully paid and nonassessable and were offered, sold and issued in compliance with all applicable federal and state securities laws and without violating any contractual obligation or any other preemptive or similar rights.

(d) At the time the Rights Offering Registration Statement becomes effective, the Rights Offering Registration Statement will comply in all material respects with the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Rights Offering Registration Statement becomes effective and at the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Rights Offering Registration Statement or the Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by Standby Purchaser for use in the Rights Offering Registration Statement or in the Prospectus.

(e) The Proxy Statement will not, on the date it is first mailed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and will not, at the time the stockholders of the Company vote at a meeting of the stockholders of the Company, to approve this Agreement and the transactions hereunder (“Company Stockholder Approval”) and an amendment to the Company’s Certificate of Incorporation providing for an increase in the number of authorized shares of Common Stock to 30,000,000, omit to state any material fact necessary to correct any statement in any earlier communication from the Company with respect to the solicitation of proxies for the Company Stockholder Approval which shall have become false or misleading in any material respect. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information furnished to the Company in writing by Standby Purchaser for inclusion or incorporation by reference in any of the foregoing documents.

(f) All of the Securities and New Shares will have been duly authorized for issuance prior to the Closing (assuming Company Stockholder Approval has been obtained) and the shares issuable upon exercise of the Option are duly authorized for issuance, and, when issued and distributed as set forth in the Prospectus, will be validly issued, fully paid and non-assessable; and none of the Securities or New Shares will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s Certificate of Incorporation, as amended, the Company’s bylaws, as amended, or any agreement or instrument to which the Company is a party or by which it is bound.

(g) The documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-1 under the Securities Act, when they become effective or at the time they are filed with the Commission, as the case may be, will comply in all material respects with the applicable provisions of the Exchange Act.

(h) Since January 1, 2005, the Company has filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it through the date hereof under the Exchange Act, or the Securities Act (all such documents, as supplemented and amended since the time of filing, collectively, the “Company SEC Documents”). The Company SEC Documents, including without limitation all financial statements and schedules included in the Company SEC Documents, at the time filed or, in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing, and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable. The audited consolidated financial statements of Company included in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and the unaudited consolidated financial statements of the Company included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, and present fairly in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

(i) Since December 31, 2006, there have not been any events, changes, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect, except as disclosed in writing by the Company to Standby Purchaser.

Section 5.  Representations and Warranties of Standby Purchaser.  Standby Purchaser represents and warrants to the Company as follows:

(a) Standby Purchaser is a partnership duly organized, validly existing and in good standing under the laws of its state of organization.

(b) This Agreement has been duly and validly authorized, executed and delivered by Standby Purchaser and constitutes a binding obligation of Standby Purchaser enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) Standby Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and is acquiring the Securities for investment for its own account, with no present intention of dividing its participation with others (other than in accordance with Sections 16 hereof) or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws.

(d) Standby Purchaser understands that: (i) other than pursuant to the Registration Rights Agreement, the resale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be sold or otherwise transferred unless (a) the Securities are sold or transferred pursuant to an effective registration statement under the Securities Act, (b) at the Company’s request, Standby Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope reasonably satisfactory to the Company’s counsel) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (c) the Securities are sold pursuant to Rule 144 promulgated under the Securities Act; (ii) any sale of such Securities made in reliance on Rule 144 under the Securities Act may be made only in accordance with the terms of such Rule; and (iii) except as set forth in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Standby Purchaser acknowledges that an appropriate restrictive legend will be placed on the certificate or certificates representing the Securities that may be issued pursuant to this Agreement.

Section 6.  Deliveries at Closing.

(a) At the Closing, the Company shall deliver to Standby Purchaser the following:

(i) A certificate or certificates representing the number of shares of Common Stock issued to Standby Purchaser pursuant to Section 2 or 3 hereof, as the case may be; and

(ii) A certificate of an officer of the Company on its behalf to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the Closing Date, with the same effect as if made on the Closing Date.

(b) At the Closing, Standby Purchaser shall deliver to the Company the following:

(i) Payment of the Subscription Price of the Securities purchased by Standby Purchaser, as set forth in Section 2(d) or 3 hereof, as the case may be; and

(ii) A certificate of Standby Purchaser to the effect that the representations and warranties of Standby Purchaser contained in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

Section 7.  Covenants.

(a) Covenants.  The Company agrees as follows between the date hereof and the Closing Date, except as otherwise contemplated hereunder:

(i) To use its reasonable best efforts to have the Board recommend to the stockholders of the Company to approve this Agreement and the transactions contemplated hereunder, it being understood that the Board will make its determination consistent with its fiduciary duties, and prompt written notice shall be given to the Standby Purchaser of any such determination not to recommend;

(ii) To as soon as reasonably practicable (A) seek Company Stockholder Approval of the Rights Offering, the transactions contemplated hereunder and an increase in the number of authorized shares of the Common Stock to 30,000,000 and (B) file with the Commission the Rights Offering Registration Statement, the Preferred Exchange Registration Statement and the Proxy Statement;

(iii) To use reasonable best efforts to cause the Rights Offering Registration Statement, the Preferred Exchange Registration Statement and any amendments thereto to become effective as promptly as possible, and to cause the Proxy Statement to be cleared by the Commission as promptly as practicable;

(iv) To use reasonable best efforts to effectuate the Rights Offering and the Preferred Exchange;

(v) As soon as reasonably practicable after the Company is advised or obtains knowledge thereof, to advise Standby Purchaser with a confirmation in writing, of (A) the time when the Rights Offering Registration Statement, the Preferred Exchange Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed, (B) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Rights Offering Registration Statement, the Preferred Exchange Registration Statement or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (C) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the New Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (D) the receipt of any comments from the Commission, and (E) any request by the Commission for any amendment to the Rights Offering Registration Statement, the Preferred Exchange Registration Statement or any amendment or supplement to the Prospectus or for additional information. The Company will use its reasonable best efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible;

(vi) To operate the Company’s business in the ordinary course of business consistent with past practice;

(vii) To notify, or to cause the subscription agent for the Rights Offering (the “Subscription Agent”) to notify Standby Purchaser, on each Friday during the exercise period of the Rights, or more frequently if reasonably requested by Standby Purchaser, of the aggregate number of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be;

(viii) Not to issue any shares of capital stock of the Company, or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for capital stock of the Company, or other agreements or rights to purchase or otherwise acquire capital stock of the Company, (A) except for shares of Common Stock issuable pursuant to the Preferred Exchange, (B) except for shares of Common Stock issuable upon exercise of stock options existing on the date hereof, (C) except for the conversion of Preferred Stock existing on the date hereof, (D) except for the warrants issuable to SOF Investments, L.P., and the Common Stock issuable upon exercise of those warrants, (E) except for equity awards to employees and directors of the Company consistent with past practices and covering not more than 185,000 shares of Common Stock and (F) except for equity awards in connection with the hiring of new personnel by the Company and covering not more than 100,000 shares of Common Stock;

(ix) Not to authorize any stock split, stock dividend, stock combination or similar transaction affecting the number of issued and outstanding shares of Common Stock;

(x) Not to declare or pay any dividends or repurchase any shares of Common Stock or Preferred Stock, except pursuant to the Preferred Exchange; and

(xi) Not to incur any indebtedness or guarantees thereof, other than borrowings in the ordinary course of business and consistent with past practice.

(b) No Shop.  Between the date hereof and the Closing Date, subject to the fiduciary duties of the Board, as determined solely by the Board acting in good faith, after receipt of the advice of the Company’s outside legal counsel, the Company shall not, and shall not permit any of its Affiliates, directors, officers, employees, representatives or agents of the Company (collectively, the “Representatives”) to, directly or indirectly, (i) discuss, knowingly encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into, any transaction involving a merger, consolidation, business combination, purchase or disposition of any material amount of the assets or any capital stock of the Company or any of its subsidiaries other than the transactions contemplated by this Agreement, the Preferred Exchange or the redemption after the Closing of the shares of Preferred Stock not exchanged pursuant to the Preferred Exchange at the price specified in the Certificate of Designation, (ii) facilitate, knowingly encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of any such alternative transaction, (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of the Company or any of its subsidiaries in connection with any such alternative transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or knowingly encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Company shall (and shall cause its Representatives to) immediately cease and cause to be terminated any existing discussions or negotiations with any Persons conducted heretofore with respect to any such alternative transaction, it being understood that, following such termination, the Board will act consistently with its fiduciary duties and the first sentence of this subsection (b).

(c) Expense Reimbursement.  The Company agrees to promptly reimburse Standby Purchaser for all of its reasonable out-of-pocket costs and expenses and reasonable attorneys’ fees (collectively, “Expenses”) incurred by Standby Purchaser in connection with this Agreement, its due diligence investigation of the Company, the drafting and negotiation of documentation in connection with the transactions contemplated hereunder and all other activities relating to the transactions contemplated hereunder upon the Company’s receipt of all reasonably requested documentation to support the incurrence by Standby Purchaser of such Expenses, provided that the Company shall not be obligated to reimburse Expenses related to due diligence in excess of $400,000.

(d) Registration Rights Agreement.  The Company and Standby Purchaser shall execute and deliver to each other and any of their permitted assignees on or prior to the Closing Date the Registration Rights Agreement.

(e) Public Statements.  Neither the Company nor Standby Purchaser shall issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party hereto, which consent shall not be unreasonably withheld or delayed, except (i) if such public announcement, statement or other disclosure is required by applicable law or applicable stock market regulations, in which case the disclosing party shall consult in advance with respect to such disclosure with the other parties to the extent reasonably practicable, or (ii) the filing of any Schedule 13D, to which a copy of this Agreement and the Registration Rights Agreement may be attached as an exhibit thereto.

(f) Rights Plan.  As soon as practicable after the date hereof, the Company shall amend the Amended and Restated Rights Agreement, dated as of February 7, 2003, between the Company and EquiServe Trust Company, N.A. to permit the acquisition by Standby Purchaser and its Affiliates of the shares of Common Stock contemplated by Sections 2 and 3 of this Agreement.

(g) Notice of Redemption.  On the Closing Date, the Company shall send a notice of redemption of the Preferred Stock pursuant to Section 3 of the Certificate of Designation.

(h) Certain Acquisitions and Sales.  Between the date hereof and the last date on which Standby Purchaser may acquire shares of Common Stock from the Company pursuant to Sections 2 and 3 of this Agreement, neither Standby Purchaser nor any of its Affiliates shall acquire any shares of Common Stock; provided, however, that the foregoing shall not restrict the acquisition of shares of Common Stock by Standby Purchaser or its Affiliates (i) from the Company pursuant to Sections 2, 3 and (i)of this Agreement or (ii) from Standby Purchaser or one or more of its Affiliates. If during such period Standby Purchaser or any of its Affiliates sells or otherwise disposes of any shares of Common Stock, other than among themselves, the 25% and 30% maximum percentage calculations in Sections 2(c), 3(a) and 3(b) hereof shall be made as if such sales or dispositions had not occurred.

(i) Additional Investment.  Subject to the satisfaction of the conditions set forth in Sections 9(a)(i) — 9(a)(iv), 9(c)(i) and 9(c)(iv) as to such shares of Common Stock issued pursuant to this Section 7(i) (or the waiver of such conditions by Standby Purchaser), at any time prior to the Closing, at the request of the Company (which request shall be made pursuant to the adoption of a resolution by the Board), Standby Purchaser will purchase, at the Subscription Price, shares of Common Stock for an aggregate purchase price not to exceed $2,000,000. The Company shall use the proceeds from such purchase by Standby Purchaser for general corporate purposes. Prior to the occurrence of such purchase, the Company shall comply with Section 7(d) if it has not previously done so. For purposes of this Section 7(i), any references to Closing Date in Sections 9(a)(i) — 9(a)(iv), 9(c)(i) and 9(c)(iv) shall be deemed to refer to the closing date of such purchase of shares of Common Stock pursuant to this Section 7(i).

Section 8.  Director and Observer Rights.

(a) The Company acknowledges and agrees that commencing on the Closing Date and for so long as Standby Purchaser and/or its Affiliates own at least ten percent (10%) of the outstanding shares of Common Stock, Standby Purchaser shall have the right to designate two Persons for election to the Board who shall be reasonably acceptable to the Board and who shall be nominated for election to the Board. During such time, the Board shall consist of not more than nine (9) members, which number shall be reduced to seven (7) upon redemption of all of the Preferred Stock not exchanged pursuant to the Preferred Exchange.

(b) The Company further acknowledges and agrees that commencing on the Closing Date and for so long as Standby Purchaser and/or its Affiliates own at least ten percent (10%) of the outstanding shares of Common Stock, Standby Purchaser shall have the right to designate one Person who is either an employee of Standby Purchaser or is otherwise reasonably acceptable to the Board (the “Designee”) to act as an observer to the Board as provided below (“Observer Rights”). During such time as Standby Purchaser has Observer Rights, the Company shall invite the Designee to attend any meetings of the Board and any committees thereof (at the same time directors are invited thereto) and provide the Designee with such materials (at the same time such materials are provided to directors) as the Company provides to directors in connection with their service on the Board and any committees thereof, provided that the Designee need not be permitted to attend (i) any portion of any such meeting or be provided with any portion of such materials to the extent that so doing would jeopardize any legal privilege, including the attorney-client privilege, and to the extent the subject of such meeting or materials is potentially adverse to Standby Purchaser and (ii) any portion of any such meeting attended only by the members of the Board in executive session. The exercise by Standby Purchaser of Observer Rights is conditioned upon the Company’s receipt of a confidentiality agreement executed by Standby Purchaser and the Designee reasonably satisfactory to the Company providing for Standby Purchaser’s and the Designee’s preservation of the confidentiality of any materials provided or information received at any meeting of the Board or any committee thereof. The Company shall promptly reimburse the Observer for all reasonable expenses incurred in connection with the Observer’s attendance at such meetings.

Section 9.  Conditions to Closing.

(a) The obligations of Standby Purchaser to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) The representations and warranties of the Company in Section 4 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made on such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date);

(ii) The Company shall have executed and delivered to Standby Purchaser a duly executed copy of the Registration Rights Agreement;

(iii) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any Material Adverse Effect and no event shall have occurred or circumstance shall exist which would reasonably likely result in a Material Adverse Effect;

(iv) As of the Closing Date, none of the following events shall have occurred and be continuing: (A) trading in the Common Stock shall have been suspended by the Commission or the American Stock Exchange or trading in securities generally on the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either such exchange or the Nasdaq National Market, (B) a banking moratorium shall have been declared either by U.S. federal or New York State authorities, or (C) there shall have occurred any material new outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis which has a material adverse effect on the U.S. financial markets (collectively, a “Market Adverse Effect”);

(v) The Company shall have sent a notification of redemption to each holder of unexchanged shares of Preferred Stock simultaneously with the Closing; and

(vi) Two (2) nominees of Standby Purchaser reasonably acceptable to the Board shall have been elected or appointed to the Board, which Board shall consist of not more than nine (9) members immediately after giving effect to such additional two (2) directors; it being understood that the Board shall be reduced to seven (7) directors following the redemption of all of the Preferred Stock not exchanged pursuant to the Preferred Exchange.

(b) The obligations of the Company to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) The representations and warranties of Standby Purchaser in Section 5 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date); and

(ii) Standby Purchaser shall have executed and delivered to the Company a duly executed copy of the Registration Rights Agreement.

(c) The obligations of each of the Company and Standby Purchaser to consummate the transactions contemplated hereunder in connection with the Rights Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) No judgment, injunction, decree or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Rights Offering or the transactions contemplated by this Agreement;

(ii) The Rights Offering Registration Statement shall have been filed with the Commission and declared effective; no stop order suspending the effectiveness of the Rights Offering Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or otherwise shall have been complied with;

(iii) The Rights Offering and the transactions contemplated hereunder shall have been approved by the affirmative vote of a majority of the shares of the Company’s securities present in person or by proxy at the meeting of stockholders and entitled to vote on the matter;

(iv) The New Shares and the Securities shall have been authorized for listing on the American Stock Exchange; and

(v) The Preferred Exchange shall be consummated simultaneously with the Closing or such other time as mutually agreed by Standby Purchaser and the Company.

Section 10.  Preferred Exchange.  The definitive terms of the Preferred Exchange are still being discussed by the Company and Standby Purchaser as of the date hereof and notwithstanding the provisions set forth herein and the Term Sheet, the Company and Standby Purchaser may determine to modify the Preferred Exchange by amending this Agreement, each such party acting reasonably in connection therewith.

Section 11.  Restrictions on Transfer.

(a) Standby Purchaser shall not, and shall ensure that its Affiliates do not, purchase, sell, transfer, assign, convey, gift, mortgage, pledge, encumber, hypothecate or otherwise dispose of, directly or indirectly (“Transfer”), any Securities; provided, however, that the foregoing shall not restrict in any manner a Transfer (i) by Standby Purchaser to one or more of its Affiliates, provided that the transferee in each case agrees to be subject to the terms of this Section 11, or (ii) to any other person in a private transaction if the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such Transfer is exempt from the registration requirements of the Securities Act or (iii) made in accordance with Rule 144 under the Securities Act, provided that the Company shall have the right to receive an opinion of legal counsel for the holder, reasonably satisfactory to the Company, to the effect that such Transfer is exempt from the registration requirements of the Securities Act, prior to the removal of the legend subject to Rule 144 or (iv) made pursuant to a registration statement declared effective by the Commission. Any purported Transfers of Securities in violation of this Section 11 shall be null and void and no right, title or interest in or to such Securities shall be Transferred to the purported transferee, buyer, donee, assignee or encumbrance holder. The Company will not give, and will not permit the Company’s transfer agent to give, any effect to such purported Transfer in its stock records.

(b) Restrictive Legends.  Standby Purchaser understands and agrees that the Securities will bear a legend substantially similar to the legend set forth below. The legend may be removed pursuant to Section 11(a)(iii) and Section 11(a)(iv) as provided above. The legend shall be removed upon the effectiveness of a registration statement filed pursuant to the Registration Rights Agreement.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED AND/OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, (B) IN A TRANSACTION WHICH

IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS PROVIDED THAT AT THE ISSUER’S REQUEST, THE TRANSFEROR THEREOF SHALL HAVE DELIVERED TO THE ISSUER AN OPINION OF COUNSEL (WHICH OPINION SHALL BE IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE ISSUER) TO THE EFFECT THAT SUCH SECURITIES MAY BE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, OR (C) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Section 12.  Termination.

(a) This Agreement may be terminated at any time prior to the Closing Date, by Standby Purchaser by written notice to the Company if there is a Material Adverse Effect or a Market Adverse Effect, in either case that is not cured within twenty-one (21) days after the occurrence thereof (the “Cure Period”), provided that the right to terminate this Agreement after the occurrence of each Material Adverse Effect or a Market Adverse Effect, which has not been cured within the Cure Period, shall expire seven (7) days after the expiration of such Cure Period.

(b) This Agreement may be terminated at any time prior to the Closing Date, by the Company on one hand or Standby Purchaser on the other hand by written notice to the other party hereto:

(i) if there is a material breach of this Agreement by the other party that is not cured within fifteen (15) days after receipt of written notice by such breaching party; or

(ii) if the Closing has not occurred on or prior to November 15, 2007, for any reason whatsoever, other than a material breach hereunder by such terminating party or failure of the closing condition specified in Section 9(a)(iv).

Section 13.  Indemnification and Contribution.

(a) In the event of any registration of any Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless Standby Purchaser and each other Person who participated in the offering of such Securities and each other Person, if any, who controls Standby Purchaser or such participating Person within the meaning of the Securities Act (all such Persons being hereinafter referred to, collectively, as the “Standby Indemnified Persons”), against any losses, claims, damages or liabilities, joint or several, to which any of the Standby Indemnified Persons may become subject (i) as a result of any breach by the Company of any of its representations or warranties contained herein or in any certificate delivered hereunder or (ii) under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (B) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Standby Indemnified Person for any reasonable legal or any other expenses reasonably incurred by such Standby Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to any Standby Indemnified Person to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Standby Indemnified Person specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Standby Indemnified Person, and shall survive the transfer of such Securities or New Shares by such Standby Indemnified Person.

(b) Standby Purchaser agrees to indemnify and hold harmless the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act (all such Persons being hereinafter referred to, collectively, as the “Company Indemnified Persons” and together with the Standby Indemnified Persons, the “Indemnified Persons”) against any losses, claims, damages or liabilities to which any of the Company Indemnified Persons may become subject (i) as a result of any breach by Standby Purchaser of any of its representations or warranties contained herein or in any certificate delivered hereunder or (ii) under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information provided in writing to the Company by Standby Purchaser specifically for use in any registration statement under which Securities are registered under the Securities Act at the request of Standby Purchaser, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person, except to the extent the indemnifying party is actually prejudiced thereby) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing, which consent shall not be unreasonably withheld or delayed. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d) (i) If the indemnification provided for in this Section 13 is unavailable to an Indemnified Person hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Person in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the Indemnified Persons, and their relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 13(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 14.  Survival.  The representations and warranties of the Company and Standby Purchaser contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.

Section 15.  Notices.   All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (i) on the date delivered if delivered by telecopy or in person, (ii) on the third (3rd) Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (iii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

(a) if to Standby Purchaser, at:

c/o Tontine Capital Management L.L.C.
55 Railroad Avenue
Greenwich, Connecticut 06830
Attention: Joseph V. Lash
Telecopy No.: (203) 769-2010

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Ted S. Waksman
Telecopy No.: (212) 310-8007

(b) if to the Company, at:

Westmoreland Coal Company
2 North Cascade Avenue, 14th Floor
Colorado Springs, Colorado 80903
Attention: Roger Wiegley
Telecopy No.: (719) 448-5824

with a copy to:

WilmerHale
1875 Pennsylvania Avenue, NW
Washington, D.C. 20006
Attention: Michael J. Levitin
Telecopy No.: (202) 663-6363

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 15. If notice is given pursuant to this Section 15 of any assignment to a permitted successor or assign of a party hereto, the notice shall be given as set forth above to such successor or permitted assign of such party.

Section 16.  Assignment.  This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns, including any person to whom Securities are transferred in accordance herewith. This Agreement, or Standby Purchaser’s obligations and rights hereunder, may be assigned, delegated or transferred, in whole or in part, by Standby Purchaser to any of its Affiliates over which Standby Purchaser or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, provided that any such assignee assumes the obligations of Standby Purchaser hereunder and agrees to be bound by the terms of this Agreement in the same manner as Standby Purchaser. Standby Purchaser or any of its Affiliates may assign, delegate or transfer, in whole or in part, its Basic Subscription Privilege to any other Affiliate or to Standby Purchaser. Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve Standby

Purchaser of its obligations hereunder if such assignee fails to perform such obligations. In addition, upon the request of Standby Purchaser, the Company and Standby Purchaser will negotiate in good faith to add one or more third parties designated by Standby Purchaser as additional purchasers of Unsubscribed Shares and to provide an option to each such additional purchaser, comparable to the Option set forth in Section 3(a), to purchase additional shares of Common Stock in an amount to be mutually agreed upon, at the Subscription Price. To the extent there are any such additional purchasers, the Company and Standby Purchaser will negotiate in good faith to amend this Agreement to add any such additional purchasers to this Agreement prior to the mailing of the Proxy Statement to the stockholders of the Company.

Section 17.  Entire Agreement.   This Agreement embodies the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein, with respect to the standby purchase commitments or the registration rights granted by the Company with respect to the Securities and the New Shares. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

Section 18.  Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

Section 19.  Severability.  If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 20.  Extension or Modification of Rights Offering.  Without the prior written consent of Standby Purchaser, the Company may (i) waive irregularities in the manner of exercise of the Rights, and (ii) waive conditions relating to the method (but not the timing) of the exercise of the Rights to the extent that such waiver does not materially adversely affect the interests of Standby Purchaser.

Section 21.  Miscellaneous.

(a) Subject to the first sentence of Section 7(b) and the Board’s fiduciary duties, the Company shall not after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to holders of Securities in this Agreement.

(b) The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(c) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

[ Remainder of this page intentionally left blank. ]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

WESTMORELAND COAL COMPANY

By:	/s/ Robert E. Killen
Name: Robert E. Killen
Title:  Director

TONTINE CAPITAL PARTNERS, L.P.

By:	TONTINE CAPITAL MANAGEMENT, L.L.C.,
its general partner

By:	/s/ Jeffrey L. Gendell
Name: Jeffrey L. Gendell

Title:	Managing Member

Annex A

WESTMORELAND COAL COMPANY

Term Sheet

Issuer:	Westmoreland Coal Company (the “Company”)

Offering Size:	Common equity rights offering of $85 million, plus the amount necessary to redeem all unexchanged shares of the Company’s Series A Preferred Stock (the “Preferred Stock”), plus the Additional Subscription Privilege, with the size to be determined by mutual agreement of Tontine Capital Partners, L.P. (“Tontine”) and the Company

Authorization:	Prior approval of the Company’s Board of Directors and subject to shareholder approval

Rights Offering:	The Company will distribute to (i) holders of its common stock and (ii) if agreed to by the Company and Tontine, holders of Preferred Stock, who have elected to exchange their shares of Preferred Stock for common stock, on an as exchanged basis (collectively, the “Eligible Participants”), at no charge, a fraction of a subscription right for each share of the Company’s common stock that Eligible Participants own (including on an as exchanged basis) as of the Record Date, with the fraction to be based on the offering size, the number of shares of common stock outstanding and the Subscription Price

Basic Subscription Privilege:	Each subscription right will entitle Eligible Participants to purchase one share of common stock, upon payment of the Subscription Price in cash

Over-subscription privilege:	Each Eligible Participant who exercises all of his rights may oversubscribe for up to all of his pro rata share of unsubscribed rights. Pro rata share will be based on each Eligible Participant’s ownership percentage of all outstanding common stock on an as exchanged basis

Launch Date:	To be determined

Record Date:	The Record Date is to be the Launch Date at 5:00 p.m. New York City time.

Expiration Date:	The rights would expire no later than 40 days after the Launch Date. Rights not exercised by the Expiration Date will be null and void

Subscription Price:	The Subscription Price shall be $18.00 per share and will be paid in cash. All payments must be cleared on or before the Expiration Date

Transferability of Rights:	The subscription rights may not be sold, transferred or assigned

Subscription Commitment:	Tontine and/or its affiliates will act as a standby purchaser in the rights offering for all of the unsubscribed shares, subject to the maximum ownership percentage described below

Additional Subscription Privilege:	Tontine shall have the option (the “Additional Subscription Privilege”) to purchase an additional number of shares, at the

Subscription Price, up to such amount that will result in Tontine owning 25% of the fully diluted shares (exclusive of stock options and any unexchanged Preferred Stock) after giving effect to the rights offering and the exercise of the Additional Subscription Privilege

Use of Proceeds:	Additional liquidity, acquisitions, project development and general corporate purposes

Maximum Ownership of Tontine:	Tontine may not acquire shares in the rights offering that would cause it to own more than 30% of the fully diluted shares (exclusive of stock options and any unexchanged Preferred Stock) after giving effect to the rights offering and the exercise of the Additional Subscription Privilege

Preferred Stock Exchange:	The exchange offer of Preferred Stock into common stock shall be at an exchange ratio to be determined

The exchange offer will expire prior to the commencement of the rights offering. Appropriate provisions will be agreed upon by the Company and Tontine to provide prompt payment to exchanging holders

Unexchanged shares of Preferred Stock will be redeemed promptly following the consummation of the rights offering

If for any reason the unexchanged shares of Preferred Stock are not redeemed within 60 days after the closing of the rights offering, the maximum ownership by Tontine of common stock set forth above under “Additional Subscription Privilege” and “Maximum Ownership of Tontine” shall be increased to reflect such shares of Preferred Stock that have remained outstanding on an as converted basis. Tontine shall have the option to purchase any such additional shares resulting from such increase, if any, in the maximum ownership calculation

Subscription Agent:	To be determined by mutual agreement of Tontine and the Company

Board of Directors:	In connection with this transaction, it is the intent of the parties to reconstitute the Board of Directors to a less costly and more efficient format at the 2007 Annual Meeting while continuing its primarily independent composition. The Board shall consist of not more than seven members, plus two directors elected by the holders of Preferred Stock until such time as the Preferred Stock has been redeemed. Tontine shall have the right to designate two of the seven members and to appoint an observer to the Board so long as it and its affiliates own 10% or more of the outstanding common stock of the Company. Tontine shall also have the right to vote all of the shares it owns in its sole discretion on all matters, including the election of directors

Registration Rights:	Upon the earlier of (i) such time as the Company is eligible to register its securities on Form S-3 and (ii) 13 months following the closing of the rights offering, Tontine shall have an evergreen shelf registration statement. Until such time and thereafter if the shelf registration is not effective, Tontine shall have demand registration rights and piggyback registration rights (other than piggyback registrations on Form S-8). Notwithstanding such registration rights, Tontine may sell Company securities only during periods when affiliates of the Company are permitted to sell such securities if Tontine has its own employees or an affiliate’s employees serving on the Board or as an observer

Other Conditions:	Satisfactory completion of due diligence, negotiation and execution of definitive documentation, amendment of the Company’s Shareholder Rights Plan to accommodate Tontine’s potential pro forma ownership after giving effect to the rights offering and the Additional Subscription Privilege, and the Preferred Stock exchange offer shall have closed

Expenses:	All of the expenses incurred by Tontine are to be reimbursed by the Company, subject only to a maximum of $400,000 for diligence-related expenses

Annex B

REGISTRATION RIGHTS AGREEMENT

Registration Rights Agreement, dated as of          , 2007, by and among Westmoreland Coal Company, a Delaware corporation (“Company”), and the stockholders signatories hereto.

WITNESSETH:

WHEREAS, this Agreement is being entered into in connection with the Standby Purchase Agreement dated as of May 2, 2007 (the “Standby Purchase Agreement”), between the Company and Tontine Capital Partners, L.P. (“Tontine”);

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

1. Definitions.  Unless otherwise defined herein, capitalized terms used herein and in the recitals above shall have the following meanings:

“Additional Holders” shall mean the Permitted Assignees of Registrable Securities who, from time to time, acquire Registrable Securities from a Holder or Holders and own Registrable Securities at the relevant time, agree to be bound by the terms hereof and become Holders for purposes of this Agreement.

“Affiliate” of a Person shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such other Person. For purposes of this definition, “control” shall mean the ability of one Person to direct the management and policies of another Person.

“Agreement” shall mean this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Closing Date” shall have the meaning assigned to such term in the Standby Purchase Agreement.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

“Common Stock” shall mean the shares of common stock, $2.50 par value per share, of Company, as adjusted to reflect any merger, consolidation, recapitalization, reclassification, split-up, stock dividend, rights offering or reverse stock split made, declared or effected with respect to the Common Stock.

“Company” shall have the meaning assigned to such term in the preamble.

“Demand Registration” shall have the meaning assigned to such term in Section 2(b) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Holder” shall mean (i) any Person who owns Registrable Securities at the relevant time and is a party to this Agreement or (ii) any Additional Holder.

“Majority Holders” shall mean Holders holding at the time, shares of Registrable Securities representing more than 50% of the then outstanding Registrable Securities.

“Permitted Assignee” shall mean (a) any Affiliate of any Holder who acquires Registrable Securities from such Holder, or its Affiliates, or (b) any other Person who acquires any Registrable Securities of any Holder or Holders who is designated as a Permitted Assignee by such Holder in a written notice to

Company; provided, however, that the rights of any Person designated as a Permitted Assignee referred to in the foregoing clause (b) shall be limited if, and to the extent, provided in such notice.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Registrable Securities” shall mean the Common Stock of Company owned by the Holders as of the date hereof or at any time in the future; and, if as a result of any reclassification, stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, sale of all or substantially all of the assets of Company or other reorganization or other transaction or event, any capital stock, evidence of indebtedness, warrants, options, rights or other securities (collectively “Other Securities”) are issued or transferred to a Holder in respect of Registrable Securities held by the Holder, references herein to Registrable Securities shall be deemed to include such Other Securities. Shares of Common Stock and Other Securities that are Registrable Securities shall cease to be Registrable Securities at such time as they become eligible for sale pursuant to Rule 144(k) under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Shelf Registration” means a registration effected pursuant to Section 2(a) hereof.

“Shelf Registration Statement” means a “shelf” registration statement of Company relating to a “shelf” offering in accordance with Rule 415 of the Securities Act, or any similar rule that may be adopted by the Commission, pursuant to the provisions of Section 2(a) hereof which covers all of the Registrable Securities held by the Holders, on an appropriate form under the Securities Act, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Standby Purchase Agreement” shall have the meaning assigned to such term in the recitals.

2. Required Registration.

(a) Company shall use its reasonable best efforts to cause a Shelf Registration Statement to be filed and declared effective by the Commission as soon as practicable following the earlier of (i) such time as the Company is eligible to register its securities on Form S-3 and (ii) thirteen (13) months following the closing of the Closing Date. Each Holder as to which any Shelf Registration is being effected agrees to furnish to Company all information with respect to such Holder necessary to make any information previously furnished to Company by such Holder not misleading. Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective for as long as any Holder holds Registrable Securities. Company further agrees, if necessary, to promptly supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and Company agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the Commission.

(b) At any time following the Closing Date when the Shelf Registration Statement covering all Registrable Securities is not effective and after receipt of a written request from the Holders of Registrable Securities requesting that Company effect a registration under the Securities Act covering at least 10% of the Registrable Securities outstanding as of the Closing Date (a “‘Demand Registration”), and specifying the intended method or methods of disposition thereof, Company shall promptly notify all Holders in writing of the receipt of such request and each such Holder, in lieu of exercising its rights under Section 3 may elect (by written notice sent to Company within 10 Business Days from the date of such Holder’s receipt of the aforementioned Company’s notice) to have Registrable Securities included in such Demand Registration thereof pursuant to this Section 2(b). Thereupon Company shall, as expeditiously as is possible, use its reasonable best efforts to effect the registration under the Securities Act of all shares of Registrable Securities which Company has been so requested to register by such Holders for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered; provided, however, that Company shall not be required to effect more than two (2) registrations of any Registrable Securities pursuant to this Section 2, unless Company shall be eligible at any time to file a registration statement on Form S-3 (or other comparable short form) under the Securities Act, in which event there shall be no limit on the number of such registrations pursuant to this Section 2.

(c) A registration will not count as a Demand Registration until it has become effective (unless the requesting Holders withdraw all their Registrable Securities and Company has performed its obligations hereunder in all material respects, in which case such demand will count as a Demand Registration unless the requesting Holders pay all registration expense in connection with such withdrawn registration); provided, however, that if, after it has become effective, an offering of Registrable Securities pursuant to a registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court or is withdrawn because of any development affecting Company, such registration will be deemed not to have been effected and will not count as a Demand Registration.

(d) If the managing underwriter of a Demand Registration shall advise Company in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the Demand Registration would materially and adversely affect the distribution of such Registrable Securities, then all selling Holders shall reduce the amount of Registrable Securities each intended to distribute through such offering on a pro-rata basis.

3. Incidental Registration.  If Company at any time proposes to file on its behalf and/or on behalf of any of its security holders (the “demanding security holders”) a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of Company pursuant to any employee benefit plan, respectively) for the general registration of securities, it will give written notice to all Holders at least 20 days before the initial filing with the Commission of such registration statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by Company. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as such Holders may request.

Each Holder desiring to have Registrable Securities registered under this Section 3 shall advise Company in writing within ten (10) Business Days after the date of receipt of such offer from Company, setting forth the amount of such Registrable Securities for which registration is requested. Company shall thereupon include in such filing the number of shares of Registrable Securities for which registration is so requested, subject to the next sentence, and shall use its reasonable best efforts to effect registration under the Securities Act of such shares. If the managing underwriter of a proposed public offering shall advise Company in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by Company or such demanding security holder would materially and adversely affect the distribution of such securities by Company or such demanding security holder, then all selling security holders (including the demanding security holder who initially requested such registration) shall reduce the amount of securities each intended to distribute through such offering on a pro-rata basis. Except as otherwise provided in Section 5, all expenses of such registration shall be borne by Company.

4. Registration Procedures.  If Company is required by the provisions of Section 2 or 3 to use its reasonable best efforts to effect the registration of any of its securities under the Securities Act, Company will, as expeditiously as possible:

(a) prepare and file with the Commission a registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof, but not to exceed one hundred eighty (180) days (other than the Shelf Registration Statement which shall be kept effective for such period as provided in Section 2(a));

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of one hundred eighty (180) days (other than the Shelf Registration Statement which shall be kept effective for such period as provided in Section 2(a));

(c) furnish to such selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

(d) use its reasonable best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States as each holder of such securities shall request (provided, however, that Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such registration statement;

(e) promptly notify each Holder whose Registrable Securities are intended to be covered by such registration statement and each underwriter and, if requested by any such Person, confirm such notice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, (iii) any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information; and (iv) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as reasonably practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the time period during which such registration statement is required to remain effective shall be extended for the time period during which such prospectus is so suspended;

(f) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 2, on the date that such shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Securities becomes effective, (1) an opinion, dated such date, of the independent counsel representing Company for the purposes of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request, in customary form and covering matters of the type customarily covered in such legal opinions; and (2) a comfort letter dated such date, from the independent certified public accountants of Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holder making such request and, if such accountants refuse to deliver such letter to such Holder, then to Company, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or such Holder shall reasonably request. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as such Holders may reasonably request. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Holders of a majority of the Registrable Securities being so registered may reasonably request;

(g) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities; and

(h) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month of the Company’s fiscal quarter commencing after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

It shall be a condition precedent to the obligation of Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of any Holder that such Holder shall furnish to Company such information regarding the securities held by such Holder and the intended method of disposition thereof as Company shall reasonably request and as shall be required in connection with the action taken by Company.

Each Holder agrees that, upon receipt of any notice from Company of the happening of any event of the kind described in Section 4(e)(iv), such Holder shall immediately discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(e)(iv).

5. Expenses.  All expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with any stock exchange), printing expenses, fees and disbursements of counsel for Company, the reasonable fees and reasonable expenses of one counsel for the selling security holders (selected by those holding a majority of the shares being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section 4(d), shall be paid by Company, except that:

(a) all such expenses in connection with any amendment or supplement to the registration statement or prospectus filed more than one hundred eighty (180) days after the effective date of such registration statement because any Holder has not effected the disposition of the securities requested to be registered shall be paid by such Holder, other than with respect to the Shelf Registration; and

(b) Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by such Holder.

6. Indemnification and Contribution.

(a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Company shall indemnify and hold harmless to the fullest extent permitted by law the Holder of such Registrable Securities, such Holder’s directors and officers, and each other person (including each underwriter) who participated in the offering of such Registrable Securities and each other person, if any, who controls such Holder or such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Holder or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such Holder or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to Company by such Holder specifically for use therein or (in the case of any registration pursuant to Section 2) so furnished for such purposes by any underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or such director, officer or participating person or controlling person, and shall survive the transfer of such securities by such Holder.

(b) Each Holder, by acceptance hereof, agrees to indemnify and hold harmless to the fullest extent permitted by law Company, its directors and officers and each other person, if any, who controls Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information provided in writing to Company by such Holder specifically for use in the following documents and contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto. Notwithstanding the provisions of this paragraph (b) or paragraph (d) below, no Holder shall be required to indemnify any person pursuant to this Section 6 or to contribute pursuant to paragraph (d) below in an amount in excess of the amount of the aggregate net proceeds received by such Holder in connection with any such registration under the Securities Act.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person, except to the extent the indemnifying party is actually prejudiced thereby) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing, which consent shall not be unreasonably withheld or delayed. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d) If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7. Certain Limitations on Registration Rights.  Notwithstanding the other provisions of this Agreement:

(a) Company shall not be obligated to register the Registrable Securities of any Holder if, in the opinion of counsel to Company reasonably satisfactory to the Holder and its counsel (or, if the Holder has engaged an investment banking firm, to such investment banking firm and its counsel), the sale or other disposition of such Holder’s Registrable Securities, in the manner proposed by such Holder (or by such investment banking firm), may be effected without registering such Registrable Securities under the Securities Act.

(b) Company shall not be obligated to register the Registrable Securities of any Holder pursuant to Section 2 if Company has had a registration statement, under which such Holder had a right to have its Registrable Securities included pursuant to Section 2 or 3, declared effective within six (6) months prior to the date of the request pursuant to Section 2; provided, however, that if any Holder elected to have shares of its Registrable Securities included under such registration statement but some or all of such shares were excluded pursuant to the penultimate sentence of Section 3, then such six (6) month period shall be reduced to three (3) months.

(c) Company shall have the right to delay the filing or effectiveness of a registration statement required pursuant to Section 2 hereof during one or more periods aggregating not more than ninety (90) days in any twelve (12) month period in the event that (i) Company would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of Company’s board of directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect Company.

(d) In the event that, in the judgment of Company, it is advisable to suspend use of a prospectus included in a registration statement filed pursuant to this Agreement, due to pending material developments or other events that have not yet been publicly disclosed and as to which (i) Company would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of Company’s board of directors, there is a reasonable likelihood that such disclosure would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect Company, then Company shall notify all Holders to such effect, and, upon receipt of such notice, each such Holder shall immediately discontinue any sales of Registrable Securities pursuant to such registration statement until such Holder has received copies of a supplemented or amended prospectus or until such Holder is advised in writing by Company that the then current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. Notwithstanding anything to the contrary herein, Company shall not exercise its rights under this Section 7(d) to suspend sales of Registrable Securities for a period or periods aggregating more than ninety (90) days in any twelve (12) month period.

(e) If an employee of Tontine or an employee of an Affiliate of Tontine (other than Company) serves as a member of, or observer to, Company’s board of directors, Tontine and its Affiliates shall not be permitted to sell any Registrable Securities during such periods that Company has sent written notice to Tontine and written or electronic notice to Company’s Affiliates and directors prohibiting them from selling securities of Company due to material non-public information being available to such parties. Any registration statement in effect during any such “blackout” period which was filed pursuant to Section 2 hereof shall be extended for such number of days as Tontine and its Affiliates are not permitted to sell Registrable Securities pursuant to this Section 7(e).

(f) If at any time the Commission takes the position that some or all of the Registrable Securities may not be included in a registration statement because (i) the inclusion of such Registrable Securities violates the provisions of Rule 415 under the Securities Act as a result of the number of shares included in such registration statement, (ii) the Registrable Securities cannot be sold as an “at the market offering,” and/or (iii) the Registrable Securities may not be sold on a delayed or continuous basis under Rule 415, the Company shall (A) remove from the registration statement such portion of the Registrable Securities and/or (B) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Commission may require to assure the Company’s compliance with the requirements of Rule 415.

8. Selection of Managing Underwriters.  The managing underwriter or underwriters for any offering of Registrable Securities to be registered pursuant to Section 2 shall be selected by the Holders of a majority of the Registrable Securities being so registered and shall be reasonably acceptable to Company.

9. Interpretive Matters.  Unless otherwise expressly provided or the context otherwise requires, for purposes of this Agreement the following rules of interpretation apply:

(a) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day.

(b) Any reference in this Agreement to gender includes all genders, and words imparting the singular number also include the plural and vice versa.

(c) All references in this Agreement to any “Article,” or “Section,” are to the corresponding Article or Section of this Agreement.

(d) The words “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(e) The word “including” or any variation thereof means “including, but not limited to,” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it.

10. Miscellaneous.

(a) No Inconsistent Agreements.  Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.

(b) Remedies.  Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

(c) Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given unless Company has obtained the written consent of the Majority Holders.

(d) Notice Generally.  All notices, demands, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (i) on the date delivered if delivered by telecopy or in person, (ii) on the third (3rd) Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (iii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

(i) If to any Holder, at its last known address appearing on the books of Company maintained for such purpose.

(ii) If to Company, at:

Westmoreland Coal Company
2 North Cascade Avenue, 14th Floor
Colorado Springs, Colorado 80903
Attention: [Roger Wiegley]
Telecopy No.: [(719) 448-5824]

With a copy to:

WilmerHale
1875 Pennsylvania Avenue NW
Washington, DC 20006
Attention: Michael J. Levitin
Telecopy No.: (202) 663-6363

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three Business Days after the same shall have been deposited in the United States mail.

(e) Rule 144.  So long as Company is subject to the reporting requirements under the Exchange Act, it shall comply with such requirements so as to permit sales of Registrable Securities by the holders thereof pursuant to Rule 144 under the Securities Act.

(f) Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto including any person to whom Registrable Securities are transferred and becomes an Additional Holder in accordance with this Agreement.

(g) Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law; Jurisdiction; Jury Waiver.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof. Each of the parties hereby submits to personal jurisdiction and waives any objection as to venue in the County of New York, State of New York. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with Section 10(d) hereof. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights hereunder.

(i) Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(j) Entire Agreement.  This Agreement represents the complete agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

(k) Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(l) Termination.  Company’s obligations under this Agreement shall cease with respect to any Person when such Person ceases to be a Holder. Notwithstanding the foregoing, Company’s obligations under Section 5 and Section 6 shall survive in accordance with their terms.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WESTMORELAND COAL COMPANY

By:
Name:

Title:

Signature Page to Registration Rights Agreement

TONTINE CAPITAL PARTNERS, L.P.

By:	TONTINE CAPITAL MANAGEMENT, L.L.C.,
its general partner

By:
Name: Jeffrey L. Gendell

Title:	Managing Member

[TONTINE PARTNERS, L.P.

By:	TONTINE MANAGEMENT, L.L.C.,
its general partner

By:
Name: Jeffrey L. Gendell

Title:	Managing Member

TONTINE OVERSEAS ASSOCIATES, L.L.C.,
as investment manager to Tontine Overseas Fund, Ltd. and certain separately managed accounts

By:
Name: Jeffrey L. Gendell

Title:	Managing Member

TONTINE CAPITAL MANAGEMENT, L.L.C.

By:	Tontine Capital Overseas GP, L.L.C.,
its general partner

By:
Name: Jeffrey L. Gendell

Title:	Managing Member]

Jeffrey L. Gendell, as in individual]

Signature Page to Registration Rights Agreement

Appendix B

WESTMORELAND COAL COMPANY

2007 EQUITY INCENTIVE PLAN FOR EMPLOYEES AND NON-EMPLOYEE DIRECTORS

1. Purpose

The purpose of this 2007 Equity Incentive Plan for Employees and Non-Employee Directors (the “Plan”) of Westmoreland Coal Company, a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers and directors are eligible to be granted options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3. Administration and Delegation

(a) Administration by Board of Directors.  The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4. Stock Available for Awards

(a) Number of Shares.  Subject to adjustment under Section 10, Awards may be made under the Plan for up to 700,000 shares of common stock, $2.50 par value per share, of the Company (the “Common Stock”). If any Award expires; is terminated, surrendered or canceled without having been fully exercised; is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right); is settled in cash or otherwise results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock tendered to the Company by a Participant to exercise an Award shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Section 162(m) Per-Participant Limit.  The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 200,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(c) Substitute Awards.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5. Stock Options

(a) General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Westmoreland Coal Company, any of Westmoreland Coal Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price; Fair Market Value.

(1) The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) of a share of Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value of a share of Common Stock on such future date.

(2) The “Fair Market Value” of a share of Common Stock for purposes of the Plan shall be determined as follows:

(A) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) in the principal U.S. market for the Common Stock on the date of grant; or

(B) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or

(C) if the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Section 409A of the Code, except as the Board or Committee may expressly determine otherwise; or

(D) for any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly.

The Board may substitute a particular time of day or other measure of “closing sale price” or “closing bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Section 409A of the Code. The Board has sole discretion to determine the Fair Market Value for purposes of this Plan, and all Awards are conditioned on the Participants’ agreement that the Board’s determination is conclusive and binding even though others might make a different determination.

(d) Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

(e) Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f) Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing.  Unless such action is approved by the Company’s stockholders: (i) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 10) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6. Director Awards.

(a) Initial Grant.  Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, the Company shall grant to such person an Award with a value determined in a manner deemed appropriate by the Board, which may include a value determined using Black-Scholes modeling, equal to $60,000.

(b) Annual Grant.  On the date of each annual meeting of stockholders of the Company, the Company shall grant to each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, an Award with a value determined in a manner deemed appropriate by the Board, which may include a value determined using Black-Scholes modeling, equal to $30,000; provided, however, that a director shall not be eligible to receive an Award under this Section 6(b) until such director has served on the Board for at least seven months.

(c) Grant or Base Price.  The grant or base price or exercise price of an Award granted under this Section 6 shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant of the Award.

(d) Terms of Director Awards.

(1) Subject to clauses (2) and (3) below, Awards granted under this Section 6 shall vest according to the Schedule specified in the Award.

(2) Upon the occurrence of a Reorganization Event or a Change in Control Event (as such terms are defined below), Awards made to directors shall be treated in accordance with Sections 10(b) and 10(c).

(3) If a Participant’s service as a director terminates for any reason other than a Reorganization Event or a Change in Control Event, and if the Participant has served as a director for three years or more, then such Participant’s Awards shall vest and become fully exercisable on the date such Participant ceases to be a director. If a Participant’s service as a director terminates for any reason other than a Reorganization Event or a Change in Control Event, and such Participant has served as a director for less than three years, then all of the Participant’s unvested Awards shall expire on the date such Participant ceases to be a director; provided, however, that the Board may in its sole discretion provide for the vesting of any unvested Award if the Participant’s service as a director terminates by reason of death or disability.

(4) Awards granted under this Section 6 shall expire at the time specified in the relevant Award, which in the case of Options shall be the earlier of 10 years from the date of grant or three months following cessation of Board service.

(5) Awards shall contain such other terms and conditions as the Board shall determine.

(e) Board Discretion.  This Plan is not intended to limit the Board’s ability to revise the incentive compensation payable to the directors, and the Board retains the specific authority to from time to time increase or decrease the dollar values specified in Section 6(a) and Section 6(b) and to amend the terms of director Awards as set forth in Section 6(d).

7. Stock Appreciation Rights.

(a) General.  The Board may grant Awards consisting of a stock appreciation right (“SAR”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b) Grants.  SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(c) Grant or Base Price.  The grant or base price or exercise price of an SAR shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant of the SAR; provided that if the Board approves the grant of an SAR with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value of a share of Common Stock on such future date.

(d) Term.  The term of an SAR shall not be more than 10 years from the date of grant.

(e) Exercise.  SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

8. Restricted Stock; Restricted Stock Units.

(a) General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends.  Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. If any such dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

(2) Stock Certificates.  The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement.  Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

(2) Voting Rights.  A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents.  To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

9. Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

10. Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the grant or base price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, and (vii) the terms and conditions of each Award issuable under Section 6, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition.  A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards.  In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a

Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Options or other Awards and any applicable tax withholdings, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b), the Board shall not be obligated by the Plan to treat all Awards, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock Awards.  Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

(c) Change in Control Events.

(1) Definition.  A “Change in Control Event” shall mean:

(A) (I) except as provided in clause (A)(II) below, the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 20% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iii) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (C) of this definition; and provided, further, that if any person beneficially owns 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, but notwithstanding such ownership, a Change in Control Event has not occurred because the Person’s acquisition of all or a portion of such Person’s shares is or was an acquisition described in clause (i) of the preceding proviso, then the acquisition by that Person of any additional shares of Common Stock other than pursuant to a stock split, stock dividend, or other similar event shall constitute a Change in Control Event; or

(II) notwithstanding the foregoing clause (A)(I), the acquisition of 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities shall not be a Change of Control Event if the Person acquiring such interest in the Company’s outstanding securities does not thereby become an “Acquiring Person” under the terms of the Rights Agreement (defined below) in effect on the date of the shareholder approval of this Plan; provided, however, that if such Person would become an “Acquiring Person” under the terms of the Rights Agreement upon the acquisition of a specified percentage of the Outstanding Company Common Stock or the Outstanding Company Voting Securities greater than 20% (the “Modified Ownership Threshold”), then it shall be a Change of Control Event under this Plan if such Person acquires a beneficial interest in the Outstanding Company Common Stock or the Outstanding Company Voting Securities at or above the Modified Ownership Threshold, thereby making such Person an “Acquiring Person” under the terms of the Rights Agreement. The “Rights Agreement” referred to in this clause (A)(II) means the Amended and Restated Rights Agreement, dated as of February 7, 2003, between the Company and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.), as rights agent, as amended by the First Amendment to the Amended and Restated Rights Agreement, dated as of May 2, 2007.

(B) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated pursuant to the terms of the Standby Purchase Agreement, dated as of May 2, 2007 between the Company and Tontine Capital Partners, L.P. or (z) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(C) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 20% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(D) the liquidation or dissolution of the Company.

(2) Effect on Options.  Notwithstanding the provisions of Section 10(b) and irrespective of whether such an event is also a Reorganization Event, effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company. Upon the occurrence of a Change of Control Event, unless specifically provided to the contrary in the instrument evidencing any Award or any other agreement between a participant and the Company, unvested options granted to an employee or a director of the Company will automatically become vested or exercisable upon a Change of Control Event if such employee is Terminated within 12 months following such Change of Control or the director is removed from the Board within 12 months of the Change of Control, or, if a regular meeting of shareholders occurs within 12 months of the Change of Control, such director is not nominated for re-election at such meeting after he or she expresses a desire to be so nominated. For purposes of the foregoing, “Terminated” means involuntary dismissal or a material change in the employee’s level of total compensation or a material change in his or her level of responsibility which, in either such case, causes the employee to voluntarily terminate his or her employment.

(3) Effect on Restricted Stock Awards.  Notwithstanding the provisions of Section 10(b) and irrespective of whether such an event is also a Reorganization Event, effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then-outstanding shall automatically be deemed terminated or satisfied.

(4) Effect on SARs and Other Stock-Based Awards.  Upon the occurrence of a Change of Control Event, unless specifically provided to the contrary in the instrument evidencing any Award or any other agreement between a participant and the Company, unvested SARs granted to an employee or a director of the Company will automatically become vested or exercisable upon a Change of Control Event if such employee is Terminated within 12 months following such Change of Control or the director is removed from the Board within 12 months of the Change of Control, or, if a regular meeting of shareholders occurs within 12 months of the Change of Control, such director is not nominated for re-election at such meeting after he or she expresses a desire to be so nominated. For purposes of the foregoing, “Terminated” means involuntary dismissal or a material change in the employee’s level of total compensation or a material change in his or her level of responsibility which, in either such case, causes the employee to voluntarily terminate his or her employment.

The Board may specify in an Award at the time of the grant the effect of a Change in Control Event on any Other Stock-Based Award.

11. General Provisions Applicable to Awards

(a) Transferability of Awards.  Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Such written instrument may be in the form of an agreement signed by the Company and the Participant or a written confirming memorandum to the Participant from the Company. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.  The Board shall determine the effect on an Award of the disability, death, termination of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding.  The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award.  Subject to Section 5(g), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10 hereof.

(g) Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.  The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Awards.

(1) Grants.  Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 11(i) (“Performance Awards”), subject to the limit in Section 4(b) on shares covered by such grants.

(2) Committee.  Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is a “covered employee” under Section 162(m)(3) of the Code.

(3) Performance Measures.  For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following:

(A) earnings before interest, taxes, depreciation and/or amortization,

(B) earnings before operating income or profit,

(C) operating efficiencies,

(D) return on equity, assets, capital, capital employed, or investment,

(E) after tax operating income,

(F) net income,

(G) earnings or book value per share,

(H) cash flow(s),

(I) total sales or revenues or sales or revenues per employee,

(J) production (separate work units or SWUs),

(K) stock price or total stockholder return,

(L) dividends,

(M) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or

(N) except in the case of a Covered Employee, any other performance criteria established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

Such performance measures may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary, division, operating unit, or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4) Adjustments.  Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5) Other.  The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

12. Miscellaneous

(a) No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan.  The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of American Stock Exchange (“AMEX”) may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if the AMEX amends its corporate governance rules so that such rules no longer require stockholder approval of “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the AMEX rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e) Compliance with Code Section 409A.  No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(f) Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Appendix C

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF

WESTMORELAND COAL COMPANY

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

WESTMORELAND COAL COMPANY, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

1): That the Board of Directors duly adopted resolutions proposing to amend the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the vote of stockholders therefor, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that the first paragraph of Article Fourth of the Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:

FOURTH:  The aggregate number of shares of all classes of stock which the corporation has authority to issue is 35,000,000, of which (a) 5,000,000 shall be Preferred Stock of the par value of $1 per share, issuable in series, and (b) 30,000,000 shall be Common Stock of the par value of $2.50 per share.

*  * *

2): That the foregoing amendment was approved by the holders of the requisite number of shares of the Corporation in accordance with the Delaware General Corporation Law.

3): That said amendment has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, this Certificate of Amendment of Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this           day of          , 2007.

WESTMORELAND COAL COMPANY

By: _ _
Name:

Title:

C-1

		000004	000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 3, 4 and 5.

1. Election of Directors by the holders of Common Stock.									+
	For	Withhold		For	Withhold		For	Withhold
01 - Thomas J. Coffey	☐	☐	02 - Robert E. Killen	☐	☐	03 - Richard M. Klingaman	☐	☐

		For	Against	Abstain
3.	Standby Purchase Agreement and associated transactions including a Rights Offering.	☐	☐	☐

		For	Against	Abstain
4.	2007 Equity Incentive Plan.	☐	☐	☐

		For	Against	Abstain
5.	Amended Certificate of Incorporation.	☐	☐	☐

B Non-Voting Items

Comments — Please print your comments below.	Receipt of Notice
	Receipt of the Notice of Annual meeting and Proxy Statement dated June 18, 2007 are hereby acknowledged.	☐

Change of Address — Please print new address below.	Meeting Attendance
	Mark the box to the right if you plan to attend the Annual Meeting.	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

■	C 1234567890 1 U P X	J N T 0 1 2 8 8 5 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+
<STOCK#>    00P38E

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy - Westmoreland Coal Company	COMMON STOCK	+

Proxy for COMMON STOCK Only
Solicited on Behalf of the Board of Directors
Annual Meeting — July 19, 2007
The undersigned hereby constitutes and appoints Robert E. Killen, Morris W. Kegley, and Diane S. Jones and each of them, as true and lawful agents and proxies with power of substitution, to represent the undersigned and to vote all shares of Common Stock held by the undersigned at the Annual Meeting of Stockholders to be held at the Corporate Headquarters, 2 North Cascade Avenue, 14th Floor, Colorado Springs, CO 80903, on Thursday, July 19, 2007, at 8:30 a.m. (mountain time), and at any adjournments thereof, on all matters coming before said meeting as noted on the reverse side of this card.
This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, this proxy will be voted FOR the election of directors and FOR each of proposals 3 through 5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign this proxy exactly as your name appears on hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian please give your full title as such.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

■	+

		000004	000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 3, 4 and 5.

1. Election of Directors by the holders of Common Stock.									+
	For	Withhold		For	Withhold		For	Withhold
01 - Thomas J. Coffey	☐	☐	02 - Robert E. Killen	☐	☐	03 - Richard M. Klingaman	☐	☐

		For	Against	Abstain
3.	Standby Purchase Agreement and associated transactions including a Rights Offering.	☐	☐	☐

		For	Against	Abstain
4.	2007 Equity Incentive Plan.	☐	☐	☐

		For	Against	Abstain
5.	Amended Certificate of Incorporation.	☐	☐	☐

B Non-Voting Items

Comments — Please print your comments below.	Receipt of Notice
	Receipt of the Notice of Annual meeting and Proxy Statement dated June 18, 2007 are hereby acknowledged.	☐

Change of Address — Please print new address below.	Meeting Attendance
	Mark the box to the right if you plan to attend the Annual Meeting.	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

■	C 1234567890 1 U P X	J N T 0 1 2 8 8 5 2	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+
<STOCK#>    00P4DE

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Westmoreland Coal Company	401 - K PLAN COMMON STOCK	+

Proxy for 401 - K PLAN COMMON STOCK Only
Solicited on Behalf of the Board of Directors
Annual Meeting - July 19, 2007
The undersigned hereby constitutes and appoints Robert E. Killen, Morris W. Kegley, and Diane S. Jones and each of them, as true and lawful agents and proxies with power of substitution, to represent the undersigned and to vote all shares of Common Stock held by the undersigned at the Annual Meeting of Stockholders to be held at the Corporate Headquarters, 2 North Cascade Avenue, 14th Floor, Colorado Springs, CO 80903, on Thursday, July 19, 2007, at 8:30 a.m. (mountain time), and at any adjournments thereof, on all matters coming before said meeting as noted on the reverse side of this card.
This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, this proxy will be voted FOR the election of directors and FOR each of proposals 3 through 5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign this proxy exactly as your name appears on hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian please give your full title as such.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

■	+

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 3, 4 and 5.

2. Election of Directors by the holders of Depositary Shares.						+
	For	Withhold		For	Withhold
01 - Michael Armstrong	☐	☐	02 - William M. Stern	☐	☐

		For	Against	Abstain
3.	Standby Purchase Agreement and associated transactions including a Rights Offering.	☐	☐	☐

		For	Against	Abstain
4.	2007 Equity Incentive Plan.	☐	☐	☐

		For	Against	Abstain
5.	Amended Certificate of Incorporation.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign this proxy exactly as your name appears on hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian please give your full title as such.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

■	C 1234567890 1 U P X	J N T 0 1 2 8 8 5 3	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+
<STOCK#>    00P4EE

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Westmoreland Coal Company	401-K PLAN DEPOSITARY SHARES

Proxy for 401-K PLAN DEPOSITARY SHARES Only
Solicited on Behalf of the Board of Directors
Annual Meeting - July 19, 2007
The undersigned hereby constitutes and appoints Robert E. Killen, Morris W. Kegley, and Diane S. Jones and each of them, as true and lawful agents and proxies with power of substitution, to represent the undersigned and to vote all Depositary Shares of stock held by the undersigned at the Annual Meeting of Stockholders to be held at the Corporate Headquarters, 2 North Cascade Avenue, 14th Floor, Colorado Springs, CO 80903, on Thursday, July 19, 2007, at 8:30 a.m. (mountain time), and at any adjournments thereof, on all matters coming before said meeting as noted on the reverse side of this card.
This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, this proxy will be voted FOR the election of directors and FOR each of proposals 3 through 5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 3, 4 and 5.

2. Election of Directors by the holders of Depositary Shares.						+
	For	Withhold		For	Withhold
01 - Michael Armstrong	☐	☐	02 - William M. Stern	☐	☐

		For	Against	Abstain
3.	Standby Purchase Agreement and associated transactions including a Rights Offering.	☐	☐	☐

		For	Against	Abstain
4.	2007 Equity Incentive Plan.	☐	☐	☐

		For	Against	Abstain
5.	Amended Certificate of Incorporation.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign this proxy exactly as your name appears on hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian please give your full title as such.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

■	C 1234567890 1 U P X	J N T 0 1 2 8 8 5 4	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+
<STOCK#>    00P4FE

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Westmoreland Coal Company	DEPOSITARY SHARES

Proxy for DEPOSITARY SHARES Only
Solicited on Behalf of the Board of Directors
Annual Meeting - July 19, 2007
The undersigned hereby constitutes and appoints Robert E. Killen, Morris W. Kegley, and Diane S. Jones and each of them, as true and lawful agents and proxies with power of substitution, to represent the undersigned and to vote all Depositary shares of stock held by the undersigned at the Annual Meeting of Stockholders to be held at the Corporate Headquarters, 2 North Cascade Avenue, 14th Floor, Colorado Springs, CO 80903, on Thursday, July 19, 2007, at 8:30 a.m. (mountain time), and at any adjournments thereof, on all matters coming before said meeting as noted on the reverse side of this card.
This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, this proxy will be voted FOR the election of directors and FOR each of proposals 3 through 5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.